                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           ASIA FIBER HOLDINGS LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                                           75-1071589
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                             -----------------------

                           ROOM 2105, 21/F, WEST TOWER
                                 SHUN TAK CENTRE
                           200 CONNAUGHT ROAD CENTRAL
                              SHEUNG WAN, HONG KONG
                          ATTENTION: MR. LUNG PO CHING
         (NAME, ADDRESS, TELEPHONE NUMBER AND FACSIMILE NUMBER OF AGENT
                             FOR SERVICE OF PROCESS)

                             -----------------------


                        COPIES OF ALL COMMUNICATIONS TO:

                             DAVID L. FICKSMAN, ESQ.
                              SHERI M. WATTS, ESQ.
                                 LOEB & LOEB LLP
                          10100 SANTA MONICA BOULEVARD
                                   SUITE 2200
                       LOS ANGELES, CALIFORNIA 90067-4164
                            TEL: (310) 282-2350/2167
                               FAX: (310) 282-2192

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as possible after the Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

T
                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

  TITLE OF EACH CLASS                       AMOUNT               PROPOSED MAXIMUM                                  AMOUNT
     OF SECURITIES                           TO BE                OFFERING PRICE         PROPOSED MAXIMUM             OF
    TO BE REGISTERED                      REGISTERED(1)              PER UNIT        AGGREGATE OFFERING PRICE  REGISTRATION FEE(4)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock underlying the Series C         6,375,000                  .64                      $4,080,000           $376
Convertible Preferred Stock
------------------------------------------------------------------------------------------------------------------------------------

Common Stock underlying the Warrants         3,500,000(3)               .01                      $   35,000           $  4

------------------------------------------------------------------------------------------------------------------------------------

                      Total                  9,875,000(2)                -                       $4,115,000           $380
------------------------------------------------------------------------------------------------------------------------------------


(1) The shares of common stock being registered are offered by certain security holders of Asia Fiber Holdings Limited. See "Selling Security holders". Pursuant to the terms of the Preferred Stock Purchase Agreement, dated December 21, 2001, Asia Fiber is registering 200% of the shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock and exercise of certain outstanding warrants. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act") the shares of common stock offered hereby include such presently indeterminate number of shares of common stock as shall be issued by Asia Fiber in connection with the conversion and exercise of certain securities. Such number of shares is subject to adjustment and could be materially less than such estimated amount depending upon factors that cannot be predicted by Asia Fiber at this time, including, among others, the future market price of the common stock. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock issuable upon exercise of the convertible debenture or convertible preferred stock.

(2) Represents: (i) 4,937,500 shares issuable upon conversion of the Series C Convertible Preferred Stock and exercise of certain outstanding warrants, and (ii) 4,937,500 for reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the Series C Convertible Preferred Stock and exercise of certain outstanding warrants.

(3) Represents: (i) 1,750,000 shares issuable upon exercise of the Warrants, and (ii) 1,750,000 shares for reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to exercise of the Warrants.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

           The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, you may read and copy our SEC filings at the office of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        This Prospectus is only part of a Registration Statement on Form SB-2 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules to the Registration Statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the Registration Statement, including the exhibits and schedules, as described in the previous paragraph.

PROSPECTUS

                           ASIA FIBER HOLDINGS LIMITED

                        9,875,000 Shares of Common Stock

        The 9,875,000 shares of common stock par value $.01 being offered by this prospectus are being offered by the selling security holders listed on page
6. The common stock offered by this prospectus is issuable to the selling security holders upon the conversion of the Series C Convertible Preferred Stock issued to them on December 21, 2001, in a private placement relating to the sale of $2,000,000 in the principal amount of our Series C Convertible Preferred Stock and upon the conversion of warrants to purchase up to 1,750,000 shares of our common stock.

        Our common stock trades on the Over-the-Counter Bulletin Board, also called the OTCBB, under the trading symbol "AFBR". On February 9, 2002, the closing bid for our common stock as reported on the OTCBB was $.64 per share.

        This investment involves risk. See "Risk Factors" beginning on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.



        The date of this Prospectus is February __, 2002

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Risk Factors..............................................................  1
Forward-looking Statements................................................  6
Use of Proceeds...........................................................  6
Selling Security Holders..................................................  6
Plan of Distribution......................................................  7
Market Price for the Common Stock.........................................  8
Transfer Agent and Registrar..............................................  9
Dividend Policy...........................................................  9
Management................................................................  9
Description of Securities................................................. 10
Business.................................................................. 13
Management's Discussion and Analysis or Plan of Operation................. 28
Executive Compensation.................................................... 29
Certain Relationships and Related Transactions............................ 30
Security Ownership of Certain Beneficial Owners and Management............ 30
Delaware Anti-Takeover Provisions......................................... 39
Legal Proceedings......................................................... 39
Experts................................................................... 39
Legal Matters............................................................. 39
Financial Statements .....................................................F-1


                              CORPORATE INFORMATION

Our corporate offices are located at Room 2105, 21/F, West Tower, Shun Tak Centre, 200 Connaught Road Central, Sheung Wan, Hong Kong. Our telephone number at that location is 011-852-2810- 6226. The URL for our Web site is http://www.asiafiberholdings.com

                                  RISK FACTORS

        You should carefully consider the risks described below before making an investment in Asia Fiber. The risks and uncertainties described below are not the only ones facing Asia Fiber, and there may be additional risks that we do not presently know of or that we consider immaterial. All of these risks may impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

THE MARKETS FOR OUR PRODUCTS ARE CHARACTERIZED BY EVOLVING INDUSTRY STANDARDS AND NEW PRODUCT INTRODUCTIONS.

        Our success to depends, in substantial part, on the timely and successful introduction of new products and services and upgrades of current products. The success of products depends on a number of other factors including the timely introduction of such products, market acceptance and industry standards, the pricing and marketing of such products, and the availability of funding. An unanticipated change in one or more of the technologies affecting our industry could have a material adverse effect on our business, results of operations, and financial condition if we fail to respond in a timely and effective manner to such changes.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND WE MAY NOT HAVE ADEQUATE RESOURCES TO MARKET OUR PRODUCTS IN ORDER TO COMPETE SUCCESSFULLY.

        Competition in our industry is intense. We expect that we will face additional competition from existing competitors and from a number of companies that have entered or may enter our existing and future markets. Some of our current and potential competitors have greater financial (which includes the ability to provide customer financing in connection with the sale of its products), marketing and technical resources. Increased competition could result in price reductions, reduced profit margins and loss of market share, each of which could have a material adverse effect on our business, results of operations, and financial condition.

FLUCTUATIONS IN OPERATING RESULTS, GENERAL INDUSTRY, MARKET CONDITIONS AND GROWTH RATES MAY EFFECT OUR BUSINESS.

- Our results of operations for any quarter or year are not necessarily indicative of results to be expected in future periods. Our future operating results may be affected by various trends and factors that must be managed in order to achieve favorable operating results. The inability to forecast these trends and factors could have a material adverse effect on our business, results of operations, and financial condition. Our operating results have historically been and are expected to continue to be subject to quarterly and yearly fluctuations as a result of a number of factors.

        In addition, there are trends and factors beyond our control, which may affect our operations. Such potential trends and factors include:

-    adverse changes in the conditions in the specific markets for our products;

- visibility to, and the actual size and timing of, capital expenditures by our customers;

-
     inventory practices, including the timing of deployment, of our customers;

- the conditions in the broader market for our products, and the domestic or global economy generally;

-    governmental regulation.

        As a consequence, operating results for a particular period are difficult to predict. Any of the above factors could have a material adverse effect on our business, results of operations, and financial condition.

DEPENDENCE ON ECONOMIC CONDITIONS AND CONSUMER PREFERENCES MAY ADVERSELY EFFECT OUR BUSINESS

        Our business is subject to economic cycles and changing consumer preferences. As such, any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on our business, results of operations and financial condition.

IT MAY BE DIFFICULT TO SERVE US WITH LEGAL PROCESS OR ENFORCE JUDGMENTS AGAINST US OR OUR MANAGEMENT.

        All or a substantial portion of our assets are located in China. In addition, all of our directors and officers are non-residents of the United States, and all or substantial portions of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of China would enforce:

- judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or

- in original actions brought in China, liabilities against non-residents or us based upon the securities laws of the United States or any state.

FUTURE ACQUISITIONS MAY AFFECT OUR BUSINESS AND DISTRACT MANAGEMENT DUE TO DIFFICULTIES IN ASSIMILATING PERSONNEL AND OPERATIONS.

        If we acquire a company, we could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. In addition, key personnel of the acquired company may decide not to work for us.

OUR BUSINESS IS DEPENDANT ON THE AVAILABILITY OF RAW MATERIALS

        Our operations are substantially dependent on the availability of certain new materials. We currently rely on a single source for the supply of polyester chip. The effect of the loss of our such source, or a disruption of our suppliers business or a failure to meet our product needs on a timely basis would depend primarily upon the length of time necessary to find a suitable alternative source. At a minimum, temporary shortages in needed raw materials could have an adverse effect on our results of operations.

OUR STOCK PRICE IS VOLATILE

        Our common stock has experienced, and may continue to experience, substantial price volatility, particularly as a result of variations between our actual or anticipated financial results and the published expectations of analysts and as a result of announcements by our competitors and us. In addition, the stock market has experienced extreme price fluctuations that have affected the market price of many technology companies in particular and that have often been unrelated to the operating performance of these companies. A major decline in the capital markets generally, or in the market price of our securities may negatively impact our ability to make future strategic acquisitions, raise capital, issue debt, or retain employees. These factors, as well as general economic and political conditions, may in turn have a material adverse effect the market price of our common shares.

FUTURE SALES OF OUR COMMON STOCK REGISTERED FOR PUBLIC SALE BY THIS REGISTRATION STATEMENT COULD CAUSE OUR STOCK PRICE TO PLUMMET, ADVERSELY AFFECTING OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

        After this offering, approximately 35,000,000 shares of common stock shares may be sold on the public market as compared to 25,000,000 prior to this offering. If demand to purchase our shares is weak, our stock price could plummet and cause a significant loss of investment.

THE CHINESE GOVERNMENT COULD CHANGE ITS POLICIES TOWARD PRIVATE ENTERPRISE OR EVEN NATIONALIZE OR EXPROPRIATE IT, WHICH COULD RESULT IN THE TOTAL LOSS OF OUR INVESTMENT IN THAT COUNTRY.

        Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

        Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment.

IF RELATIONS BETWEEN THE UNITED STATES AND CHINA WORSEN, OUR STOCK PRICE MAY DECREASE AND WE MAY HAVE DIFFICULTY ACCESSING U.S. CAPITAL MARKETS

        At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

PRC ECONOMIC, POLITICAL AND SOCIAL CONDITIONS AS WELL AS GOVERNMENT POLICIES COULD AFFECT OUR BUSINESS.

        Substantially all of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects, including:

        - government involvement;

        - level of development;

        - growth rate;

        - control of foreign exchange; and

        - allocation of resources.

        The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

        The economy of China has experienced significant growth in the past 20 years, but growth has been uneven both geographically and among various sectors of the economy. The PRC government has implemented various measures from time to time to control the rate of economic growth. Some of these measures benefit the overall economy of China, but may have a negative effect on us. For example, our operating results and financial condition may be adversely affected by:

        - changes in the rate or method of taxation;

        - imposition of additional restrictions on currency conversion and remittances abroad;

        - reduction in tariff or quota protection and other import restrictions; and

        - state policies affecting the industries that are key consumers of polyester fiber products as well as policies affecting the polyester fiber industry.

GOVERNMENT CONTROL OF CURRENCY CONVERSION AND FUTURE MOVEMENTS IN EXCHANGE RATES MAY ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL RESULTS.

        We receive substantially all of our revenues in renminbi. A portion of such revenues will be converted into other currencies to meet our foreign currency obligations. We have insignificant foreign currency needs for debt service and for purchases of raw materials. Foreign exchange transactions, including purchases of plant and equipment which are denominated in foreign currency, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange for capital expenditures.

        Since 1994, the conversion of renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People's Bank of China, which are set daily based on the previous day's PRC interbank foreign exchange market rate and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of renminbi to U.S. dollars has generally been stable.

        Our financial condition and results of operations may also be affected by changes in the value of certain currencies other than the renminbi in which our earnings and obligations are denominated. In particular, a devaluation of the renminbi is likely to increase the portion of our cash flow required to satisfy our foreign currency-denominated obligations.

THE PRC LEGAL SYSTEM IS NOT FULLY DEVELOPED AND HAS INHERENT UNCERTAINTIES THAT COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO YOU.

        The PRC legal system is a system based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. Two examples are the promulgation of the Contract Law of the PRC to unify the various economic contract laws into a single code, which went into effect on October 1, 1999, and the Securities Law of the PRC, which went into effect on July 1, 1999. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the PRC legal system develops, changes in such laws and regulations, their interpretation or their enforcement may have a material adverse effect on our business operations.

STOCKHOLDERS MAY NOT SUCCESSFULLY ENFORCE THEIR RIGHTS UNDER THE PRC COMPANY LAW OR HONG KONG REGULATORY PROVISIONS IN THE PRC.

        The legal framework to which we are subject may be materially different from laws in the United States with respect to, for example, the protection of minority stockholders. In addition, the mechanisms for enforcement of rights under the corporate framework to which we are subject is also relatively undeveloped and untested. In China, stockholders do not have the right to sue the directors, supervisors, officers or other stockholders on behalf of the corporation to enforce a claim against such party or parties which the corporation has failed to enforce itself.

        China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and therefore recognition and enforcement in China of judgments of a court in any of these jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

OUR FUTURE SUCCESS IS DEPENDENT UPON OUR ABILITY TO RETAIN KEY MANAGEMENT.

        Our success is dependent upon the continued services, our chief Executive Officer and Chairman of the Board of Directors and upon the skills, experience and efforts of our key marketing and other management personnel. The loss of the continued services of any of these individuals could have a negative effect on our business.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE PREFERRED STOCK COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

        Our obligation to issue shares upon conversion of the Preferred Stock is essentially limitless. The following is an example of the amount shares of our common stock that is issuable, upon conversion of the Preferred Stock, based on market prices 25%, 50% and 75% below the market price, as of February 9, 2002 of $14.


                            Price        Number of shares       Percentage of
      % Below Market      Per Share          Issuable          Outstanding Stock
      --------------      ---------      ----------------      -----------------
           25%              $.40             9,000,000               20%
           50%              $.32             6,250,000               25%
           75%              $.16            12,500,000               50%



        As illustrated, the number of shares of common stock issuable upon conversion of the Preferred Stock will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE PREFERRED STOCK, AND EXERCISE OF THE WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING .

        The issuance of shares upon conversion of the Preferred Stock, and exercise of the warrants, may result in substantial dilution to the interests of other holders since the selling security holder may ultimately convert and sell the full amount issuable on conversion. Although the selling security holder may not convert their securities and/or exercise their warrants into more than 4.99% of our outstanding common stock, this restriction does not prevent the selling security holder from converting and/or exercising some of its holdings and then converting the rest of its holdings. In this way, the selling security holder could sell more than this limit while never holding more than this limit. In addition, the selling security holder may waive the 4.99% limitation upon 75 days prior written notice or upon an event of default. If this limit is waived there is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

                           FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus that are not related to historical results, including statements regarding our business strategy and objectives and future financial position, are forward-looking statements within the meaning of the federal securities laws. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, we cannot assure that they will prove to be accurate. Actual results could be substantially different from those discussed in the forward-looking statements, due to a variety of factors, including unforeseen changes in regulatory policies, competition from other similar businesses, market factors and general economic conditions. All forward-looking statements contained in this prospectus are qualified in their entirety by this statement.

                                 USE OF PROCEEDS

        We have registered these shares because of registration rights granted to the selling security holders. We will not receive any proceeds from the issuance of common stock to the selling security holders, however, we will receive the proceeds from the exercise of the warrants, when and if exercised.

                             SELLING SECURITY HOLDER

The following table sets forth certain information concerning the resale of the shares of common stock by the selling security holder. We will not receive any proceeds from the resale of the common stock by the selling security holder. We will receive proceeds from the exercise of the warrants.

Assuming all the shares registered below are sold by the selling security holder, the selling security holder will not continue to own any shares of our common stock.

        The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

        The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


------------------------------------------------------------------------------------------------------------------------------------
                   Total Shares of
                    Common Stock
                    Issuable Upon         Total          Shares of
                    Conversion of     Percentage of     Common Stock     Beneficial    Percentage of    Beneficial    Percentage of
                    the Preferred     Common Stock,     Included in      Ownership     Common Stock     Owner-ship    Common Stock
                    Stock and/or      Assuming Full      Prospectus      Before the    Owned Before     After the      Owned After
     Name            Warrants(2)      Conversion(2)        (1)           Offering       Offering        Offering       Offering
------------------------------------------------------------------------------------------------------------------------------------
 GEM Global            3,187,500          12.58%           9,875,000         --              4.99%           --              --
 Yield Fund
 Limited
------------------------------------------------------------------------------------------------------------------------------------

     (1) Because the number of shares of common stock issuable upon conversion of the preferred stock are dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling security holder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling stockholder does not believe it is a control person as defined in the Exchange Act or is required to file a Schedule 13D.

     (2) The conversion price of $.64 is calculated as 100% of the average of the three lowest closing prices of our common stock for the thirty trading days immediately prior to February 9, 2002 which is the assumed conversion date for purposes of this officer.

     (3) Includes 1,750,000 shares underlying warrants that are currently exercisable at an exercise price of $.01 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, may be deemed a control person of the shares owned by such entity.

     (4) Common stock subject to conversion of the preferred stock, or exercise of the warrants, is deemed outstanding for purposes of computing the percentage of the person holding such preferred stock, or warrants, but is not deemed outstanding for purposes of computing the percentage for any other person. Percentages based on 25,321,319 shares of common stock outstanding as of February 9, 2002.

                              PLAN OF DISTRIBUTION

        The selling security holder and any of its pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling security holders will sell any or all of the common stock in this offering. The selling security holder may use any one or more of the following methods when selling shares:

        Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account; an exchange distribution following the rules of the applicable exchange; Privately negotiated transactions; short sales or sales of shares not previously owned by the seller; Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; A combination of any such methods of sale; or any other lawful method

        Broker-dealers engaged by the selling security holders might arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling security holders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        UNDERWRITER STATUS

        Under certain circumstances, the selling security holder and any broker-dealers or agents that are involved in selling the shares may be considered "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

        Because the selling security holder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements.

        We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling security holder and its officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. The selling security holder has agreed to indemnify Asia Fiber and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

        If we are notified by the selling security holder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling security holder and the broker-dealer.

                          MARKET PRICE FOR COMMON STOCK

Our common stock began quotation on the OTCBB in August 1995 under the symbol "AFBR". The trading market is limited and sporadic and should not be deemed to constitute an established trading market. The high and low bid prices of the common stock as reported on the OTCBB for the time periods indicated are set forth on the table below. Bid prices reflect inter-dealer prices with retail mark-up, mark-down or commission and may not represent actual transactions; prices do not reflect any commission or discount.

                                                   PRICE RANGE
                                                -----------------
                                                HIGH         LOW
                                                -----      -----

        FISCAL YEAR ENDED DECEMBER 31, 2000
      .     First Quarter                       $1.70      $ .80
            Second Quarter                      $1.00      $ .45
            Third Quarter                       $ .70      $ .45
            Fourth Quarter                      $ .72      $ .18

        FISCAL YEAR ENDED DECEMBER 31, 2001
            First Quarter                       $3.60      $ .18
            Second Quarter                      $1.24      $1.73
            Third Quarter                       $1.22      $ .49
            Fourth Quarter                      $1.65      $ .61

        As of February 9, 2002, there were 25,321,319 shares of our common stock outstanding and we had approximately 1100 stockholders of record.

                          TRANSFER AGENT AND REGISTRAR

        Our transfer agent is High Country Stock Transfer Inc. located in Colorado Springs, CO.

                                 DIVIDEND POLICY

        No dividends have been declared or paid on the common stock of we since our incorporation. We are required to pay dividends on the preferred stock at a rate of two percent (2%) per annum. Such dividends may be paid in cash, common stock or Preferred Stock at the discretion of our Board of Directors.

                                   MANAGEMENT

        The following table and text sets forth the names and ages of all directors and executive officers and the key management personnel as of December 31, 2001. Our Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of stockholders. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

     NAME              AGE                   POSITION
     ----              ---                   --------
Lung Po Ching          55           Chairman of the Board and CEO

Rui Min Zhao           53           Vice Chairman of the Board and President

Feng Jie Liu           54           Chief Financial Officer and Director

Wai On Wan             28           Secretary and Director


MR. LUNG PO CHING, has been the Chairman of the Board since January 22, 2000 and was appointed Chief Executive Officer on June 1, 2000. Mr. Ching has been involved for more than 20 years in the management of production and technology of industrial enterprises in the PRC. Mr. Ching graduated from the Harbin Military and Engineering Institute in 1968 and holds the title of Senior Engineer. Mr. Ching is also the president of two US corporations, one of which is listed on Nasdaq and the other is included on the OTC Bulletin Board operated by the NASD.

MR. RUI MIN ZHAO, has been the Vice Chairman of the Board and President since January 22, 2000. Mr. Zhao is also the General Manager of Asibao. Mr. Zhao has many years of experience in the management of chemical fiber and textile enterprises. He has won several titles and awards such as the "National Medal of Outstanding Entrepreneur", the "National Model Worker of Textile Industry" and the "May First Labor Medal". Mr. Zhao graduated from the department of mechanical engineering of Harbin Industrial University in 1975.

MR. FENG JIA LIU, has been the Chief Financial Officer and a Director since January 22, 2000. Mr. Liu has over 30 years of financial management experiences. Mr. Liu graduated from Forestry Institute in Heilongjiang Province in 1967 with a concentration in financial management.

        MR. WAI ON WAN, has been the Secretary and a Director of we since January 22, 2000. Mr. Wan has been involved in corporate strategy and business development for high-tech industry. He was the Founder and Co-CEO of Iconcept.net Ltd., a company that focuses on providing web solution services to local companies. Mr. Wan graduated from Rutgers University, New Jersey in 1996 with a concentration in Finance.

                            DESCRIPTION OF SECURITIES

        As of the date of this prospectus, one authorized capital stock of our Company consisted of 75,000,000 shares $0.01 par value, per share of common stock of which 25,321,319 shares are issued and outstanding and 10,000,000 shares of preferred stock of which there are 80,000 shares of Series B preferred stock outstanding. There are approximately 1,100 shareholders of record.

        The following is a description of our securities taken from provisions of our Articles of Incorporation and by-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and by-laws as currently in effect.

COMMON STOCK

        All shares of common stock have one vote and vote together as a single class. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the Directors.

        Upon liquidation, dissolution or winding up, our assets, after the payment of our liabilities, will be distributed pro rata to the holders of the common stock. The holders of the and class B common stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.

        Holders of common stock are entitled to share equally in dividends when, as and if declared by our board of directors, out of funds legally available for the payment of dividends. We have not paid any cash dividends on the common stock, and it is unlikely that any dividends will be declared in the foreseeable future.

        The securities being offered by the selling security holder represent shares of common stock that are issuable upon the conversion of the Series C Convertible Preferred Stock and upon the exercise of warrants that we issued in a private placement on December 21, 2001.

        Each share of Preferred Stock is convertible into our common stock at a rate equal to the lower of (i) $4.00 or one hundred-twenty five percent (125%) of the average of the closing bid prices for the common stock on the OTCBB, Nasdaq SmallCap Market, Nasdaq National Market System, American Stock Exchange, or New York Stock Exchange hereinafter referred to as the "Principal Market", or if not then trading on a Principal Market, such other principal market or exchange where the common stock is listed or traded for the five (5) trading days prior to but not including the closing date of the private placement which is defined in the Convertible Preferred Stock Purchase Agreement as five (5) days after this Registration Statement is declared effective; or (ii) one hundred percent (100%) percent of the average of the three (3) lowest closing bid prices for the common stock on the Principal Market, or on any securities exchange or other securities market on which the common stock is then being listed or traded, for the thirty (30) trading days prior to but not including the date of conversion. However, the Preferred Stock may not be converted into common stock if the note holder and any affiliate would, as a result, beneficially own more than 4.99% of our issued and outstanding shares of common stock provided, however, the selling security holder may waive the 4.99% limitation upon 75 days prior written notice or upon an event of default.

WARRANTS

        Thirty-month warrants to purchase up to 1,750,000 shares of our common stock were issued to GEM Global Yield Fund Limited. The warrants were issued in connection with the Convertible Preferred Stock Purchase Agreement, dated as of December 21, 2001. The warrants are exercisable at a purchase price of $.01 per share.

REGISTRATION RIGHTS

        We agreed to file a Registration Statement to register under the Securities Act not less than 200% of the shares issuable upon exercise of the warrants and upon conversion of the Preferred Stock. We agreed to pay all expenses for registration of the securities. In addition, we agreed to comply with all necessary state securities laws so as to permit the sale of the common stock by the investors.

        We agreed to use our best efforts to cause this Registration Statement to become effective within 150 days from the execution date or December 21, 2001 of the Convertible Preferred Stock Purchase Agreement. We also agreed that, if this Registration Statement has not been declared effective by the specified date, we will pay certain liquidated damages in the amount of 4% per month or part thereof until the registration statement is declared effective.

        Pursuant to the Convertible Preferred Stock Purchase Agreement, the selling security holders may transfer the Preferred Stock warrants under certain circumstances. Such transferees may also be selling security holders under this Prospectus. One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act of 1933 to set forth the required information regarding any additional selling security holders.

SERIES C CONVERTIBLE PREFERRED STOCK

        DIVIDENDS

        The holder of the Series C Preferred Stock are entitled to receive dividends in cash or shares of common stock at the rate of two percent (2%) per annum (computed on the basis of a 360-day year) on the stated value of $100 per share of Series C Preferred Stock on and as of the most recent conversion date. The dividends on the Series C Preferred Stock are cumulative from the Issuance Date.

        CONVERSION

        The shares of Series C Preferred Stock shall be convertible into shares of common stock at the conversion price, at the option of the holder in whole or in part, at any time during the period of two and one half years commencing on December 21, 2001. Any conversion shall be for a minimum stated value of $10,000.00 of Series C Preferred Stock. Series C Preferred Stock is automatically converted into shares of common stock upon maturity on June 21, 2004.

        The conversion price for each share of Series C Preferred Stock is the lesser of (a) $4.00 or one hundred twenty-five percent (125%) of the average of the closing bid price per share of our common stock during the five (5) trading days immediately preceding the closing date of the private placement which is defined as in the Convertible Preferred Stock Purchase Agreement as five (5) days after this Registration Statement is declared effective or (b) one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of our common stock during the thirty (30) trading days immediately preceding the conversion date.

        REDEMPTION

        The shares of Series C Preferred Stock are redeemable at our sole option prior to receipt of a notice of conversion to the extent funds are legally available therefor, at any time and from time to time in whole or in part at a redemption price equal to 150% of the stated value of each share of Series C Preferred Stock being redeemed plus accrued and unpaid dividends, if any. We are not obligated to provide for redemption of the Series C Preferred Stock through a sinking fund.

        RANK

        The Series C Preferred Stock, as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up, rank (i) prior to common stock; (ii) prior to any class or series of capital stock hereafter created that, by its terms, ranks junior to the Series C Preferred Stock; (iii) junior to any class or series of capital stock hereafter created (with consent of the holders of a majority of the outstanding Series C Preferred Stock) which by its terms ranks senior to the Series Preferred Stock; and (iv) except as to dividends, pari passu with any other series of our preferred stock hereafter created which by its terms ranks on a parity with the Series C Preferred Stock.

        LIQUIDATION PREFERENCE

        If upon liquidation or winding up the assets and funds available for distribution among the holders of the Series C Preferred Stock and holders of pari passu securities there is insufficient cash to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds legally available for distribution to the Series C Preferred Stock and the pari passu securities shall be distributed ratably among such shares in proportion to the ratio that the liquidation preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

        VOTING RIGHTS

        The holders of the Series C Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporate Law, or DGCL. To the extent that under the DGCL the vote of the holders of the Series C Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock (except at otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the conversion price is calculated.

                                    BUSINESS

GENERAL

        We were incorporated in the State of Delaware in 1982 under the name Regal International, Inc., and became a separate publicly traded corporation as a result of a spin-off from Delaware International Company. The stockholders of Delaware International Company were issued one share of our common stock for each two shares of Delaware International's common stock.

        On December 7, 1994, the New York Stock Exchange suspended trading of our common stock pending delisting as we no longer met the exchanges criteria for continued listing. we decided not to contest the delisting and the common stock was delisted on February 9, 1995. Our common stock began quotations on the OTCBB in August 1995.

        On February 8, 1996, we acquired all of the issued and outstanding shares of capital stock of Acewin Profits Limited, a British Virgin Islands Corporation from China Strategic Holdings Limited, a Hong Kong company. Immediately following the acquisition of the capital stock of Acewin, and as a condition thereto, we sold and transferred all of our operating assets and real property existing as of January 31, 1996 to Regal (New) International Inc. A portion of the purchase price was paid by delivery of a promissory note dated February 13, 1996 executed by Harlequin Investment Holdings Limited in favor for the sum of US $800,000; and (ii) a promissory note dated February 13, 1996 issued by New Regal in favor of we for the sum of US $900,000. The promissory not to Harlequin bore no interest and was due and payable in one installment on February 1, 2001. The promissory note to New Regal bore interest at 9% per year and was payable in sixty (60) equal installments of principal and interest. Harlequin was at the time of this transaction the beneficial owner of approximately 55% of the then currently outstanding shares of our common stock. Subsequent to this transaction, Harlequin reduced its beneficial ownership in the company to less than 1%.

        Pursuant to a Deed of Variation dated July 27, 1998, New Regal and Harlequin, Harlequin agreed and undertook to assume all of the obligations and liabilities of New Regal under the New Regal promissory note in consideration of our agreement to release New Regal from all obligations relating to the New Regal promissory note. All other terms of the New Regal promissory note remained the same.

        During 1998, In agreement with New Regal we agreed on a revised payment schedule relating to the Harlequin promissory note. Under the revised payment schedule, the payment of several monthly installments by New Regal in 1998 and 1999 was suspended and the outstanding principal balance was revised to be settled in sixty (60) equal monthly installments commencing March 1999. The promissory note in favor of Harlequin continued to bear interest at 9% per year during the period of payment suspension in 1998 and 1999 and thereafter. Both the Harlequin promissory note and the New Regal promissory Note were assigned to China Strategic Holdings Limited in February as indicated below.

        On September 10, 1996 we acquired the entire issued share capital of Westronix Limited, for US $30 million to be satisfied by a convertible promissory note executed in favor of Horler. This Note to Horler was a US $30 million convertible Note bearing interest at 9% per year after an initial 6-month interest-free period with all principal being due and payable on September 10, 1999. On April 14, 1998, Horler agreed to reduce the interest rate on the note from 9% to 5% per year for the year ended December 31, 1997. In addition, Horler agreed that after December 31, 1998, no principal repayment on the Note would be demanded until we were financially capable of doing so. The Note was paid off in February as indicated below.

        On September 11, 1996, we sold our interest in Acewin to BTR China Holdings B.V., a Netherlands company. At that time, we had the following subsidiaries:

        - Westronix Limited - A holding company incorporated in the British Virgin Islands.

        - China Construction Holdings Limited - A company incorporated in Hong Kong, formerly known as China Construction International Group Limited.

        - Hangzhou Zhongche Huantong Development Ltd. - A Sino-foreign joint venture company located in Hangzhou, Zhejiang Province, the PRC.

        We held a 100% interest in Westronix Limited. Westronix Limited held a 100% interest in China Construction Holdings Limited that in turn held a 51% interest in Hangzhou. Hangzhou was established to develop the Hangzhou Toll Road.

        We filed an Amendment to our Certificate of Incorporation on February 8, 1999 changing our name from "Regal International, Inc." to "Asia Resources Holdings Ltd." and increasing our capital stock to 1,100,000,000 shares. On February 19, 1999, we effected a 1-for-138 reverse stock split of our common stock that resulted in approximately 597,132 shares of common stock outstanding.

        On January 22, 2000, pursuant to an Acquisition Agreement dated as of September 10, 1999 by and among, Horler, Far Beyond and the stockholders of Far Beyond, the stockholders of Far Beyond transferred all of the issued and outstanding shares of the capital stock of Far Beyond to us in exchange for 8,757,951 shares of our common stock, representing approximately 88% of our then outstanding shares of the common stock.

        Concurrently with and as a condition of the closing of the Far Beyond Acquisition Agreement, pursuant to a Disposal Agreement, we transferred to Horler the entire share capital of Westronix Limited in full and final satisfaction of their Note. Also, concurrently with and as a condition of such closing, pursuant to an Assignment Agreement, we assigned to China Strategic Holdings Limited, in settlement of all of the outstanding indebtedness we owed to China Strategic Holdings Limited, the New Regal Note and the Harlequin Note. Pursuant to the Disposal Agreement and the Assignment Agreement (but prior to giving effect to the acquisition of the Far Beyond shares) we disposed of all of its assets other than approximately $150,000 in cash or cash equivalents and all of its liabilities.

        At the closing of the Far Beyond Acquisition Agreement, our executive officers and directors resigned. Immediately following their resignations, the following persons became members of the Board of Directors: Lung Po Ching, Rui Min Zhao, Ming Xue Liu, Feng Jie Liu and Wai On Wan. Also immediately following such resignations, the Board of Directors of we elected Lung Po Ching as Chairman of the Board, Rui Min Zhao as Vice Chairman of the Board and President, Ming Xue Liu as Vice President, Feng Jie Liu as Chief Financial Officer and Wai On Wan as the Secretary of we.

        On February 28, 2001 we effectuated a 2.5:1 forward stock split of our common stock for all Stockholders of record on February 26, 2001.

        On March 14, 2000, we filed an Amendment to the Certificate of Incorporation to decrease our authorized capital stock to 40,000,000 shares (consisting of 30,000,000 shares of common stock and 10,000,000 shares of Preferred Stock) and to change our name from "Asia Resources Holdings Ltd." to "Asia Fiber Holdings Limited."

BUSINESS OPERATIONS

        Our only significant asset is our 100% equity interest in Far Beyond. Far Beyond owns a 70% equity interest in Asibao, the principal activity of which is the manufacture and sale of polyester fiber products. Asibao was established as a Sino-foreign joint venture company in the PRC between Heilongjiang Longdi Group Co. Limited, a PRC state-owned enterprise and Far Beyond on October 18, 1995 with a duration of thirty (30) years from the date of the business license. Far Beyond contributed cash in the amount of US $8.40 million in exchange for its seventy percent (70%) equity interest in Asibao and Longdi contributed its operating assets, having an aggregate fair market value of US $3.60 million in exchange for its 30% equity interest in Asibao. The registered capital of Asibao is approximately US $12 million.

        Asibao also acquired from Londgi as of January 1, 1996 other fixed assets, including production facilities, with an aggregate fair value of US $46.81 million pursuant to an agreement between Asibao and Londgi approved by the relevant governmental authorities of the PRC. Asibao has assumed substantially all of the business previously engaged in by Longdi, which business consists primarily of the production and distribution in China of polyester filament and polyester staple fiber. Polyester fiber is mainly used by the textile industry for apparel, household, industrial and other fabrics. Before the formation of Asibao, Longdi produced polyester filament and polyester staple fiber in standardized forms and as "differential" fiber with particular specifications.

        Asibao's products are primarily distributed throughout China to a diversified customer base. Currently, management of Asibao believes that demand in China for polyester filament and staple fiber exceeds the locally produced supply.

THE POLYESTER INDUSTRY

        Polyester is a synthetic polymer formed by the reaction between an organic acid (usually PTA) and organic alcohol (usually MEG). Both PTA and MEG are petrochemical derivatives. The production of polyester involves two phases:

        - PHASE ONE - The polymerization phase which leads to the formation of a viscous paste known as polyester melt.

        - PHASE TWO - The processing phase in which polyester melt if formed into a range of end products. The production process can either be continuous from the initial reactants to the end products or it can be interrupted (the batch process) by allowing the polyester melt to solidify.

        This intermediate product, known as polyester chip, reverts to polyester melt on reheating and can then be further processed.

        At the end of the processing phase, polyester can take one of the following forms: staple fiber, filament, resin or film. Polyester fiber (staple and filament) was estimated to account for approximately 70% of worldwide polyester production. It is the leading synthetic fiber in commercial production worldwide. Polyester fiber is either drawn into continuous strands known as filament or into bundles of strands which are then cut into short lengths to form staple fiber. Staple fibers more closely resembles the physical characteristics of naturally occurring fibers, such as cotton and wool. It is typically used in pure form or blended with cotton, wool, acrylic or viscose. Polyester fiber has one of the widest range of applications of any synthetic fiber.

APPLICATIONS INCLUDE:

- Apparel - Outerwear, lingerie, sweaters, socks, leisure-wear, workwear, medical staff wear

- Household - Carpet pile and backing, upholstery, household textiles, fiberfill

- Industrial - Tire cord, other rubber reinforcements, geotextiles, composites, ropes and cordage, coated fabrics, seat belts and filter media

GROWTH IN PRODUCTION

        The global polyester industry has experienced significant growth over the last decade, primarily as a result of the substitution of polyester for other synthetic and natural materials, general economic growth (especially in certain parts of the developing world), technological advancements and new applications. Processed polyester can take one of three principal forms: PET packaging resin, fiber (either polyester staple fiber or polyester filament), or film.

GEOGRAPHY OF PRODUCTION

        Most of the growth in world polyester fiber production has occurred in Asia (excluding Japan), where production has increased at an estimated compound annual growth rate of approximately 14.9%. The estimated compound annual growth in production in North America and western Europe, where the polyester industry was originally established, has generally been slower or negative in the same period. During the same period, China, the world's second largest producer of polyester fiber, had the largest absolute increase in polyester fiber production of approximately 2,215,000 tons. Absolute world polyester fiber production increased by 6,359,000 tons. This gradual shift of production base of polyester fiber has been driven by demographic and cost considerations in general and by the relocation of the textile and apparel industries to Asia in particular. Asia is already the world's largest producing region for polyester fiber and the only one which is expected to increase its market share and production over the medium and longer term.

PRODUCT PRICES AND PRODUCERS' MARGIN

        The price of polyester on the open market is dependent mainly on the level of demand for particular products relative to production capacity and the price of raw materials. There is also some variation in the price of polyester as between the major regional markets of North America, Europe and the Far East. This variation reflects the supply and demand balances within each region, the pressure on domestic suppliers from imports, and the prevalence of tariff barriers, both for polyester products and raw materials.

        Since 1996, the prices of PTA and MEG offered by international suppliers has been declining as a result of new production capacities, stagnant growth in demand for polyester products and a slump in crude oil prices. Affected by the Asian financial crisis that occurred in 1997, the prices of polyester fiber reached the cyclical bottom in mid-1998. Since then, the polyester industry has rebounded from the bottom with the recovery in economies taking place in Asia and Europe. These recoveries are positive for GDP sensitive commodity products such as polyester and textiles. However, the price for polyester fiber has dropped again since the second quarter of 2001 due to the decrease in crude oil prices.

POLYESTER INDUSTRY IN CHINA

        The five (5) major synthetic fibers produced in the PRC are polyester fiber, acrylic fiber, polyvinyl alcohol fiber, polypropylene fiber and nylon. Polyester fiber is the most important synthetic fiber produced in the PRC representing approximately 80% of the total domestic consumption of synthetic fibers.

        The textile and garments industry is a major sector in the Chinese economy, accounting for approximately 9.3% of the gross value of industrial output in 2000 (Source: Statistical Yearbook of China 2001). China has one of the lowest per capita ratios of arable land in the world, with only 0.77 hectares per capita, and as such it cannot produce all the natural fibers for the consumption by the textile industry. The synthetic fiber industry thus has a key role in sustaining China's textile output. At present, the fiber consumption in the PRC is approximately 6 kilograms per capita which is below the world's average of 7.7 kilograms per capita.

        The polyester industry in the PRC began in the 1960's, which was later than much of the developed world. Despite its late start, the PRC has since experienced a tremendous pace of development in the polyester industry. The PRC's total polyester production output of approximately 3.8 million tons placed it as the second largest producer of polyester in the world, after the United States.

        During the initial phase of development of the PRC's polyester industry, reliance was placed on domestic technology for research and development and a large number of small scale plants were constructed using the batch production method. These plants were geographically dispersed, relying on outside suppliers of chips for their raw materials and producing a relatively narrow range of products. From the mid-1970's to the mid-1980's, the PRC concentrated instead on importing technology and equipment and the construction of a few large scale complexes. Over the years, there has been rapid expansion of production capacity, mainly focused around these large scale complexes. The import of relatively new technology, processes, equipment and management systems has enabled the PRC's polyester industry to develop at a rapid pace. However, the problem remains that the industry is very fragmented with many small plants.

        China had a 21.8% world market share of polyester fiber production in 1998. In 1999 and 2000, the polyester fiber production in China increased by 28.3% and 16.7%, respectively.

        It is expected that the polyester fiber sector will ultimately benefit from China's entry into the World Trade Organization, on the back of higher exports of textile products as the present quota system is gradually phased out over the next five to six (6) years. The present tariff system on polyester fiber, will likely remain, albeit at slightly lower rates. It may take five (5) years before the average tariff of 17% falls to 9%. At the same time, a cyclical upturn in the polyester sector plus higher export demand will likely keep product products prices and margins high. Furthermore, China has raised export tax rebates on textile products from 14% to 17%, which should encourage more exports. Together with the projected growth in population and the expected improvement in the living standards in the PRC, the demand for polyester fiber will certainly increase significantly.

                 POLYESTER PRODUCTION AND CONSUMPTION IN THE PRC
                             (IN THOUSANDS OF TONS)


                Consumption               1998    1999    2000
                -----------              -----   -----   -----
                Polyester Filament       2,598   3,335   3,419

                Polyester Staple Fiber   1,754   2,033   2,542


                Production                1998    1999    2000
                -----------              -----   -----   -----
                Polyester Filament       2,276   2,931   3,152

                Polyester Staple Fiber   1,183   1,506   1,949


PRODUCTS

        Asibao currently produces two main products: polyester staple fiber and polyester filament. Asibao sells its polyester staple fiber with approximately fifty (50) different specifications under the brand name of "Yin Chau". It sells its polyester filament with approximately twenty-five (25) different specifications kinds under the brand names "Asibao," "Baiyu" and "Yinling." Asibao sells its products in over 180 factories in eighteen (18) different provinces, cities and autonomous regions in China and eighteen (18) of its products have been honored with the title of top quality product of the ministry and the province in China.

        The polyester staple fiber produced by Asibao has the characteristics of high tenacity, low elongation and high resistance of heat so that it is widely used in the textile industry. The three-dimensional crimped hollow fiber is one of the variations of staple fiber and was introduced in the 1980s. It is used mainly as an insulation and stuffing material for pillows, quilts, upholstery, ski-wear, and toys, as well as for processing suede-like woven products.

RAW MATERIALS

        The principal raw material used by Asibao is polyester chip. Approximately 85% of Asibao's total cost of sales is attributable to raw materials. Raw materials are mainly purchased from Longdi.

        Asibao is not committed to any supply agreements with suppliers. Asibao chooses its suppliers based upon the price and quality of their raw materials.

DISTRIBUTION OF PRODUCTS

        Approximately all of our sales are made to domestic customers located in Heilongjiang, Henan, Liaoning, Jilin, Shandong, Hebei, Tienjin, Shanxi, Zhejiang, Shaaxi, Jiangsu and approximately 11 other provinces or cities.

        From 1993 until the present, total export sales of we were 500 tons of its products. Demand in China for polyester staple fiber well exceeds domestic supply and we has consistently sold all of the polyester staple fiber that it has been able to produce.

        In 2000, the average prices of polyester staple fiber and polyester filament sold were approximately US $1,036 and US $1,365 per ton, respectively. The customers of we are mainly textile factories and wholesalers of polyester fiber. Our customer base is well established and approximately 75-80% of our sales are repeat orders to existing customers.

MARKETING

        Asibao conducts its marketing efforts through its sales and marketing division, comprised of approximately fifty-three (53) employees working in Liaoning, Shandong, Beijing, Tienjin, Zhejiang and Heilongjiang. Approximately thirty-one (31) of such employees are market promotion staff and after-sales technicians and are responsible for conducting market research, sales planning, marketing strategy, order consultation with customers, sales coordination and control, and payment collection.

PRICING

        Until the end of 1992, a control price for polyester products sold by Chinese producers in China was set for each calendar year by the Commodities Price Bureau in consultation with the Textile Ministry. Individual producers could apply to the Commodities Price Bureau for permission to sell specific products at higher prices, but not at lower prices.

        In 1993, the pricing system was reformed and the price of polyester staple fiber was deregulated while the price for its primary raw material, polyester chip, was based on a pre-set reference control price around which producers could adjust up or down within a range of ten percent (10%) for standard products.

        However, in 1994, the pricing system was reformed once again and now the producers themselves may determine the prices of polyester chip, as well as polyester staple fiber. In response to these changes, Asibao reviews pricing policy on a quarterly basis and adjusts prices according to such factors as changes in demand, international product prices, costs of raw materials and exchange rates. The sales prices for all orders are now determined by direct negotiations with the customers and slightly favorable terms are granted to regular customers.

COMPETITION

        In the domestic market, Asibao's main competitors are mainly large manufacturers located close to the coastal regions. Such competitors include Yizheng Chemical Fiber Company Limited, Tianjin Petrochemical Company, Liaoyaong Petrochemical Fiber Company, Shanghai Petrochemical Polyester Factory and Guangdong Zinhui Chemical Fiber Factory, among others.

        Asibao competes with domestic producers on the basis of product quality, wide variety of product specifications, delivery performance and after-sales services. Far Beyond believes that Asibao has a pricing advantage over its competitors due to a number of factors including, economies of sale, its ability to purchase cheaper raw materials through various channels and its use of the raw materials in its production of not only the polyester staple fiber, but also the polyester filament.

        Longdi owns a polyester chip plant that commenced operations in 1996 with a production capacity of 80,000 tons of polyester chip per annum. On January 10, 1996, Longdi and Asibao entered into a purchase agreement pursuant to which Longdi agreed to guarantee the supply of polyester chip to Asibao at a 5% to 10% discount to the prevailing market prices offered to other purchasers of polyester chip with a right of first refusal to Asibao.

        Far Beyond believes that product price is the major competitive advantage that Asibao has over importers of similar products. The import prices of staple fibers and filament are generally about 20% higher than those of Asibao. Presently, the domestic market in China is protected by tariffs on imported chip and staple fiber. Even if China becomes a signatory of GATT and import tariffs decrease, Far

Beyond anticipates that the PRC government will likely promulgate appropriate regulations to protect local manufacturers against overseas dumping.

RESEARCH AND DEVELOPMENT

        The research and development division for both Asibao and Longdi are centralized within the organizational structure of Longdi and is known as the research institute. The research institute originated in 1983 and provides technical expertise for the improvement of the production facilities. The research institute also provides advanced technical training for employees. Asibao shares the costs incurred for the services provided by that division.

MANAGEMENT AND EMPLOYEES

        Asibao employs approximately 1,100 employees. The number of employees, categorized by function, is approximately as follows:

     Function                                Number of Employees
     --------                                -------------------
     Production, Engineers and Technicians         1,055

     Sales and Marketing                              15

     Accounting, General and Administration           42


PROPERTIES

        As of December 31, 2001, we had no office or facility for U.S. operations. The head office and production facilities of we are located in Harbin City, the capital of the Heilongjiang province. These facilities are leased by Longdi to us pursuant to a 15-year lease, commencing January 1, 1996 at a rate of US $121,000 per year. The rental rate is adjustable, based on further mutual negotiation, every three years. The factories and office buildings cover a total area of approximately 317,000 square meters, comprising 244,000 square meters for production plants and 73,000 square meters for warehouses and offices.

        Our production facilities at present consist of a polyester staple fiber plant and polyester filament plant numbers 1 and 2. We own all plant and machinery at these factories. Long term land use rights for the land on which these facilities are situated are held by Longdi. Other supporting facilities, including a power plant and a thermo-electricity plant, are provided by Longdi at agreed rates.

        All land in the PRC is owned by the government. According to the PRC law, land may be leased (under land use rights) for certain periods of time to businesses. While Chinese law expressly protects the status and rights of Sino-foreign joint venture enterprises, including their right to use land during the term of their respective joint venture contracts, the state reserves the right, in extreme and exceptional circumstances, to terminate the joint venture and provide compensation therefor. In such an event, a joint venture's right to use land would terminate and all facilities would revert to the state in exchange for just compensation. Although management sees little risk in not having title to the land use rights, no assurances can be given that such land use rights may not be terminated by the government.

SEASONALITY

        The retailing business is seasonal in nature with a high proportion of sales and operating income generated in the months of October, November and December. Working capital requirements fluctuate during the year, increasing somewhat in mid-Summer in anticipation of the Fall merchandising season and increasing substantially prior to the Christmas season when we must carry significantly higher inventory levels.

GOVERNMENTAL REGULATION OF OUR OPERATIONS IN CHINA

        All of our subsidiary companies operate from facilities that are located in the People's Republic of China. Accordingly, our subsidiaries' operations must conform to the governmental regulations and rules of China.

        THE CHINESE LEGAL SYSTEM

        The practical effect of the People's Republic of China legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the General Corporation Laws of the several states. Similarly, the People's Republic of China accounting laws mandate accounting practices, which are not consistent with US Generally Accepted Accounting Principles. The China accounting laws require that an annual "statutory audit" be performed in accordance with People's Republic of China accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business license revocation.

        Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign- Owned Enterprises are Chinese registered companies which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Because the terms of the respective Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden applying Chinese substantive law, the Chinese minority partner in our joint venture companies will not assume a privileged position regarding such disputes. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958)." Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

        ECONOMIC REFORM ISSUES

        Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

-    We will be able to capitalize on economic reforms;

- The Chinese government will continue its pursuit of economic reform policies;

-    The economic policies, even if pursued, will be successful;

-    Economic policies will not be significantly altered from time to time; and

- Business operations in China will not become subject to the risk of nationalization.

        Negative impact upon economic reform policies or nationalization could result in a total investment loss in our common stock.

        Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

        Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Rennin, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. These measures may adversely affect our telephone communications manufacturing company's operations.

        To date reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

        CHINA'S ACCESSION INTO THE WTO

        On November 11, 2001, China signed an agreement to become a member of the World Trade Organization sometimes referred to as the WTO, the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China's membership in the WTO was effective on December 11, 2001. China has agreed upon its accession to the WTO to reduce tariffs and non-tariff barriers, remove investment restrictions, provide trading and distribution rights for foreign firms, and open various service sectors to foreign competition. China's accession to the WTO may favorably affect our business in that reduced market barriers and a more transparent investment environment will facilitate increased investment opportunities in China, while tariff rate reductions and other enhancements will enable us to develop better investment strategies and attract investment capital. In addition, the WTO's dispute settlement mechanism provides a credible and effective tool to enforce members' commercial rights. Also, with China's entry to the WTO, it is believed that the relevant laws on foreign investment in China will be amplified and will follow common practices.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of December 31, 2001 with respect to (i) the beneficial ownership of our common stock by each beneficial owner of more than 5% of the outstanding shares of common stock of we, each director, each executive officer and all of our executive officers and directors as a group, (ii) the number of shares of common stock owned by each such person and group and (iii) the percent of our common stock so owned. The percentages are based on shares outstanding.

        As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

                                              Number of Shares of Common    Percentage of Outstanding Common
Name and Address of Beneficial Owner           Stock Beneficially Owned        Stock Beneficially Owned
------------------------------------          --------------------------    ---------------------------------
Hearty Holdings Limited                           10,115,435                         39.95%
Room 2105, 21/F, West Tower, Shun Tak
Center 200 Connaught Road Central
Sheung Wan, Hong Kong

Lung Po Ching (1)                                10,115,435                         39.95%
Room 2105, 21/F, West Tower, Shun Tak
Center 200 Connaught Road Central,
Sheung Wan, Hong Kong

Well Gain Investments Limited                     1,751,950                          6.92%
Room 2103-2104
21/F Treasure Centre
42 Hung To Road
Kwun Tong, Hong Kong

NJI No. 2 Investment Fund                         4,981,085                         19.67%
6 Battery Road, No. 42-01
Singapore 049909

All Officers and Directors as a group            10,115,435                         39.95%
 (4 persons)


---------------------------

(1) Mr. Ching is the beneficial owner of these shares through his 100% ownership of Hearty Holdings Limited.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
                       OPERATIONS AND FINANCIAL CONDITION

        The following discussion should be read in conjunction with our Consolidated Financial Statements and other financial information included elsewhere herein. The financial statements of we are prepared in conformity with generally accepted accounting principles of the United States.

RESULTS OF OPERATIONS

        The following table shows the selected unaudited condensed consolidated income statement data of the Company and its subsidiaries for the three months and nine months ended September 30, 2001 and

2000. The data should be read in conjunction with our unaudited Condensed Consolidated Financial Statements and related notes thereto.

        The discussions below are presented in our primary operating currency, which is the Renminbi Yuan or "RMB". For information purposes only, the amounts may be translated into US dollars at an exchange rate of $1.00 = RMB8.28, which represents the approximate single rate of exchange as quoted by the People's Bank of China on September 30, 2001. No representation is made that RMB amounts could have been, or could be, converted into U.S. dollars at that rate or any other rate.

 (Amounts in thousands)           THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                         2001              2000                2001           2000
                                          RMB               RMB                 RMB            RMB
                                   ----------        ----------          ----------      ----------
Sales                                 111,073           156,664             303,187         415,472
Cost of sales                        (108,383)         (162,283)           (274,903)       (370,975)
                                   ----------        ----------          ----------      ----------
Gross profit/(loss)                     2,690            (5,619)             28,284          44,497
Gross profit margin (%)                   2.4              (3.6)                9.3            10.7

Income/(loss) before income taxes      (4,164)           (8,660)             10,282          25,698
Income taxes                              493               602              (1,218)         (2,129)
                                   ----------        ----------          ----------      ----------
Income/(loss)before minority
 interests                             (3,671)           (8,058)              9,064          23,569
Minority interests                        665             2,227              (4,062)         (7,879)
                                   ----------        ----------          ----------      ----------
Net income/(loss)                      (3,006)           (5,831)              5,002          15,690
                                       ======            ======              ======          ======


SALES AND GROSS PROFIT MARGIN

        Total sales for the nine months ended September 30, 2001 decreased by RMB112.3 million (US$13.6 million) or 27.0% to RMB303.2 million (US$36.6 million), compared to RMB415.5 million (US$50.2 million) for corresponding period in 2000. The decrease was mainly due to the decrease in selling price of polyester staple fiber and polyester filament by approximately 12% and 21%, respectively, because of the unfavorable market condition during the current period. In addition, sales volume decreased by approximately 8% in 2001 compared to that of the corresponding period in 2000. Gross profit margin decreased from 10.7% for the nine months ended September 30, 2000 to 9.3% for the corresponding period in 2001. The decrease in gross profit margin was mainly attributable to a decrease in the selling price of polyester staple fiber and polyester filament, which was partly offset by the decrease in purchase price of the raw materials.

        Total sales for the third quarter of 2001 decreased by RMB45.6 million (US$5.5 million) or 29.1% to RMB111.1 million (US$13.4 million), compared to RMB156.7 million (US$18.9 million) for corresponding period in 2000. The decrease was mainly due to the reasons described above. In addition, sales volume decreased by approximately 4% in the third quarter of 2001 compared to that of the corresponding period in 2000. Gross profit margin for the third quarter of 2000 was (3.6%) compared to 2.4% for the corresponding period in 2001.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

        Selling and administrative expenses decreased by RMB1.6 million (US$193,000) or 10.7% to RMB13.2 million (US$1.6 million) for the nine months ended September 30, 2001 from RMB14.8 million (US$1.8 million) for the corresponding period in 2000. The decrease was mainly due to a decrease in sales, which was partly offset by an increase in transportation costs. As a result of a decline in the polyester fiber market, we have absorbed the full transportation costs for the customers since the second half of 2001 instead of only partial costs for 2000 so as to attract customers and maintain its competitiveness.

        Selling and administrative expenses increased by RMB584,000 (US$71,000) or 13.3% to RMB5.0 million (US$602,000) for the third quarter of 2001 from RMB4.4 million (US$531,000) for the corresponding period in 2000.

FINANCIAL INCOME/(EXPENSE), NET

        Net financial expense increased by RMB784,000 (US$95,000) or 19.6% to RMB4.8 million (US$577,000) for the nine months ended September 30, 2001 from RMB4.0 million (US$483,000) for the corresponding period in 2000. The increase in net financial expense was mainly attributable to the decrease in interest income received of RMB1.1 million (US$135,000) on the amount due from Heilongjiang Longdi Group Co., Ltd., a 30% interest minority shareholder of Harbin Asibao Chemical Fiber Co. Limited ("Asibao"). The decrease in interest income was partly offset by the decrease in interest expense on short-term bank loans of RMB353, 000 (US$43,000) due to a decrease in average interest rates.

        Net financial expense for the third quarter of 2001 was RMB1,870,000 (US$226,000) compared to net financial income in RMB1.4 million (US$164,000) for the third quarter of 2000. The decrease in net financial income was mainly attributable to a decrease in interest income on the amount due from Heilongjiang Longdi Group Co., Ltd., partly offset by a decrease in interest expense as described above.

INCOME TAXES

        Through Far Beyond, we own 70% interest in Asibao, which is governed by the Income Tax Laws of the PRC. Being a Sino-foreign joint venture established in the Harbin Economic Development Zone and being awarded the status of "advanced technology enterprise", Asibao was exempted from income taxes for a period of three years commencing from its first profitable year and is entitled to a preferential income tax rate of 15% for the remaining years of the Joint Venture with a 50% reduction for three consecutive years commencing from its fourth profitable year. The years 2000 and 2001 are the fifth and sixth profitable years, respectively, and the income taxes are provided accordingly. The decrease in income taxes was due to the decrease of income/loss of Asibao for the nine months and three months ended September 30, 2001, respectively, compared to those of the corresponding periods in 2000.

MINORITY INTEREST

        Minority interest for the nine months ended September 30, 2001 was RMB4.1 million (US$491,000) compared to RMB7.9 million (US$952,000) for the corresponding period in 2000. Minority interest for the third quarter of 2001 was (RMB655, 000) (US$80,000) compared to RMB2.2 million (US$269,000) for the corresponding period in 2000. The decrease in minority interest was mainly attributable to a decrease in net income/(loss) of Asibao, one of our subsidiaries, in which HLG holds a 30% interest.

LIQUIDITY AND CAPITAL RESOURCES

        Our primary liquidity needs are to fund inventories and trade receivables and to expand business operations. We have financed our working capital requirements primarily through internally generated cash and bank borrowings.

        During the current period, through Asibao, incurred an additional net RMB50.7 million (US$6.1 million) in short-term bank borrowings to be used to support our working capital needs, and made an additional advance of RMB82.9 million (US$10 million) to the minority joint venture partner. We had a working capital surplus of approximately RMB228.9 million (US$27.6 million) as of September 30,

2001, compared to that of approximately RMB136.8 million (US$16.5 million) as of December 31, 2000. Net cash provided by operating activities for the nine months ended September 30, 2001 was approximately RMB40.6 million (US$4.9 million), as compared to RMB90.2 million (US$10.9 million) for the corresponding period in 2000. Net cash flows from our operating activities are attributable to our income and changes in operating assets and liabilities.

        There has been no other significant change in financial condition and liquidity since the fiscal year ended December 31, 2000. We believe that internally generated funds will be sufficient to satisfy its anticipated working capital needs for at least the next twelve months.

RESULTS OF OPERATIONS

        The following table shows our selected consolidated income statement data and our subsidiaries for the three fiscal years ended December 31, 1998, 1999 and 2000. The data should be read in conjunction with, and qualified in their entirety by reference to our Consolidated Financial Statements and related Notes thereto and other financial information included elsewhere therein:


Year Ended December 31,                 1998         1999         2000          2000

(In thousands)                          (RMB)        (RMB)        (RMB)         (US)
                                      --------     --------     --------     --------
Sales                                  460,448      452,218      538,493       65,093

Cost of Sales                         (375,559)    (364,174)    (459,048)     (55,490)
                                      --------     --------     --------     --------

Gross Profit                            84,889       88,044       79,445        9,603

Gross Profit Margin                       18.4%        19.5%        14.8%        14.8%

Other Income                              --            913         --           --

Selling and administrative expenses    (19,271)     (29,863)     (19,598)      (2,369)

Financial income/(expenses), net       (10,694)      (4,978)      (8,468)      (1,023)
                                      --------     --------     --------     --------

Income before income taxes              54,924       54,116       51,379        6,211

Income taxes                            (4,568)        (268)      (4,377)        (529)
                                      --------     --------     --------     --------

Income before minority interests        50,356       53,848       47,002        5,682

Minority interests                     (16,502)     (17,301)     (15,951)      (1,928)
                                      --------     --------     --------     --------

Net income                              33,854       36,547       31,051        3,754


YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999 SALES AND GROSS PROFIT MARGIN

        Total sales for the year ended December 31, 2000, increased by RMB 86.3 million (US $10.4 million) or 19.1% to RMB 538.5 million (US $65.1 million), compared to RMB 452.2 million (US $54.7 million) for the corresponding period in 1999. The total sales volume for the year ended December 31, 2000 increased by 2.7% compared to that of the corresponding period in 1999. The selling prices of polyester products for the year ended December 31, 2000 increased by 2% to 10% compared to that of the corresponding period in 1999. As a series of anti-smuggling campaign and expansionary fiscal policies were launched by the PRC government in 1999, the over-supply of polyester products in the domestic market was considerably reduced. This has resulted in a marginal increase in both the selling prices and sales volume of polyester fibers product. Moreover, the cost of petroleum, being the major raw material of all polyester products, increased during the year, which has resulted in the increase in selling prices of polyester fiber products. The increase in sales were also attributable to the increase in sales of polyester chips and sub-standard polyester products to outsiders and related companies at cost.

        The decrease in gross profit margin from 19.5% in 1999 to 14.8% in 2000 was mainly due to the increase in the cost of polyester chips by 28.5% which outweigh the marginal increase in selling prices of polyester fiber products.

OTHER INCOME

        Other income for the year ended December 31, 1999 represented cash dividend income received from the investment in the Heilongjiang Longdi Limited Liability Company.

SELLING AND ADMINISTRATIVE EXPENSES

        Selling and administrative expenses decreased by RMB 10.3 million (US $1.2 million) or 34.4% to RMB 19.6 million (US $2.4 million) in 2000 from RMB
29.9 million (US $3.6 million) in 1999. The following events attributed to the overall decrease in selling and administrative expenses:

        (a) Asibao made provision of RMB 12.1 million (US $1.5 million) in 1999 (2000: nil) on certain trade receivables recovery of which was considered by management to be doubtful.

        (b) There was a decrease in administrative expenses by RMB 2.4 million (US $290,000). Asibao incurred professional and consultancy fee for tax filing in the PRC and settled claims for damages due to sub-standard quality of product sold of approximately RMB 1.1 million (US $133,000) in 1999 (2000: nil). There was an overall decrease in salaries, office expenses, travelling and entertainment expenses as a tighter cost control system was applied in 2000.

        (c) There was an increase in commission expenses by RMB 1.5 million (US $181,000) as more salesperson met the sales budget during the year.

        (d) There was an increase in transportation expenses by RMB 1.3 million (US $157,000) as there was no discount offered by PRC railway authorities during the year while there was a charge reduction of 25-30% in 1999.

FINANCIAL INCOME/(EXPENSES), NET

        Net financial expenses increased from RMB 5.0 million (US $602,000) in 1999 to RMB 8.5 million (US $1.0 million) in 2000. The increase was mainly due to the decrease in interest income on the amount due from Longdi from RMB 8.4 million (US $1.0 million) in 1999 to RMB 2.8 million (US $338,000) in 2000.

INCOME TAXES

        It is management's intention to reinvest all the income attributable to us earned by its operations outside the United States of America (the "USA"). Accordingly, no USA corporate income taxes have been provided in these financial statements.

        Asibao is governed by the Income Tax Laws of the PRC. Being a Sino-foreign joint venture established in the Harbin Economic Development Zone and being awarded the status of "advanced technology enterprise", Asibao is exempted from income taxes for a period of two years commencing from its first profitable year and is entitled to a preferential income tax rate of 15% for the remaining years of the Joint Venture with a 50% reduction for 3 consecutive years commencing from its third profitable year. 1998 was the third profitable year and the income taxes were provided accordingly. Asibao's net income originated in the PRC.

        Under the current British Virgin Islands' Law, dividends and capital gains arising from our investments in the BVI are not subject to income taxes.

        During 1999, Asibao was successful in a claim to the local tax bureau for an additional tax-free holiday for 1998, its third profitable year. Accordingly, the preferential income tax rate of 15% for the remaining years of the Joint Venture with a 50% reduction for 3 consecutive years commenced from 1999, its fourth profitable year, under certain tax regulations for the advanced technology enterprises issued by the local government. Accordingly, the income taxes provided in 1998 were reversed in 1999. 2000 was the fifth profitable year and the income taxes were provided accordingly.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

SALES AND GROSS PROFIT MARGIN

        Total sales for the year ended December 31, 1999, decreased by RMB 8.2 million (US $992,000) or 1.8% to RMB 452.2 million (US $54.7 million), compared to RMB 460.4 million (US $55.7 million) for the corresponding period in 1998. The total sales volume for the year ended December 31, 1999 decreased by 3.4% compared to that of the corresponding period in 1998. As a series of anti-smuggling campaign and expansionary fiscal policies were launched by the PRC government during the year, the over-supply of polyester products in the domestic market was considerably reduced. This has resulted in a marginal increase in both the selling prices and sales volume of polyester fibers product, with the exception of the staple fibers. Marginal decreases in selling prices and sales volume of staple fibers were mainly due to the decreasing price of cotton during 1999, and the demand and selling price of staple fibers were vulnerable to the selling price of cotton. As the sales of staple fibers accounted for 57% of total sales in 1999, the decreasing sales of staple fibers more than offset the increasing sales of other polyester fiber products and accounted for the overall decrease in sales.

        The increase in gross profit margin from 18.4% in 1998 to 19.5% in 1999 was mainly due to the slightly increase in selling prices of polyester fiber products (except for staple fiber).

OTHER INCOME

        Other income for the year ended December 31, 1999 represented cash dividend income received from the investment in the Heilongjiang Longdi Limited Liability Company.

SELLING AND ADMINISTRATIVE EXPENSES

        Selling and administrative expenses increased by RMB 10.6 million (US $1.3 million) or 55.0% to RMB 29.9 million (US $3.6 million) in 1999 from RMB
19.3 million (US $2.3 million) in 1998. The following events occurred in 1999 that attributed to the overall increase in selling and administrative expenses:

        (a) Asibao made provision of RMB 12.1 million (US $1.5 million) in 1999 (1998: nil) on certain trade receivables recovery of which was considered by management to be doubtful.

        (b) Asibao incurred professional and consultancy fee for tax filing in the PRC and settled claims for damages due to sub-standard quality of product sold of approximately RMB 1.1 million (US $133,000) (1998:nil).

        (c) There was a decrease in transportation expenses by RMB 2.6 million (US $314,000) as a result of a 25-30% charge reduction by PRC railway authorities during 1999.

FINANCIAL INCOME/EXPENSES, NET

        Net financial expenses decreased by RMB 5.7 million (US $691,000) or 53.5% to RMB 5.0 million (US $602,000) in 1999 from RMB 10.7 million (US $1.3 million) in 1998. The decrease was primarily due to the decrease in average bank borrowing rate from 8.7% in 1998 to 7.6% in 1999 and the increase in interest income on the amount due from Longdi.

                             EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid during fiscal years ended December 31, 1999, 2000 and 2001 to our Chief Executive Officer. No executive officer received annual compensation in excess of $50,000 per annum.


                                                      SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------

                              Annual Compensation                                                     Long-Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Awards            Payouts
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Restricted      Securities
                                                                                 Stock         Underlying      LTIP     All Other
Name and Principal                                             Other Annual     Award(s)       Options/SARs   Payouts  Compensation
Position                Year      Salary ($)    Bonus ($)    Compensation ($)     ($)              (#)           ($)       ($)
-----------------------------------------------------------------------------------------------------------------------------------

Lung Po Ching, CEO      2001      154,000            -               -             -                -           -          -
----------------------------------------------------------------------------------------------------------------------------------

Lung Po Ching, CEO      2000       90,000            -               -            -                 -           -          -
-----------------------------------------------------------------------------------------------------------------------------------

Lung Po Ching, CEO      1999            -            -                -            -                -           -         -
-----------------------------------------------------------------------------------------------------------------------------------


COMPENSATION AGREEMENTS

        On June 1, 2000, we entered into a Service Agreement with Lung Po Ching. In accordance with the terms of the Service Agreement, Mr. Ching was employed as our Chief Executive Officer to perform such duties as the Board of Directors shall from time to time determine. Mr. Ching shall receive a base salary of HK$1,200,000 (US$154,000) annually, which base salary shall be adjusted on each anniversary of the Service Agreement to reflect a change in the applicable consumer price index or such greater amount as the Company's Board of Directors may determine. The Service Agreement has a term of two years and shall be automatically renewed unless earlier terminated as provided therein.

        On June 1, 2000, the Company entered into an Employment Agreement with Wai On Wan. In accordance with the terms of the Employment Agreement, Mr. Wan was employed as our Corporate Secretary and to perform such duties as the Board of Directors shall from time to time determine. Mr. Wan shall receive a base salary of HK $480,000 (US$62,000) annually, which base salary shall be adjusted on each anniversary of the Employment Agreement to reflect a change in the applicable consumer price index or such greater amount as the Board of Directors may determine. The Employment Agreement has a term of two years and shall be automatically renewed unless earlier terminated as provided therein.

BOARD OF DIRECTORS

        Directors are reimbursed for travel and other expenses relating to meetings of the Board of Directors and its committees.

STOCK OPTION PLAN

        No stock options or stock appreciation rights were granted to any directors or officers of we during 2000 or 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Pursuant to a supplementary stockholders' agreement dated May 18, 1998 between China Construction Holdings Limited and the Chinese joint venture partner of Hangzhou Zhongche (the "Chinese Partner"), the Chinese Partner agreed to pay China Construction Holdings Limited a fixed annual income of RMB 15,300,000 (the "Guaranteed Distribution") from January 1, 1998 through the expiration of the joint venture period of Hangzhou Zhongche. Any surplus income generated from the Hangzhou Toll Road in excess of the amount of the Guaranteed Distribution would belong to the Chinese Partner and any shortfall would be made up by the Chinese Partner. In addition, as part of the Guaranteed Distribution Agreement, an amount of RMB 178,500,000 would be paid to China Construction Holdings Limited upon the expiration of the joint venture period of Hangzhou Zhongche and the assets of the joint venture would be surrendered to the Chinese Partner at no further consideration. This Guaranteed Distribution Agreement was subject to approvals by the authorities which originally approved the set up of the joint venture. To date, the approvals have not been obtained despite efforts by the management of the joint venture and we.

        On April 14, 1998, Horler, a wholly-owned subsidiary of China Strategic Holdings Limited, a major shareholder of we, agreed to reduce the interest rate of the Second Horler Note from 9% to 5% per year for the year ended December 31, 1997. In addition, Horler agreed that after December 31, 1998, no principal repayment of the second Horler Note would be demanded until we were financially capable of doing so. However, following January 1, 1998, the second Horler Note continued to bear interest at 9% per year.

        On July 27, 1998, we entered into a Deed of Variation with Harlequin and New Regal pursuant to which Harlequin agreed and undertook to assume all of the obligations and liabilities of New Regal under the New Regal Note in consideration of our agreement to release New Regal from all obligations relating to the New Note. All other terms of the New Regal Note remained the same. At that time, Richard N. Gray was a director of we. Mr. Gray was also a director of GHL (Senior ) Pension Fund, of which Harlequin was a wholly-owned subsidiary.

        During 1998, New Regal and we agreed on a revised payment schedule relating to the Harlequin Note. Under the revised payment schedule, the payment of several monthly installments by New Regal in 1998 and 1999 was suspended and the outstanding principal balance was revised to be settled in sixty (60) equal monthly installments commencing March 1999. The Harlequin Note continued to bear interest at nine percent (9%) per year during the period of payment suspension in 1998 and 1999 and thereafter.

        We paid to China Strategic Holdings Limited management fees of US $155,000 per year for 1997 and 1998 and US $38,000 during the three months ended March 31, 1999 for the office space and administrative support it shared with China Strategic Holdings Limited.

        Hangzhou Zhongche guaranteed bank borrowing of a company related to China Strategic Holdings Limited in the amount of RMB 56 million and RMB 93 million as of December 31, 1997 and 1998, respectively.

        China Strategic Holdings Limited committed to provide continuing financial support to us to the extent of China Strategic Holdings interest in we for the period ending on December 31, 1999.

        On January 22, 2000, pursuant to the an agreement by and among us, Horler, Far Beyond and the Far Beyond stockholders, Far Beyond stockholders transferred all of the issued and outstanding shares of the capital stock of Far Beyond to us in exchange for 8,757,951 shares of our common stock, representing approximately 88% of our outstanding shares of the common stock.

        Concurrently with and as a condition of the closing of the Far Beyond Acquisition Agreement, pursuant to the Disposal Agreement between us and Horler, we transferred to Horler the entire share capital of Westronix Limited in full and final satisfaction of the Second Horler Note. Also, concurrently with and as a condition of such closing, pursuant to the Assignment Agreement between us and China Strategic Holdings Limited, we assigned to China Strategic Holdings Limited, in settlement of the outstanding indebtedness we owed to China Strategic Holdings Limited, the New Regal Note and the Harlequin Note.

                        DELAWARE ANTI-TAKEOVER PROVISIONS

        The anti-takeover provisions of the Delaware General Corporate Laws prohibits us from merging with or selling Asia Fiber or more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Asia Fiber shares, unless the transaction is approved by Asia Fiber's Board of Directors. The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of Asia Fiber.

                                LEGAL PROCEEDINGS

        We are not a party to any pending or to the best of its knowledge, any threatened legal proceedings. No director, officer or affiliate of the company, or owner of record or of more than five percent (5%) of the securities of the company, or any associate of any such director, officer or security holder is a party adverse to the company.

                                     EXPERTS

        Our consolidated financial statements have been audited and reviewed, respectively, by Ernst & Young LLP independent certified accountants. The report, a copy of which is attached to this prospectus, and is included in this prospectus in reliance upon authority of Ernst & Young.

                                  LEGAL MATTERS

        Loeb & Loeb, LLP, Los Angeles is passing upon the validity of the securities offered hereby for us.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES

CONTENTS

                                                                              Pages
                                                                              -----
Report of Independent Auditors                                                 F-1

Consolidated Balance Sheets                                                    F-2

Consolidated Statements of Income                                              F-3

Consolidated Statements of Changes in Shareholders' Equity                     F-4

Consolidated Statements of Cash Flows                                          F-5

Notes to Consolidated Financial Statements                                  F6 - F21



REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders Asia Fiber Holdings Limited

We have audited the accompanying consolidated balance sheets of Asia Fiber Holdings Limited (the Company) and its subsidiaries (collectively the Group) as of December 31, 1999 and 2000, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group as of December 31, 1999 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ernst & Young

Hong Kong
January 31, 2001, except for
note 1, as to which the date is
March 14, 2001

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 2000
(Amounts in thousands except share and per share data)


                                                                                1999           2000           2000
                                                                Notes            RMB            RMB            US$
                                                                -----          -------        -------        -------
ASSETS

CURRENT ASSETS

Cash and cash equivalents                                                        8,427         11,403          1,378
Trade receivables, less provision for doubtful debts
    of RMB12,128 in 1999 and 2000                                 6             56,868         58,071          7,020
Bills receivable                                                                 1,300          6,889            832
Other receivables and prepayments                                                  561            285             34
Inventories                                                       7             26,789         28,367          3,429
Amount due from a minority joint venture partner                 12            261,070        359,762         43,488
Amounts due from related companies                               12             29,161          5,184            627
                                                                               -------        -------        -------

TOTAL CURRENT ASSETS                                                           384,176        469,961         56,808

FIXED ASSETS                                                      8            133,642        120,652         14,584

INVESTMENT                                                        9             13,390         13,995          1,692

DEFERRED INCOME TAXES                                             5              2,042          1,842            223
                                                                               -------        -------        -------

TOTAL ASSETS                                                                   533,250        606,450         73,307
                                                                               =======        =======        =======

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Bank loans                                                       10            177,880        181,600         21,959
Accounts payable                                                                 4,315            455             55
Deposits from customers                                                         44,280         16,183          1,956
Accrued liabilities and other payables                                          29,677         21,389          2,585
Amount due to a director                                         12              5,734          6,503            786
Amounts due to related companies                                 12             12,098         72,481          8,761
Income taxes payable                                                               536            827            100
Dividend payable                                                                19,961         33,717          4,076
                                                                               -------        -------        -------

TOTAL CURRENT LIABILITIES                                                      294,481        333,155         40,271

MINORITY INTERESTS                                                              21,988         24,183          2,924
                                                                               -------        -------        -------

TOTAL LIABILITIES AND MINORITY INTERESTS                                       316,469        357,338         43,195
                                                                               -------        -------        -------

COMMITMENTS AND CONTINGENCIES                                    15

SHAREHOLDERS' EQUITY
Preferred stock, par value of US$0.01 each; Authorized:
        10,000,000 (1999: 10,000,000) shares
Common stock, par value of US$0.01 each
    Authorized:
        75,000,000 (1999: 2,750,000) shares
    Issued and fully paid:
        24,881,319 (1999: 21,895,655) shares                     11              1,811          2,057            244
Additional paid-in capital                                       11             68,742         69,738          8,480
Reserves                                                         14             15,845         19,451          2,351
Retained earnings                                                              130,002        157,447         19,032
Accumulated other comprehensive income                                             381            419             50
                                                                               -------        -------        -------

TOTAL SHAREHOLDERS' EQUITY                                                     216,781        249,112         30,112
                                                                               -------        -------        -------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                     533,250        606,450         73,307
                                                                               =======        =======        =======

The accompanying notes form an integral part of these consolidated financial statements.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
(Amounts in thousands except share and per share data)


                                                           Year ended     Year ended     Year ended      Year ended
                                                          December 31,   December 31,   December 31,    December 31,
                                                              1998           1999           2000            2000
                                                          ------------   ------------   -------------   -------------
                                             Notes             RMB            RMB            RMB             US$
                                          ------------    ------------   ------------   -------------   -------------
SALES, including finished goods sold
    to related parties of RMB10,361,
    RMB17,912 and RMB64,017 in 1998,
    1999 and 2000, respectively                                460,448        452,218        538,493          65,093

COST OF SALES, including raw
     materials purchased from
     related parties of
     RMB275,041, RMB247,156 and
     RMB379,979; finished goods
     purchased from related parties
     of RMB nil, RMB18,344 and
     RMB14,308; utility charges paid
     to related parties of
     RMB23,941, RMB26,409 and
     RMB27,431; rental expenses for
     leasing of plant and machinery
     from related parties of
     RMB1,004, RMB1,004 and RMB1,004
     in 1998, 1999 and 2000, respectively                     (375,559)      (364,174)      (475,816)        (57,516)
                                                             ---------      ---------      ---------       ---------

GROSS PROFIT                                                    84,889         88,044         62,677           7,577

OTHER INCOME, NET, including
     dividend income of RMB nil,
     RMB1,030 and RMB nil
     from an associate company of
     the Company's minority
     shareholders in
     1998, 1999 and 2000, respectively                               -            913              -               -

SELLING AND ADMINISTRATIVE EXPENSES                            (19,271)       (17,735)       (19,598)         (2,369)

PROVISION FOR DOUBTFUL DEBTS                                         -        (12,128)             -               -

FINANCIAL INCOME/(EXPENSES), NET, including
     interest income from related
     party of RMB5,242, RMB8,360 and
     RMB19,583 in 1998, 1999 and 2000,
     respectively                                  4           (10,694)        (4,978)         8,300           1,003
                                                             ---------      ---------      ---------       ---------

INCOME BEFORE INCOME TAXES                                      54,924         54,116         51,379           6,211

INCOME TAXES                                       5            (4,568)          (268)        (4,377)           (529)
                                                             ---------      ---------      ---------       ---------

INCOME BEFORE MINORITY INTERESTS                                50,356         53,848         47,002           5,682

MINORITY INTERESTS                                             (16,502)       (17,301)       (15,951)         (1,928)
                                                             ---------      ---------      ---------       ---------

NET INCOME                                                      33,854         36,547         31,051           3,754
                                                             =========      =========      =========       =========

EARNINGS PER SHARE
     Basic and Diluted                           3(k)             1.55           1.67           1.26            0.15
                                                             =========      =========      =========       =========


The accompanying notes form an integral part of these consolidated financial statements.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
(Amounts in thousands except share and per share data)




                                                                                                         Accumulated
                                                                  Additional                               other
                                                       Share       paid-in                   Retained   comprehensive
                                          Notes       capital      capital      Reserves     earnings      income        Total
                                        ---------    ---------    ----------   ---------    ---------   -------------  ---------
                                                        RMB          RMB          RMB          RMB          RMB           RMB
                                        ---------    ---------    ---------    ---------    ---------     ---------    ---------
Balance at January 1, 1998                               1,811       64,771        7,866       67,580           356      142,384
Net income and comprehensive income                         --           --           --       33,854           --        33,854
Transfer to/(from) reserves                    14           --           --        3,771       (3,771)          --            --
                                                     ---------    ---------    ---------    ---------     --------     ---------
Balance at December 31, 1998                             1,811       64,771       11,637       97,663          356       176,238
Gain on sales of fixed assets to the
    Company's minority shareholder
    attributable to the Group                               --        3,971           --           --           --         3,971
Net income                                                  --           --           --       36,547           --        36,547
Currency translation adjustments                            --           --           --           --           25            25
                                                                                                                       ---------
Comprehensive income                                                                                                      36,572
                                                                                                                       ---------
Transfer to/(from) reserves                    14           --           --        4,208       (4,208)          --           --
                                                     ---------    ---------    ---------    ---------     --------     ---------
Balance at December 31, 1999                             1,811       68,742       15,845      130,002          381       216,781
Shares of common stock owned by
    the original shareholders of
    ARHL at the date of Reverse
    Acquisition                                            846          996           --           --           --         1,242
Net income                                                  --           --           --       31,051           --        31,051
Currency translation adjustments                            --           --           --           --           38            38
                                                                                                                       ---------
Comprehensive income                                                                                                         310
                                                                                                                       ---------
Transfer to/(from) reserves                    14           --           --        3,606       (3,606)          --           --
                                                     ---------    ---------    ---------    ---------     --------     ---------
Balance at December 31, 2000                             2,057       69,738       19,451      138,936          419       249,112
                                                     =========    =========    =========    =========     =========    =========


The accompanying notes form an integral part of these consolidated financial statements.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
AS OF DECEMBER 31, 1998, 1999 AND 2000
(Amounts in thousands except share and per share data)



                                                            Year ended      Year ended        Year ended      Year ended
                                                           December 31,    December 31,      December 31,    December 31,
                                                              1998             1999             2000            2000
                                                              RMB              RMB              RMB              US$
                                                           ------------     ------------     ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                   33,854           36,547           31,051            3,754
Adjustments to reconcile net income to net
    cash provided by operating activities:
        Depreciation                                             17,581           17,209           13,567            1,640
        Minority interests                                       16,502           17,301           15,951            1,928
Decrease/(increase) in assets:
    Trade receivables                                           (15,560)          18,317           (1,203)            (145)
    Bills receivable                                              4,080            4,099           (5,589)            (676)
    Other receivables and prepayments                               379              170              276               34
    Inventories                                                  13,835           11,822           (1,578)            (191)
    Amount due from related companies                              (332)             332           23,977            2,898
    Deferred income taxes                                           200              200              200               24
Increase/(decrease) in liabilities:
    Accounts payable                                             (1,569)           2,419           (3,860)            (467)
    Deposits from customers                                     (11,996)          32,220          (28,097)          (3,396)
    Accrued liabilities and other payables                       10,857              356           (8,288)          (1,002)
    Amount due to a director                                        506            4,566              769               93
    Amount due to related companies                              (7,718)          (1,641)          46,902            5,673
    Income taxes payable                                          2,468           (1,932)             291               35
                                                           ------------     ------------     ------------     ------------
Net cash provided by operating activities                        63,087          141,985           84,369           10,202
                                                           ------------     ------------     ------------     ------------
CASH FLOWS USED IN INVESTING ACTIVITIES
    Purchases of fixed assets                                      (561)          (1,017)            (577)             (70)
    Proceeds on sales of fixed assets to related party               --           47,218               --               --
    Advances to a minority joint venture partner                (19,416)        (166,557)         (98,692)         (11,934)
    Increase in investment                                       (3,900)          (9,490)            (605)             (73)
    Amounts due from related companies                             (283)         (17,954)              --               --
    Advances to related companies                                  (186)          10,282           13,481            1,630
                                                           ------------     ------------     ------------     ------------
Net cash used in investing activities                           (24,346)        (137,518)         (86,393)         (10,447)
                                                           ------------     ------------     ------------     ------------
CASH FLOWS PROVIDED BY/(USED IN)
    FINANCING ACTIVITIES
        New issue shares for Reverse Acquisition                     --               --            1,242              150
        Proceeds from bank borrowings                           138,800          177,880          181,600           21,952
        Repayments of bank borrowings                          (139,200)        (179,400)        (177,880)         (21,502)
        Dividend paid to minority joint venture partner         (39,757)              --               --               --
                                                           ------------     ------------     ------------     ------------
Net cash provided by/(used in) financing activities             (40,157)          (1,520)           4,962              600
                                                           ------------     ------------     ------------     ------------

Exchange differences on cash and cash equivalents                    --               24               38                4
                                                           ------------     ------------     ------------     ------------

Net increase/(decrease) in cash and cash equivalents             (1,416)           2,971            2,976              359

Cash and cash equivalents, at beginning of year                   6,872            5,456            8,427            1,019
                                                           ------------     ------------     ------------     ------------

Cash and cash equivalents, at end of year                         5,456            8,427           11,403            1,378
                                                           ============     ============     ============     ============


The accompanying notes form an integral part of these consolidated financial statements.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Asia Fiber Holdings Limited (the Company) was formerly known as Asia Resources Holdings Limited (ARHL) which was incorporated in the State of Delaware, the United States of America and the shares of which are listed for trading on the United States Over-the-counter Bulletin Board. On March 14, 2000, ARHL changed its name to Asia Fiber Holdings Limited.

Far Beyond Investments Limited (FB) was incorporated in the British Virgin Islands on March 21, 1995 with limited liability. Its principal activity is to conduct activities through its subsidiary and its principal investment is a 70% equity interest in Harbin Asibao Chemical Fiber Co., Limited (Asibao or the Joint Venture) and the principal activity of Asibao is the manufacture and sale of synthetic fiber products.

Asibao was established as a Sino-foreign joint venture company in the People's Republic of China (the PRC) between Heilongjiang Longdi Group Co., Limited (HLG) (30%) and FB (70%) on October 18, 1995 with a tenure of 30 years from the date of the business licence. The tenure can be extended by agreement between the joint venture partners with the necessary approval from the relevant government agencies. The registered capital of Asibao is US$12 million, contributed by HLG as to US$3.60 million (approximately RMB29.88 million) and by FB as to US$8.40 million (approximately RMB69.72 million).

On January 24, 2000, pursuant to an acquisition agreement dated September 10, 1999, FB merged with ARHL and became a wholly-owned subsidiary of ARHL. The transaction was executed as a reverse acquisition (Reverse Acquisition) whereby all of the issued and outstanding shares of common stock of FB were exchanged for 88% of the aggregate issued and outstanding common stock of ARHL. For accounting purposes, this transaction has been treated as the issuance of the stock by FB for the net monetary assets of ARHL, accompanied by a recapitalization, with no goodwill or other intangible assets recorded. For financial reporting purposes, FB is considered the acquiror and therefore, the historical operating results of ARHL are not presented.

On March 1, 2001, the Board of directors declared a 2.5 for 1 forward stock split of its common shares. The financial statements have been restated to give effect to the retroactive recognition to the stock split in prior periods by reclassifying from additional paid-in capital to common stock, the par value of the additional shares arising from the split. In addition, all references in the financials statements to number of shares and per share amounts have been restated.

On March 14, 2001, the authorized capital stock of the Company was decreased from 2,760,000,000 shares (consisting of 2,750,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock) to 85,000,000 shares (consisting of 75,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock).

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

2. BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). This basis of accounting differs from that used in the statutory financial statements of the Joint Venture in the PRC which are prepared in accordance with the accounting principles and the relevant PRC financial regulations.

The principal adjustment made to the statutory financial statements of the Joint Venture to conform with US GAAP is the reclassification of the staff bonus and welfare reserve appropriation from reserves to a charge to income.

3. PRINCIPAL ACCOUNTING POLICIES

(a) BASIS OF CONSOLIDATION The consolidated financial statements include the accounts of the Company and its subsidiaries. The results of the subsidiary acquired during the year are consolidated from its acquisition date. All material intercompany balances and transactions have been eliminated on consolidation.

(b) CASH AND CASH EQUIVALENTS The Group considers cash and cash equivalents to include cash on hand and deposits with banks with original terms of maturity of three months or less at the date of acquisition.

At December 31, 2000, cash and cash equivalents included foreign currency deposits equivalent to RMB1,727 (US$208) (1999: RMB4,521 (US$547)).

(c) INVENTORIES Inventories are stated at the lower of cost or market value. Cost is determined on the weighted average cost basis and, in the case of work in progress and finished goods, comprised of direct materials, direct labour and an appropriate portion of overhead.

Market value is based on estimated selling prices less any further costs expected to be incurred for completion and disposal.

(d) FIXED ASSETS AND DEPRECIATION Fixed assets are stated at cost less accumulated depreciation.

Depreciation is calculated on the straight-line basis to write off the cost less estimated residual value of each asset over its estimated useful life. The estimated useful lives of fixed assets are as follows:

     Plant, machinery and equipment         8 - 15 years
     Motor vehicles                         10 years

(e)  INVESTMENT

The unlisted equity investment, not being a subsidiary or company over which the Group is in a position to exercise significant influence or to control the financing and operating decisions, is accounted for by the cost method.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

3. PRINCIPAL ACCOUNTING POLICIES (continued)

(f) REVENUE RECOGNITION Sales represent the invoiced value of goods sold, net of returns and allowances. Revenue is recognised upon delivery of goods to customers.

(g) FOREIGN CURRENCY TRANSACTIONS The functional currency of substantially all the operations of the Group is Renminbi (RMB), the national currency of the PRC. The financial statements of operations with functional currency other than RMB have been translated into RMB using the respective applicable rates of exchange quoted by the People's Bank of China (the Exchange Rates) prevailing at the dates of the transactions. Monetary assets and liabilities in US$ and other foreign currencies are translated using the applicable Exchange Rates at the respective balance sheet dates. The resulting exchange gains or losses are reported separately as a component of shareholders' equity.

The financial records of Asibao are maintained in RMB. In preparing these financial statements, foreign currency transactions and monetary assets and liabilities of Asibao denominated in foreign currencies are translated into RMB using the applicable Exchange Rates. Monetary assets and liabilities denominated in foreign currencies are translated into RMB at the applicable Exchange Rates at the respective balance sheet dates. The resulting exchange gains or losses are credited or charged to the statements of income.

Translation of amounts from RMB into US$ for the convenience of the reader has been made at the Exchange Rate on December 31, 2000 of US$1.00 = RMB8.27 and, accordingly, differs from the underlying foreign currency amounts. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate on December 31, 2000 or at any other date.

The market risks associated with changes in exchange rates and the restriction over the convertibility of RMB into foreign currencies are discussed in note 17 to the financial statements.

(h) INCOME TAXES Income taxes are determined under the liability method as required by Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes.

(i) COMPREHENSIVE INCOME The Group adopted Statement of Financial Accounting Standards No. 130 Comprehensive Income (SFAS 130) in 1998, which established standards for reporting and display of comprehensive income/loss and its components. SFAS 130 requires foreign currency translation adjustments to be included in other comprehensive income/loss. Accumulated other comprehensive income/loss, which consists of the foreign currency translation adjustments only, is reported in the consolidated statements of shareholders' equity. The adoption of SFAS 130 did not have a material effect on the Group's financial position or results of operations.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

3. PRINCIPAL ACCOUNTING POLICIES (continued)

(j) RETIREMENT BENEFITS The Group has a defined contribution retirement plan for the staff of Asibao. As stipulated by the regulations of the PRC Government, Asibao is required to make an annual contribution to an insurance company equivalent to 15% of its annual basic salaries paid to its PRC staff. All staff of Asibao are covered under the plan and upon retirement, the retired staff are entitled to a monthly pension payment borne by the above-mentioned insurance company under the plan. Asibao is not responsible for any payments beyond the contributions to the plan as noted above.

The contributions to the retirement plan for the employees are charged to the statement of income as services are provided. The amounts of contribution paid by Asibao, which were charged to the consolidated statements of income, were RMB1,965 for the year ended December 31, 2000 (1999: RMB2,022 and 1998:
RMB2,019).

(k) EARNINGS PER SHARE The calculation of earnings per share is based on the weighted average number of ordinary shares of 21,895,655, 21,895,655 and 24,685,538 outstanding during each of the years ended December 31, 1998, 1999 and 2000, respectively.

The weighted average number of shares outstanding have been adjusted for the 2.5 for 1 forward stock split of common shares and as if the shares issued to the original shareholders of FB under the Reverse Acquisition had been completed as at January 1, 1998.

(l) USE OF ESTIMATES The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(m) DIVIDENDS PAYABLE Dividends payable represent dividends declared by Asibao payable to HLG, but unpaid at year end.

(n) COMPARATIVE AMOUNTS Certain comparative amounts have been reclassified to conform with the current year's presentation.

4. FINANCIAL EXPENSES, NET


                                Year ended      Year ended        Year ended
                               December 31,     December 31,     December 31,
                                  1998             1999             2000
                                  RMB               RMB             RMB
                               ------------     ------------     ------------
Interest expenses                   (16,129)         (13,495)         (11,452)
Interest income                       5,434            8,515           19,752
Foreign exchange gains, net               1                2               --
                               ------------     ------------     ------------
                                    (10,694)          (4,978)           8,300
                               ============     ============     ============

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

5. INCOME TAXES

Pre-tax profit from continuing operations for the years ended December 31 was taxed in the following jurisdictions:

                   Year ended        Year ended       Year ended
                   December 31,     December 31,     December 31,
                      1998              1999             2000
                      RMB               RMB              RMB
                   ------------     ------------     ------------
PRC                      54,941           54,576           54,187
Other countries             (17)            (460)         (21,319)
                   ------------     ------------     ------------
                         54,924           54,116           32,868
                   ============     ============     ============



The component of the provision for income taxes are as follows:

                                               Year ended      Year ended      Year ended
                                              December 31,    December 31,    December 31,
                                                  1998            1999           2000
                                                  RMB             RMB            RMB
                                             ------------    ------------    ------------
Current PRC income taxes, the amount in
    1999 including tax credit of RMB4,368
    received in 1999 but related to 1998            4,368              68           4,177
Deferred income taxes                                 200             200             200
                                             ------------    ------------    ------------
                                                    4,568             268           4,377
                                             ============    ============    ============


It is management's intention to reinvest all the income attributable to the Company earned by its operations outside the United States of America (the USA). Accordingly, no USA federal and state income taxes have been provided in these financial statements.

Asibao is governed by the Income Tax Laws of the PRC. Being a Sino-foreign joint venture established in the Harbin Economic Development Zone and being awarded the status of advanced technology enterprise, Asibao is exempted from income taxes for a period of two years commencing from its first profitable year and is entitled to a preferential income tax rate of 15% for the remaining years of the Joint Venture with a 50% reduction for 3 consecutive years commencing from its third profitable year. The year ended December 31, 1998 was the third profitable year and the income taxes were provided accordingly. Asibao's net income originated in the PRC.

During 1999, Asibao was successful in a claim to the local tax bureau for an additional tax-free holiday for the year ended December 31, 1998, the Company's third profitable year. Accordingly, the preferential income tax rate of 15% for the remaining years of the Joint Venture with a 50% reduction for 3 consecutive years commenced for the year ended December 31, 1999, the Company's fourth profitable year, under certain tax regulations for the advanced technology enterprises issued by the local government. As a result, the Company was given an income tax credit relating to 1998 to be applied against income taxes for the year ended December 31, 1999.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

5. INCOME TAXES (continued)

The year ended December 31, 2000 was the fifth profitable year and the income taxes were provided accordingly.

A reconciliation between the actual income tax expense and income taxes computed by applying the statutory PRC tax rate applicable to foreign investment enterprises operating in the Harbin Development Zone in the PRC to the income before income taxes is as follows:

                                                    Year ended        Year ended        Year ended
                                                   December 31,      December 31,      December 31,
                                                       1998              1999             2000
                                                        RMB               RMB              RMB
                                                   ------------      ------------      ------------
Statutory PRC income tax rate                                15%               15%               15%

Provision computed at statutory rate                      8,239             8,117             7,707
Impact of tax holiday/benefit of Asibao
    (RMB0.16 (1999: RMB0.37 and
    1998: RMB0.18) per share based on
    24,685,538 (1999: 21,895,655 and 1998:
    21,895,655) ordinary shares)                         (4,040)           (8,120)           (3,951)
Item which gives rise to no tax benefit:
    Net increase in valuation allowance                      --                --               344
    Non-deductible expenses                                 177               198               213
Others                                                      192                73                64
                                                   ------------      ------------      ------------
Provision for income taxes                                4,568               268             4,377
                                                   ============      ============      ============


The impact of tax holiday/benefit for the year ended December 31, 1998 and 2000 represented the 50% reduction of income taxes granted by the local tax bureau in the PRC to Asibao.

In addition to the 50% reduction of income taxes for the year ended December 31, 1999, the impact of tax holiday/benefit for that year included a tax credit received in 1999 for the year ended December 31, 1998 for which Asibao was successful in claiming from the local tax bureau during 1999.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

5. INCOME TAXES (continued)

The deferred tax asset of the Group is comprised of the following:

                                                                       Year ended      Year ended
                                                                      December 31,    December 31,
                                                                          1999             2000
                                                                      ------------    ------------
                                                                          RMB              RMB
Deferred tax asset:
  Temporary differences on revaluation of fixed assets
     between Asibao's PRC financial statements for tax purposes
     and its US GAAP financial statements                                    2,042           1,842
  Net operating loss carryforwards                                              --             344
  Less: Valuation allowance for deferred tax asset                              --            (344)
                                                                      ------------    ------------
                                                                             2,042           1,842
                                                                      ============    ============

Undistributed earnings of the Company's foreign subsidiaries amounted to approximately RMB157,447 at December 31, 2000. Because those earnings are considered to be permanently invested, no provision for U.S. federal and state income taxes on those earnings has been provided. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to U.S. income taxes. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation.

At December 31, 2000, the Company had net operating loss carryforwards (NOLs) of approximately RMB2,292 million for U.S. income tax purposes.

6. TRADE RECEIVABLES


                                              1999              2000
                                              RMB               RMB
                                          ------------     ------------
Trade receivables                               68,996           70,199
Less: Provision for doubtful debts             (12,128)         (12,128)
                                          ------------     ------------
                                                56,868           58,071
                                          ============     ============

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

6. TRADE RECEIVABLES (continued)




                                                  Year ended      Year ended       Year ended
                                                 December 31,    December 31,     December 31,
                                                     1998           1999             2000
                                                      RMB            RMB             RMB
                                                 ------------    ------------    ------------
Movement of provision for doubtful debts:
   Balance at beginning of year                            --              --          12,128
   Provision for the year                                  --          12,128              --
                                                 ------------    ------------    ------------
Balance at end of year                                     --          12,128          12,128
                                                 ============    ============    ============


7. INVENTORIES

                                           1999             2000
                                            RMB              RMB
                                       ------------     ------------
Raw materials                                21,453            3,926
Work in progress                              2,480            6,695
Finished goods                                4,763           18,139
                                       ------------     ------------
                                             28,696           28,760

Less: Provision for inventories              (1,907)            (393)
                                       ------------     ------------
                                             26,789           28,367
                                       ============     ============

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

8. FIXED ASSETS




                                              1999             2000
                                               RMB              RMB
                                          ------------     ------------
Cost:
    Plant, machinery and equipment             188,226          188,803
    Motor vehicles                               1,418            1,418
                                          ------------     ------------
                                               189,644          190,221

Accumulated depreciation                       (56,002)         (69,569)
                                          ------------     ------------
Net book value                                 133,642          120,652
                                          ============     ============

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

9. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

As of January 24, 2000, 597,133 shares of common stock of par value of US$0.01 each were outstanding to the then existing shareholders of the Company.

As of the same date, 8,757,951 shares of common stock of par value US$0.01 each were allotted to the then shareholders of FB pursuant to the Reverse Acquisition set out in note 1 to the consolidated financial statements.

As of the same date, 597,133 shares of common stock of par value of US$0.01 each were allotted to the financial advisor as the return for the services rendered for the Reverse Acquisition. Such shares of common stock are stated at market value as at the date of issuance.

On March 1, 2001, the Company announced a 2.5 for 1 stock split of its shares of common stock.

10. RELATED PARTY BALANCES AND TRANSACTIONS

The Group's amounts due from/to related companies owned and/or controlled by HLG comprise:

                                                             1999            2000
                                                             RMB             RMB
                                                         ------------    ------------
Due from related companies:
    Heilongjiang North Chemical Fiber Company
        (North Chemical)                                       10,503              --
    Heilongjiang Longdi Economic Trading Co. Ltd.              18,058           4,268
    Harbin Hua Jia Construction Materials Co. Ltd.                600             600
    Heilongjiang Longdi Weaving Factory                            --             316
                                                         ------------    ------------
                                                               29,161           5,184
                                                         ============    ============

Due from a minority joint venture partner - HLG               261,070         359,762
                                                         ============    ============
Due to related companies:
    Heilongjiang Dragon Rising Chemical Fiber
        Company (Dragon Rising)                                 8,488          35,017
    Heilongjiang Dragon Flying Chemical Fiber
        Company (Dragon Flying)                                 1,816          23,983
    North Chemical                                                 --          13,481
    Heilongjiang Longdi Staff's Family Members
        Factory (Factory)                                       1,794              --
                                                         ------------    ------------

                                                               12,098          72,481
                                                         ============    ============

Except for the balance with HLG which bears interest at the prevailing 3-month bank loans interest rate in the PRC, the balances with the above related companies and a director are unsecured and interest-free. The average interest rate charged by HLG for current year is 5.36% (1999:
6.12%).

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

11. RELATED PARTY BALANCES AND TRANSACTIONS (continued)

A significant portion of transactions undertaken by the Group has been effected with HLG and companies owned and/or controlled by HLG, as follows:

(a) PURCHASES OF POLYESTER CHIPS

Pursuant to a purchase agreement dated January 10, 1996 between Longdi and Asibao, Longdi agreed to guarantee the supply of polyester chips, to Asibao at a 5% - 10% discount to the prevailing market prices offered to other purchasers of polyester chips with a first right of refusal to Asibao. The discount was agreed based on mutual negotiation and after taking into account the savings in transportation costs (excluding packaging costs) and wastage on transportation. In addition, an additional 3% discount was also granted by Longdi to allow for savings of packaging materials as a result of the reduced distance of transportation. The polyester chips purchased from Longdi or its subsidiary, Harbin Long Xing Chemical Fiber Co. Ltd., through HLG in 2000 amounted to RMB341,899 (1999: RMB239,053 and 1998: RMB260,247).

(b) LEASE OF FACTORIES AND OFFICE BUILDINGS

Pursuant to the supplementary Restructuring Agreement, as amended, HLG agreed to lease to Asibao the factories and office buildings in Harbin, the PRC commencing on January 1, 1996. The rental agreement is for a period of 15 years at an annual rental of RMB1,004, which is adjustable, based on further mutual negotiation, every three years.

(c) Other transactions with related companies are summarized as follows:



                                                  Year ended       Year ended       Year ended
                                                 December 31,     December 31,     December 31,
                                                     1998             1999            2000
                                                     RMB              RMB             RMB
                                                 ------------     ------------     ------------
Sales of finished goods to HLG                          7,146           15,245           54,705
Sales of finished goods to Dragon Rising                2,889            2,667            1,959
Sales of finished goods to North  Chemical                 --               --            4,473
Sales of finished goods to Factory                        326               --               --
Sales of finished goods to Heiongjiang
    Longdi Packaging Co. Ltd.                              --               --            2,880
Sales of fixed assets to HLG                               --           47,218               --
Interest income charged to HLG                          5,242            8,360           19,583
Purchase of raw materials from HLG                    (14,794)          (6,522)         (37,813)
Purchase of raw materials
    from Dragon Rising                                     --           (1,581)            (267)
Purchase of finished goods
   from Dragon Flying                                      --           (2,877)          (5,380)
Purchase of finished goods from HLG                        --          (15,467)          (8,928)
Utilities charged by HLG                              (23,941)         (26,409)         (27,431)
                                                 ============     ============     ============


(d) Amount due to a director represents amount paid by a director on behalf of the Group and the unpaid director's salary. This amount has no stated repayment term and is interest-free.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

12. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                        Year ended      Year ended      Year ended
                                       December 31,    December 31,    December 31,
                                           1998            1999            2000
                                            RMB             RMB             RMB
                                       ------------    ------------    ------------
Cash paid during the year for:

    Interest expenses                        16,129          13,495          11,452
                                       ============    ============    ============
    Income taxes paid                         1,900           2,000           3,886
                                       ============    ============    ============


13. RESERVES AND DISTRIBUTION OF PROFITS

The Company's ability to pay dividends is primarily dependent on the Company receiving distributions from its subsidiary, Asibao. In accordance with the relevant PRC regulations and the articles of association of Asibao, appropriations of the net income as reflected in its statutory financial statements will be allocated to each of the general reserve, enterprise expansion reserve and staff bonus and welfare reserve, respectively, as determined by the resolution of the board of directors annually.

The appropriations to general reserve and enterprise expansion reserve attributable to the Company totalling RMB19,451 were reflected as reserves in the consolidated balance sheet as at December 31, 2000 (1999: 15,845 and 1998:
RMB11,637).

The staff bonus and welfare reserve are set aside for the provision of bonus and welfare benefits to the employees of Asibao. In accordance with US GAAP, the amounts designated for payments of staff bonus and welfare benefits to employees have been charged to income before arriving at the net consolidated income. The staff bonus and welfare benefits to employees charged to the statement of income amounted to RMB515 for the year ended December 31, 2000 (1999: RMB601 and 1998:
RMB539).

As described in note 2 to the consolidated financial statements, the net income as reported in the US GAAP financial statements differs from that reported in the statutory financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory financial statements. At December 31, 2000, the Group's share of the distributable profits of Asibao amounted to RMB175,584 (1999: RMB143,486).

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

14. COMMITMENTS AND CONTINGENCIES

As at December 31, 2000, the Group had the following commitments:

(i) The future minimum payments under the operating leases with HLG for factories and office buildings located in the PRC for a period of 15 years commencing on January 1, 1996 are as follows:

                                             RMB
Payable in:
    2001                                    1,004
    2002                                    1,004
    2003                                    1,004
    2004                                    1,004
    2005                                    1,004
    Thereafter                              5,020
                                           ------
Total minimum lease payments               10,040
                                           ======


Rental expense under the operating leases for the year ended December 31, 2000 amounted to RMB1,004 (1999: RMB1,004 and 1998: RMB1,004).

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

15. FOREIGN CURRENCY EXCHANGE

RMB is not freely convertible into foreign currencies.

Effective from January 1, 1994, a single rate of exchange is quoted daily by the People's Bank of China (the Exchange Rate). However, this does not imply convertibility of RMB into United States dollars (US$) or other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

The Exchange Rates at December 31, 1998, 1999 and 2000 were US$1: RMB8.28, US$1:
RMB8.27 and US$1: RMB8.27, respectively.

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Group's cash and cash equivalents, trade receivables, bills receivable and accounts payable approximate their fair value because of their short maturity period.

The carrying amounts of the balances with a minority joint venture partner, directors and related companies are reasonable estimates of the fair values due to the short maturity of these assets and liabilities.

It was not practicable to estimate the fair values of the Group's cost method investment in non-traded investments because of the lack of quoted market prices and the inability to estimate fair values without incurring excessive costs. The carrying amounts of RMB13,995 at December 31, 2000 represent the Group's best estimates of current economic values of this investment.

The carrying amounts of the bank loans approximate their fair value based on the borrowing rates currently available for bank loans with similar terms and average maturity.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

17. CONCENTRATION OF CREDIT RISKS

The financial instruments which potentially subject the Group to a significant concentration of credit risk consist are principally the following:

(i)     Cash deposits

The Group places its cash deposits with various PRC State-owned banks.

(ii)    Trade receivables

        The Group manufactures and sells synthetic fiber products to garment manufacturers in the PRC. Concentration of credit risks with respect to trade receivables is limited due to the large number of entities comprising the Group's customer base.

        Management considers that the Group's current customers are generally creditworthy and credit is extended based on an evaluation of the customers' financial conditions and, therefore, generally collateral is not required.

        As of December 31, 2000, trade receivables totalled RMB58,071 (1999:
        RMB56,868) and are generally due within 60 days.

(iii)   Bills receivable

        As of December 31, 2000, bills receivable amounted to RMB6,889 (1999:
        RMB1,300) and their collectability was guaranteed by banks. The bills receivable have normal terms of maturity of four to six months.

(iv)    Due from related companies

        The balances due from related companies include the advances to and trade receivables from related companies.

        The Group does not require collateral and all of the balances are unsecured.

(v)     Due from a minority joint venture partner

        The balance due from a minority joint venture partner includes the advances to HLG less the amounts payable to HLG for purchase of raw materials and utilities.

        The Group does not require collateral and all of the balances are unsecured.

ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands except share and per share data)

18. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Group's operating assets and primary source of income and cash flows are located in the PRC, and may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 22 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

The Group is dependent on HLG and its subsidiaries for providing substantially all of the supply of polyester chips and some auxiliary materials. While Asibao has entered into an agreement with Longdi which requires Long Xing, an associated company of HLG, to prioritize allocation of polyester chips in favor of Asibao, there can be no assurances that this agreement will result in continued allocations of satisfactory supplies of polyester chips.

Currently, a large proportion of the Group's revenue comes from the sales of synthetic fiber products manufactured in the PRC, which is vulnerable to an increase in the level of competition or a change in the supply and demand relationship in the synthetic fiber industry in the PRC.

19. SEGMENT FINANCIAL INFORMATION

The Group is engaged in the manufacture and sale of synthetic fiber products. Its assets, operations and customer base are principally within the PRC.

20. SUMMARIZED QUARTERLY DATA (UNAUDITED)

The following financial information reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of the results of the interim periods. Summarized quarterly data for fiscal 2000 and 1999 is as follows (Amounts in thousands, except per share data):

                                      1st quarter      2nd quarter      3rd quarter     4th quarter
                                          RMB              RMB              RMB             RMB
                                     ------------     ------------     ------------     ------------
2000

Revenue                                   104,676          154,132          156,664          123,021
Gross profit/(loss)(1)                     23,342           20,234           (7,003)          26,014
Operating income/(loss)(1)                 (1,240)          17,087           (8,660)          25,681
Net income/(loss)(1)                       (7,758)          10,768           (5,831)          15,361
Basic and diluted net earnings
   /(loss) per common share(3)              (0.34)            0.43            (0.23)            0.62

1999

Revenue                                   104,278           64,577          139,543          143,820
Gross profit                               19,172            7,142           22,311           39,419
Operating income/(loss)(2)                  9,232           (1,209)          15,985           30,108
Net income/(loss)(2)                        6,367             (945)          11,154           19,971
Basic and diluted net earnings
   /(loss) per common share(3)               0.29            (0.04)            0.51             0.91


(1) The operating loss and net loss for the first quarter was restated due to inclusion of transaction costs in relation to the reverse acquisition.

      The gross loss, operating loss and net loss in the third quarter was mainly attributable to an increase in purchase price of raw materials which was in turn resulted from the increase in oil price.

(2) The operating income and net income was comparatively lower in the first two quarters due to the effect of temporary suspension of a production plant of polyester filaments from August 1998 to the third quarter of 1999.

(3) Earning/(loss) per common share are computed independently for each quarter based on the respective average shares outstanding with adjustment stated in note 1 to the financial statements. Therefore, the sum of the quarterly net earnings/(loss) per common share amounts may not equal to the annual amounts reported.

                         PART I - FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS

                  ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES

              CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
             (Amounts in thousands, except share and per share data)



                                       THREE MONTHS ENDED SEPTEMBER 30,                    NINE MONTHS ENDED SEPTEMBER 30,
                                ----------------------------------------------     ----------------------------------------------
                                    2001              2000             2001            2001             2000              2001
                                    RMB               RMB              US$              RMB             RMB               US$
                                ------------     ------------     ------------     ------------     ------------     ------------
SALES                                111,073          156,664           13,415          303,187          415,472           36,616
COST OF SALES*                      (108,383)        (162,283)         (13,090)        (274,903)        (370,975)         (33,201)
                                ------------     ------------     ------------     ------------     ------------     ------------
GROSS PROFIT/(LOSS)                    2,690           (5,619)             325           28,284           44,497            3,415

SELLING AND
ADMINISTRATIVE EXPENSES               (4,984)          (4,400)            (602)         (13,222)         (14,803)          (1,597)

FINANCIAL INCOME/
EXPENSE, NET#                         (1,870)           1,359             (226)          (4,780)          (3,996)            (577)
                                ------------     ------------     ------------     ------------     ------------     ------------

INCOME/(LOSS) BEFORE
INCOME TAXES                          (4,164)          (8,660)            (503)          10,282           25,698            1,241

INCOME TAXES                             493              602               60           (1,218)          (2,129)            (147)
                                ------------     ------------     ------------     ------------     ------------     ------------
INCOME/(LOSS) BEFORE                  (2,671)          (8,058)            (443)           9,064           23,569            1,094
MINORITY INTERESTS

MINORITY INTERESTS                       665            2,227               80           (4,062)          (7,879)            (490)
                                ------------     ------------     ------------     ------------     ------------     ------------

NET INCOME/(LOSS)                     (3,006)          (5,831)            (363)           5,002           15,690              604
                                ============     ============     ============     ============     ============     ============
BASIC AND DILUTED
EARNINGS/(LOSS) PER SHARE              (0.12)           (0.23)           (0.01)            0.20             0.63             0.02
                                ============     ============     ============     ============     ============     ============
WEIGHTED  AVERAGE
NUMBER OF SHARES
OUTSTANDING                       24,881,319       24,880,585       24,881,319       24,881,319       24,749,825       24,881,319
                                ============     ============     ============     ============     ============     ============
*  including:
   Raw materials
   Purchased from
   related parties                    87,464          128,718           10,563          197,740          265,598           23,882

   Utility charges
   paid to related
   parties                             5,003            3,795              604           13,176           12,332            1,591

Rental expenses
   For leasing of
   Plant and machinery
   From related parties                  251              251               30              753              753               91

   # Interest income
   from - related party                1,081            3,675              131            4,127            5,251              498
   - others                               12               34                1               79               92               10
                                ------------     ------------     ------------     ------------     ------------     ------------
   Total interest income               1,093            3,709              132            4,206            5,343              508
   Interest expense                   (2,963)          (2,350)            (358)          (8,986)          (9,339)          (1,085)
                                ------------     ------------     ------------     ------------     ------------     ------------
   Financial income/                  (1,870)           1,359             (226)          (4,780)          (3,996)            (577)
  (expense),net
                                ============     ============     ============     ============     ============     ============


See notes to condensed consolidated financial statements.

                  ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                 AS OF SEPTEMBER 30, 2001 AND DECEMBER 31, 2000
             (Amounts in thousands, except share and per share data)



                                                       September 30,   December 31,    September 30,
                                                          2001            2000             2001
                                                           RMB             RMB              US$
                                          Notes         (Unaudited)                     (Unaudited)
                                       ------------    ------------    ------------    ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                  19,134          11,403           2,311
  Trade receivables                                          46,233          58,071           5,584
  Bills receivable                                           11,097           6,889           1,340
  Other receivables and                                         133             285              16
   prepayments

  Inventories                                     2          41,343          28,367           4,993
  Amount due from a minority                      3         482,434         359,762          58,265
   joint venture partner
  Amounts due from related                                    4,612           5,184             557
   companies

                                                       ------------    ------------    ------------
TOTAL CURRENT ASSETS                                        604,986         469,961          73,066
FIXED ASSETS                                      4         111,254         120,652          13,436
INVESTMENT                                                   13,995          13,995           1,690
DEFERRED INCOME TAXES                                         1,692           1,842             204
                                                       ------------    ------------    ------------
TOTAL ASSETS                                                731,927         606,450          88,396
                                                       ============    ============    ============
LIABILITIES AND SHAREHOLDERS'
EQUITY
CURRENT LIABILITIES:
  Bank loans                                      5         232,300         181,600          28,056
  Accounts payable                                              175             455              21
  Deposits from customers                                    16,814          16,183           2,031
  Accrued liabilities and                                    10,720           8,438           1,295
   other payables
  Value-added tax payable                                     1,544          12,951             186
  Amount due to a director                                    6,652           6,503             803
  Amounts due to related
   companies                                      6         106,814          72,481          12,900

  Income taxes payable                                        1,068             827             129
  Dividend payable                                7              --          33,717              --
                                                       ------------    ------------    ------------
TOTAL CURRENT LIABILITIES                                   376,087         333,155          45,421

MINORITY INTERESTS                                          101,718          24,183          12,285
                                                       ------------    ------------    ------------
TOTAL LIABILITIES AND MINORITY
 INTERESTS                                                  477,805         357,338          57,706
                                                       ------------    ------------    ------------
SHAREHOLDERS' EQUITY
   Preferred stock, par value
   of US$0.01 each
   authorized: 10,000,000
   shares in 2001 and 2000
 Common  stock, par value of
   US$0.01 each authorized:
   75,000,000 shares in 2001
   and 2000 issued and
   outstanding - 24,881,319
   shares in 2001 and 2000                        8           2,057           2,057             248
Additional paid-in capital                        8          69,738          69,738           8,422
Reserves                                                     19,451          19,451           2,349
Retained earnings                                           162,449         157,447          19,619
Accumulated other
comprehensive income                              9             427             419              52
                                                       ------------    ------------    ------------
TOTAL SHAREHOLDERS' EQUITY                                  254,122         249,112          30,690
                                                       ------------    ------------    ------------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                        731,927         606,450          88,396
                                                       ============    ============    ============


Translations of amounts from Renminbi (RMB) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the People's Bank of China on September 30, 2001 of US$1.00 = RMB8.28. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on September 30, 2001 or at any other certain rate.

See notes to condensed consolidated financial statements.

                  ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                             (Amounts in thousands)


                                                                                                 Accumulated
                                                  Additional                                        other
                                   Common          paid-in                        Retained      comprehensive
                                    stock          capital         Reserves       earnings          income           Total
                                     RMB             RMB              RMB            RMB             RMB              RMB
                                 ------------    ------------    ------------    ------------    ------------    ------------
Balance at January 1, 2001              2,057          69,738          19,451         157,447             419         249,112
Net income for
the period currency                        --              --              --           5,002              --           5,002
translation adjustments                    --              --              --              --               8               8
                                 ------------    ------------    ------------    ------------    ------------    ------------
Comprehensive income                                                                                                    5,010
                                                                                                                 ============
Balance at
September 30, 2001                      2,057          69,738          19,451         162,449             427         254,122
                                 ============    ============    ============    ============    ============    ============


Translations of amounts from Renminbi (RMB) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the People's Bank of China on September 30, 2001 of US$1.00 = RMB8.28. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on September 30, 2001 or at any other certain rate.

See notes to condensed consolidated financial statements.

                  ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                             (Amounts in thousands)


                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                             ----------------------------------------------
                                                 2001             2000             2001
                                                 RMB              RMB              US$
                                             ------------     ------------     ------------
Net cash provided by operating
activities                                         40,590           90,189            4,903

INVESTING ACTIVITIES
  Purchases of fixed assets                          (643)            (546)             (78)
  Increase in investment                               --             (605)              --
  Advances to a minority joint                    (82,916)         (90,566)         (10,014)
   venture partner
                                             ------------     ------------     ------------
Net cash used in investing activities             (83,559)         (91,717)         (10,092)
                                             ------------     ------------     ------------
FINANCING ACTIVITIES
  Proceeds from bank borrowings                   198,200           95,080           23,937
  Repayments of bank borrowings                  (147,500)         (93,080)         (17,814)
  New issue shares for reverse
   Acquisition                                         --            1,242               --
                                             ------------     ------------     ------------
Net cash provided by financing
   activities                                      50,700            3,242            6,123
                                             ------------     ------------     ------------

NET INCREASE IN CASH AND CASH
   EQUIVALENTS                                      7,731            1,714              934

Cash and cash equivalent, at
   beginning of period                             11,403            8,427            1,377
                                             ------------     ------------     ------------
Cash and cash equivalent, at end of
  period                                           19,134           10,141            2,311
                                             ============     ============     ============

See notes to condensed consolidated financial statements.

                  ASIA FIBER HOLDINGS LIMITED AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                             (Amounts in thousands)

1. BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months and nine months periods ended September 30, 2001, are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statement. For further information, refer to the consolidated financial statements and footnotes thereto included in the Asia Fiber Holdings Limited and Subsidiaries' annual report on Form 10-KSB for the year ended December 31, 2000.

Certain comparative amounts have been reclassified to conform with the current period classifications.

2. INVENTORIES



                                       September 30,    December 31,
                                            2001            2000
                                             RMB             RMB
                                       ------------     ------------
Raw materials                                 7,208            3,926
Work in progress                              5,295            6,695
Finished goods                               31,233           18,139
                                       ------------     ------------
                                             43,736           28,760
Less: Provision for inventories              (2,393)            (393)
                                       ------------     ------------
                                             41,343           28,367
                                       ============     ============


3. AMOUNT DUE FROM A MINORITY JOINT VENTURE PARTNER

During 2001, the Group advanced approximately RMB82.9 million to a minority joint venture partner. The advance is unsecured and bears interest at the prevailing three-month interest rate in the Peoples's Republic of China (5.58% at September 30, 2001).

4. FIXED ASSETS



                                        September 30,     December 31,
                                            2001             2000
                                             RMB              RMB
                                        ------------     ------------
At cost:
  Plant, machinery and equipment             189,446          188,803
  Motor vehicles                               1,418            1,418
                                        ------------     ------------
                                             190,864          190,221
Accumulated depreciation                     (79,610)         (69,569)
                                        ------------     ------------
Net book value                               111,254          120,652
                                        ============     ============


5. BANK LOANS

During 2001, the Group entered into five bank loans totaling RMB198,200 repayable within one year at interest rates range from 5.85% to 6.14% per annum and repaid four bank loans totaling RMB147,500.

6. AMOUNTS DUE TO RELATED COMPANIES

The Group's amounts due to related companies owned and/or controlled by Heilongjiang Longdi Group Co., Limited (HLG) comprise:

                                                           September 30,    December 31,
                                                               2001             2000
                                                               RMB              RMB
                                                           ------------    ------------
Heilongjiang Dragon Rising Chemical Fiber Company                47,534          35,017
Heilongjiang Dragon Flying Chemical Fiber Company                36,419          23,983
Heilongjiang North Chemical Fiber Company                        22,861          13,481
                                                           ------------    ------------
                                                                106,814          72,481
                                                           ============    ============


The balances with the above related companies are unsecured and interest-free.

7. DIVIDEND PAYABLE

In 1998, 1999 and 2000, Asibao, declared dividends payable to the minority joint venture partner totaling RMB73,473,000, of which RMB39,756,000 had been paid prior to 2001. Pursuant to the resolution dated August 20, 2001, passed by Asibao's Board of Directors, the declared dividends were cancelled and hence, the dividend payable of RMB33,717,000 were reversed and the paid portion was considered as an advance to the minority joint partner.

8. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

On March 14, 2000, the authorized capital stock of the Company was decreased from 2,760,000,000 shares (consisting of 2,750,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock) to 85,000,000 shares (consisting of 75,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock).

On March 1, 2001, the Board of directors of the Company declared a 2.5 for 1 forward stock split of its common shares. The unaudited condensed consolidated financial statements have been restated to give effect to the retroactive recognition to the stock split in prior period by reclassifying from additional paid-in capital to common stock, the par value of the additional shares arising from the split. In addition, all references in the unaudited condensed consolidated financial statements to number of shares and per share amounts have been restated.

9. ACCUMULATED OTHER COMPREHENSIVE INCOME

Total Comprehensive (Loss)/Income was (RMB3,004) and RMB5,010 for The three and nine-months ended September 30, 2001, respectively, And (RMB5,831) and RMB15,717 for the three and nine-months ended September 30, 2000, respectively.

10. RESTATEMENT OF QUARTERLY INFORMATION

In preparing the financial statements for the quarter ended September 30, 2001, the Company determined that the net resaleable value of inventories as of March 31, 2001 and June 30, 2001 had been improperly calculated. In addition, the Company determined that interest expenses, net for the period ended June 30,2001 had been overstated.

The financial statements for the quarter ended March 31, 2001 and June 30, 2001 have been restated as follows:

                                            Three months         Three Months
                                                 ended               ended
                                            March 31, 2001      June 30, 2001
                                                  RMB                RMB
                                            --------------     --------------
Sales                                               88,915            103,199
Cost of sales                                     *(75,327)          *(91,193)
                                            --------------     --------------
Gross profit                                        13,588             12,006

Selling and administrative expenses                 (4,314)            (3,924)
Financial expense, net                              (1,332)          **(1,578)
                                            --------------     --------------
Income before income taxes                           7,942              6,504
Income taxes                                          (849)              (862)
                                            --------------     --------------
Income before minority interests                     7,093              5,642
Minority interests                                  (2,553)            (2,174)
                                            --------------     --------------
Net profit for the period                            4,540              3,468
                                            ==============     ==============


* Adjusted to reflect reduction in inventory values of RMB2,140,000 and RMB5,560,000 as of March 31, 2001 and June 30, 2001, respectively.

** Adjusted to reflect reduction in interest expense of RMB2,000,000 for the quarter ended June 30, 2001.

                           ASIA FIBER HOLDINGS LIMITED

                                ----------------

                                   PROSPECTUS

                                ----------------

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Certificate of Incorporation includes provisions, which limit the liability of our directors. As permitted by applicable provisions of the Delaware Law, directors will not be liable to Asia Fiber for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to Asia Fiber or our stockholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of Asia Fiber or our stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to Asia Fiber or our stockholders, or that show a reckless disregard for duty to Asia Fiber or our stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Asia Fiber or our stockholders, or (iii) based on transactions between Asia Fiber and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Delaware Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

        The Company has been advised that it is the position of the Commission that insofar as the provision in Asia Fiber's Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The Company is not issuing any common stock under this Registration Statement. All common stock registered pursuant to this Registration Statement is being registered on behalf of selling security holders. The Company has agreed to pay all costs of this Registration Statement. The estimated expenses for the distribution of the common stock registered hereby, other than underwriting commissions, fees and Representative's nonaccountable expense allowance are set forth in the following table:

          ITEM                   AMOUNT
          ----                  -------
SEC Registration Fee .......   $   500
Transfer Agent Fees ........       500
Legal Fees .................     5,000
Accounting Fees ............     1,000
Printing and Engraving Costs     1,500
Miscellaneous ..............     1,000
                               -------
                    Total ..   $12,000
                               =======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the following transactions were effected by us in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions;
(iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

        On January 22, 2000, pursuant to an Acquisition Agreement dated as of September 10, 1999 by and among, Horler, Far Beyond and the stockholders of Far Beyond, the stockholders we issued 8,757,951 shares of our common stock to the shareholders of Far Beyond. The shares were issued in a private placement pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

        On December 21, 2001, pursuant to the terms of a Convertible Preferred Stock Purchase Agreement, we issued 20,000 share of our Series C Convertible Preferred Stock to GEM Global Yield Fund Limited in exchange for $2,000,000. The shares were issued in a private placement pursuant to a exemption provided by
Section 4(2) of Securities Act of 1933, as amended.


                                    EXHIBITS

   Exhibit Number                 Description
   --------------                 -----------
        2.1         Acquisition Agreement; incorporated herein by reference to
                    Exhibit C of the Proxy Statement of we filed on November 2,
                    1999.

        2.2 Disposal Agreement; incorporated herein by reference to Exhibit A of the Proxy Statement of we filed on November 2, 1999.

        2.3 Assignment Agreement; incorporated herein by reference to Exhibit B of the Proxy Statement of we filed on November 2, 1999.

        3.1(4)      Certificate of Incorporation as filed with the Delaware
                    Secretary of State with amendments; Incorporated herein by reference to Form 10-KSB filed on April 14, 2000.

        3.2(4)      Bylaws.

        4.1         Convertible Preferred Stock Purchase Agreement, dated as of
                    December 21, 2001*

        5.1         Opinion Regarding Legality*

       23.1         Consent of Independent Accountants*

       23.2         Consent of Legal Counsel; contained in Exhibit 5.1.


ITEM 28.   UNDERTAKINGS

The undersigned Registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement.

        (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (3) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

        (4) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             ASIA FIBER HOLDINGS LIMITED


                                             By:     /s/ Rui Min Zhao
                                                 ----------------------------
                                                    Rui Min Zhao
                                                    President

Dated: February 11, 2002

        Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


By:        /s/ Rui Min Zhao                            Dated: February 11, 2002
   -------------------------------------------------
           Rui Min Zhao
           President and Vice Chairman of the Board

By:        /s/ Feng Jie Liu                            Dated: February 11, 2002
   -------------------------------------------------
           Feng Jie Liu
           Chief Financial Officer and Director
           (principal financial and accounting
           officer)

By:        /s/ Lung Po Ching                           Dated: February 11, 2002
   -------------------------------------------------
           Lung Po Ching
           Chairman of the Board and CEO

By:        /s/ Wai On Wan                              Dated: February 11, 2002
   -------------------------------------------------
           Wai On Wan
           Secretary and Director


                                                                     EXHIBIT 4.1
-------------------------------------------------------------------------------

                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                     BETWEEN

                           ASIA FIBER HOLDINGS LIMITED

                                       AND

                           THE PURCHASER(S) LISTED ON
                                SCHEDULE 1 HERETO

                              -------------------

                               _____________, 2001


                              -------------------

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I

         CERTAIN DEFINITIONS.....................................................................1
              1.1      Certain Definitions.......................................................1

ARTICLE II

         PURCHASE AND SALE OF CONVERTIBLE PREFERRED SHARES......................................6
              2.1      Purchase and Sale........................................................6
              2.2      Registration Statement; Execution and Delivery of Documents..............6
              2.3      The Closing..............................................................7

ARTICLE III

         REPRESENTATIONS AND WARRANTIES.........................................................9
              3.1      Representations, Warranties and Agreements of the Company................9
              3.2      Representations and Warranties of the Purchaser.........................12

ARTICLE IV

         OTHER AGREEMENTS OF THE PARTIES.......................................................13
              4.1      Manner of Offering......................................................13
              4.2      Furnishing of Information...............................................13
              4.3      Notice of Certain Events................................................14
              4.4      Copies and Use of Disclosure Documents..................................14
              4.5      Modification to Disclosure Documents....................................14
              4.6      Integration.............................................................14
              4.7      Furnishing of Rule 144A Materials.......................................14
              4.8      Solicitation Materials..................................................15
              4.9      Subsequent Financial Statements.........................................15
              4.10     Prohibition on Certain Actions..........................................15
              4.11     Listing of Common Stock.................................................15
              4.12     Escrow..................................................................15
              4.13     Conversion and Exercise Procedures; Maintenance of Escrow Shares........15
              4.14     Attorney-in-Fact........................................................16
              4.15     Indemnification.........................................................16
              4.16     Exclusivity.............................................................18
              4.17     Blue Sky Qualification..................................................18
              4.18     Purchaser's Ownership of Common Stock...................................19
              4.19     Purchaser's Rights if Trading in Common Stock is Suspended..............19
              4.20     No Violation of Applicable Law..........................................20


              4.21     Redemption Restrictions.................................................20
              4.22     No Other Registration Rights............................................21
              4.23     Merger or Consolidation.................................................21
              4.24     Registration of Underlying Shares and Warrant Shares....................21
              4.25     Liquidated Damages......................................................21
              4.26     Selling Restrictions; Short Sales.......................................22
              4.27     Fees....................................................................22

ARTICLE V

         TERMINATION...........................................................................22
              5.1      Termination by the Company or the Purchaser.............................22
              5.2      Remedies................................................................23

ARTICLE VI

         LEGAL FEES AND DEFAULT INTEREST RATE..................................................24

ARTICLE VII

         MISCELLANEOUS.........................................................................24
              7.1      Fees and Expenses.......................................................24
              7.2      Entire Agreement; Amendments............................................25
              7.3      Notices.................................................................25
              7.4      Amendments; Waivers.....................................................26
              7.5      Headings................................................................26
              7.6      Successors and Assigns..................................................26
              7.7      No Third Party Beneficiaries............................................26
              7.8      Governing Law; Venue; Service of Process................................26
              7.9      Survival................................................................26
              7.10     Counterpart Signatures..................................................27
              7.11     Publicity...............................................................27
              7.12     Severability............................................................27
              7.13     Limitation of Remedies..................................................27
              7.14     Omnibus Provision.......................................................27


LIST OF SCHEDULES:

Schedule 1        Purchaser(s)
Schedule 3.1(a)   Subsidiaries
Schedule 3.1(c)   Capitalization and Registration Rights
Schedule 3.1(d)   Equity and Equity Equivalent Securities


Schedule 3.1(e)   Conflicts
Schedule 3.1(f)   Consents and Approvals
Schedule 3.1(g)   Litigation and Claims
Schedule 3.1(h)   Defaults and Violations
Schedule 3.1(i)   Insurance
Schedule 3.1(j)   Issuances of Securities
Schedule 3.1(r)   Leases
Schedule 5.1      Form 8-K Disclosure Obligations


LIST OF EXHIBITS:

Exhibit A      Form of Certificate of Designation
Exhibit B      Form of Warrant
Exhibit C      Form of Registration Rights Agreement
Exhibit D      Conversion And Exercise Procedures
Exhibit E      Form of Escrow Agreement
Exhibit F      Form of Power of Attorney
Exhibit G      Form of Legal Opinion
Exhibit H      Termination Warrant
Exhibit I      Special Escrow Agreement
Exhibit J      Special Registration Rights Agreement
Exhibit K      Special Power of Attorney
Exhibit L      Special Opinion

                                      iii

        THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of ______________, 2001, between Asia Fiber Holdings Limited, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and the purchaser(s) listed on SCHEDULE 1 hereto (the "Purchaser").

        WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire from the Company shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), with an aggregate stated value of $2,000,000 (the "Shares").

        IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

        1.1 Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

        "Attorney-in-Fact" shall have the meaning set forth in Section 2.2(c)(vi) hereof.

        "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

        "Certificate of Designation" means the Certificate of Designation of the Series C Convertible Preferred Stock, in the form of EXHIBIT A annexed hereto.

        "Closing" shall have the meaning set forth in Section 2.3(a).

        "Closing Date" shall have the meaning set forth in Section 2.3(c).

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means shares now or hereafter authorized of the class of common stock, par value $.01 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

        "Company" shall have the meaning set forth in the introductory paragraph.

        "Control Person" shall have the meaning set forth in Section 4.15(a) hereof.

        "Conversion Date" shall have the meaning set forth in the Certificate of Designation.

        "Conversion Price" shall have the meaning set forth in the Certificate of Designation.

        "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

        "Disclosure Documents" means (a) the Schedules required to be to furnished to the Purchaser by or on behalf of the Company pursuant to Section
3.1 hereof and (b) all reports required to be and as filed by the Company with the Commission under the Exchange Act during the two (2) year period prior to the date hereof.

        "Effective Date" shall mean the date on which the Registration Statement shall have been declared effective by the Commission.

        "Escrow Agent" means Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, 5th Floor, New York, NY 10017; Tel: 212-983-6900; Fax: 212-983-9210.

        "Escrow Agreement" shall have the meaning set forth in Section 4.12 hereof.

        "Escrow Shares" means the certificates representing 32,000,000 shares of duly issued Common Stock, in share denominations of ten thousand (10,000) shares, registered in the name of the Purchaser and/or its assigns to be held in escrow pursuant to this Agreement and the Escrow Agreement; 1,750,000 of such shares to be held in escrow with respect to the Warrant Shares and the remainder for the Underlying Shares.

        "Event of Default," shall have the meaning set forth in Section 5.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Execution Date" shall have the meaning set forth in Section 2.2(a) hereof.

        "GEM" means Global Emerging Markets, Ltd. with its registered address at 712 Fifth Avenue, 7th Floor, New York, NY 10019; Phone: 212-582-3400; Fax:
212-265-4035.

        "GEMA" means GEM Advisors, Inc., with its registered address at 712 Fifth Avenue, 7th Floor, New York, NY 10019; Phone: 212-582-3400; Fax:
212-265-4035.

        "Indemnified Party" shall have the meaning set forth in Section 4.15(b) hereof.

        "Indemnifying Party"shall have the meaning set forth in Section 4.15(b) hereof.

        "KGL" means Kaplan Gottbetter & Levenson, LLP.

        "Limitation on Conversion" shall have the meaning set forth in Section
4.18 hereof.

        "Losses" shall have the meaning set forth in Section 4.15(a) hereof.

        "Material" shall mean having a financial consequence in excess of $100,000.

        "Material Adverse Effect" shall have the meaning set forth in Section 3.1(a).

        "NASD" means the National Association of Securities Dealers, Inc.

        "Nasdaq" shall mean the Nasdaq Stock Market, Inc.(R)

        "Non-Edgar Filings" shall have the meaning set forth in Section 4.2 hereof.

        "Notice of Conversion" shall have the meaning set forth in EXHIBIT D annexed hereto.

        "Notice of Exercise" shall have the meaning set forth in EXHIBIT D annexed hereto.

        "Original Issue Date," shall have the meaning set forth in the Certificate of Designation.

        "OTCBB" shall mean the NASD over-the-counter Bulletin Board(R).

        "Per Share Market Value" of the Common Stock means on any particular date (a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq, or
(c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in the Certificate of Designation) selected in good faith by the holders of a majority of the Series C Convertible Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

        "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        "Power of Attorney" means the power of attorney in the form of EXHIBIT F annexed hereto.

        "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

        "Purchase Price" shall have the meaning set forth in Section 2.1(b).

        "Purchaser" shall have the meaning set forth in the introductory paragraph.

        "Registration Rights Agreement" means the agreement to be entered into on the Execution Date, in the form of EXHIBIT C annexed hereto, setting forth the obligation of the Company with respect to registration of the Underlying Shares and the Warrant Shares.

        "Registration Statement" shall have the meaning set forth in Section 2.2(a) hereof.

        "Required Approvals" shall have the meaning set forth in Section 3.1(f).

        "Securities Act" means the Securities Act of 1933, as amended.

        "Series C Preferred Stock" shall have the meaning set forth in the recital.

        "Shares" shall have the meaning set forth in Section 2.1(a).

        "Short Sale" shall have the meaning set forth in Section 4.26 hereof.

        "Special Escrow Agreement" shall mean the agreement, dated the dated hereof, among the parties and the Escrow Agent, a copy of which is annexed as
EXHIBIT I hereto.

        "Special Opinion" shall mean the opinion of Counsel to the Company, a copy of which is annexed as EXHIBIT L hereto.

        "Special Power of Attorney" shall mean the power of attorney, dated the date hereof, a copy of which is annexed as EXHIBIT K hereto.

        "Special Registration Rights Agreement" shall mean the agreement, dated the date hereof, between the Purchaser and the Company, a copy of which is annexed as EXHIBIT J hereto.

        "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

        "Termination Warrant" means the common stock purchase warrant issued to the Purchaser and/or its assigns, in the form of EXHIBIT H annexed hereto, pursuant to which the Purchaser and/or its assigns shall have the right to acquire the number of Termination Warrant Shares set forth in SCHEDULE 1 pursuant to Section 2.2(c) hereof.

        "Termination Warrant Escrow Shares" means the certificates representing two (2) times the number of shares of duly issued Termination Warrant Shares set forth in SCHEDULE 1 in share denominations of ten thousand (10,000) shares, registered in the name of the Purchaser and/or its assigns to be held in escrow pursuant to this Agreement and the Special Escrow Agreement.

        "Termination Warrant Shares" means the shares of Common Stock for which the Termination Warrant may be exercised in accordance with the terms hereof and of the Termination Warrant.

        "Trading Day" means (a) a day on which the Common Stock is quoted on Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

        "Transaction Documents" means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

        "Underlying Shares" means the shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Certificate of Designation.

        "Warrant" means the common stock purchase warrant(s) issued to the Purchaser and/or its assigns, in the form of EXHIBIT B annexed hereto, pursuant to which the Purchaser and/or its assigns shall have the right to acquire 1,750,000 shares of Common Stock.

        "Warrant Shares" means the shares of Common Stock for which the Warrant may be exercised in accordance with the terms hereof and of the Warrant.

                                   ARTICLE II

                PURCHASE AND SALE OF CONVERTIBLE PREFERRED SHARES

        2.1 Purchase and Sale.

               (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchaser shall purchase an aggregate of Two Million Dollars ($2,000,000) of Series C Preferred Stock (the "Shares"). The Series C Preferred Stock shall have the respective rights, preferences and privileges as set forth in the Certificate of Designation to be filed by the Company with the Secretary of State of Delaware prior to the Execution Date.

               (b) The purchase price for each Share shall be $100 (the "Per Share Consideration"). The Per Share Consideration multiplied by the number of Shares to be purchased by the Purchaser as set forth in SCHEDULE 1 is referred to as the "Purchase Price".

        2.2 Registration Statement; Execution and Delivery of Documents.

            (a) As soon as practicable after the date on which the parties shall have executed this Agreement (the "Execution Date"), but in no event more than ninety (90) calendar days after the Execution Date, the Company shall, in accordance with the terms hereof and the Registration Rights Agreement, file a duly completed registration statement on the appropriate form with the Commission to register the resale of the Underlying Shares and the Warrant Shares under the Securities Act (the "Registration Statement").

            (b) Simultaneously with the execution and delivery of this Agreement,

                (i) the parties shall execute and deliver the (A) Registration Rights Agreement, (B) Escrow Agreement, (C) Special Registration Rights Agreement, and (D) Special Escrow Agreement;;

                (ii) the Company shall deliver to the Purchaser a certified copy of the Certificate of Designation as filed with the Secretary of State of Delaware;

                (iii) the Company shall execute and deliver to the Escrow Agent the (A) Warrant, (B) Termination Warrant, and (C) Special Power of Attorney;

                (iv) the Company shall deliver to the Escrow Agent duly issued stock certificates registered in the name of the Purchaser representing the number of Shares as set forth in SCHEDULE 1 hereto, the Escrow Shares and the Termination Warrant Escrow Shares;

                (v) the Company shall execute and deliver to the Purchaser a certificate of its President certifying that attached thereto is a copy of resolutions duly adopted by the Board of

            Directors of the Company authorizing the Company to execute and deliver the Transaction Documents and to enter into the transactions contemplated thereby; and

                (vi) the Purchaser shall deliver to the Escrow Agent the Purchase Price.

            (c) If this Agreement is terminated for any reason pursuant to Sections 5.1(a) or (b) hereof other than solely due to the Escrow Agent's failure to deliver the Purchase Price to the Company on the Closing Date or an Event of Default pursuant to Section 5.1 (c), then, within two (2) Business Days from the date of termination, either the Company or the Purchaser shall notify the Escrow Agent of same, and

                (i) the Escrow Agent shall, within two (2) Business Days of its receipt of such notice,

                    (A) return the Purchase Price to the Purchaser;

                    (B) deliver the Termination Warrant to the Purchaser, which the Purchaser shall retain together with any and all rights and privileges thereunder without any conditions or any obligations to the Company.

The Termination Warrant shall have the terms and conditions and be in the form of the Termination Warrant annexed as EXHIBIT H hereto. The Purchaser shall have piggyback registration rights with respect to the Termination Warrant Shares pursuant to the terms of this Agreement, the Termination Warrant and the Special Registration Rights Agreement; and

                    (C) return the certificates representing the number of
                Shares registered in the name of the Purchaser as set forth in
                SCHEDULE 1 hereto, the Warrant and the Escrow Shares to the Company.

        2.3 The Closing.

            (a) The closing of the purchase and sale of the Shares (the "Closing") shall take place no later than five (5) Business Days after the Effective Date of the Registration Statement (the "Closing Date") at the offices of Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, NY 10017; provided, however, that the Closing may not occur later than one hundred fifty
(150) days after the Execution Date (except if such 150th day is not a Business Day, then the next Business Day), unless the Purchaser agrees in writing in advance to an extension, which writing shall set forth the new Effective Date.

            (b) At the Closing,

                (i) the Escrow Agent shall deliver to the Purchaser the
            following:

                    (A) the certificates representing the number of Shares
                registered in the name of the Purchaser as set forth in SCHEDULE 1 hereto. The Shares shall have the respective rights, preferences and privileges as set forth in the Certificate of Designation annexed as EXHIBIT A hereto; and

                    (B) an original and duly executed Warrant registered in the name of the Purchaser and/or its assigns to purchase the number of shares of the Common Stock as set forth in SCHEDULE 1 hereto. The Warrant shall have the terms and conditions set forth in the form of Warrant annexed as EXHIBIT B hereto;

                (ii) the Company shall deliver to the Purchaser the following:

                    (A) a legal opinion of counsel to the Company, substantially in the form annexed as EXHIBIT G hereto, addressed to the Purchaser and dated the Closing Date;

                    (B) a certificate, dated the Closing Date and signed by the
                Secretary of the Company, certifying (A) that attached thereto are true, correct and complete copies of (1) the Company's articles or certificate of incorporation, as amended to the date thereof, (2) the Company's by-laws, as amended to the date thereof, (3) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance and sale of the Shares, the Warrant, the Underlying Shares and the Warrant Shares, and the appointment, pursuant to Section 4.14 hereof, of the attorney-in-fact pursuant to a power of attorney in the form annexed as EXHIBIT F hereto (the "Attorney-in-Fact"), and (4) a certificate of good standing from the Secretary of State of Delaware and (B) the incumbency of the officer executing this Agreement;

                    (C) a certificate of the Company's President, dated the
                Closing Date, certifying that the representations and warranties of the Company contained in Article III hereof are true and correct in all material respects on the Closing Date; and

                    (D) all other documents, instruments and writings required to have been delivered by the Company at or prior to the Closing pursuant to this Agreement.

               (c) Upon receipt by the Purchaser of those items set forth in Sections 2.3(b)(i) and (ii) above, the Escrow Agent shall deliver the following to the Company:

                (i) the Purchase Price by wire transfer of immediately available funds pursuant to written wire transfer instructions delivered by the Company to the Escrow Agent at least five (5) Business Days prior to the Closing Date;

                (ii) the Termination Warrant and the Termination Warrant Escrow
            Shares; and

                (iii) all documents, instruments, and writings required to have been delivered or necessary at or prior to Closing by the Purchaser pursuant to this Agreement.

               (d) The Escrow Agent shall retain and hold the Escrow Shares, all of which shall be held in accordance with the terms of this Agreement, the Warrant and the Escrow Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        3.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchaser, all of which shall survive the Closing:

               (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth on SCHEDULE 3.1(a) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

               (b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

               (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on SCHEDULE 3.1(c). No shares of the Series C Preferred Stock have been issued as of the date hereof. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement. Except as disclosed in SCHEDULE 3.1(c), there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Series C Preferred Stock hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective Certificate of Incorporation, bylaws or other charter documents.

               (d) Issuance of Shares and Warrant. The Shares, the Warrant and the Escrow Shares have ben duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms. The Termination Warrant and the Termination Warrant Escrow Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company has and at all times while the Shares and the Warrant are outstanding has and will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement, the Certificate of Designation and the Warrant. When issued in accordance with the terms hereof, the Shares, the Warrant, the Termination Warrant, the Underlying Shares, the Warrant Shares, Termination Warrant Shares, the Escrow Shares, and the Termination Escrow Shares will be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in SCHEDULE 3.1(d) hereto, there is no equity or equity equivalent security outstanding that is substantially similar to the Shares, including any security having a floating conversion price substantially similar to the Shares; provided, however, that nothing contained in this Section 3.1(d) shall be deemed to permit any equity or equity equivalent security of the Company to provide for a floating conversion price, other than any security issued or that may be issued to the Purchaser or any of its respective Affiliates or assigns, including, without limitation, GEM and GEMA.

               (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any of the consents referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company or its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

               (f) Consents and Approvals. Except as specifically set forth in
SCHEDULE 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents, except for (i) the filing of the Certificate of Designation with respect to the Series C Preferred Stock with the Secretary of State of Delaware, which filing shall be effected prior to the Closing Date, and
(ii) the filing of the Registration Statement relating to the Underlying Shares and Warrant Shares contemplated by the Registration Rights Agreement with the Commission, which shall be filed in the time period set forth in Section 2.2(a) (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 3.1(f), the "Required Approvals").

               (g) Litigation; Proceedings. Except as specifically disclosed in
SCHEDULE 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which
(i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents, the Shares, the Underlying Shares or the Warrant Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

               (h) No Default or Violation. Except as set forth in SCHEDULE 3.1(h) hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

               (i) Certain Fees. No fees or commission will be payable by the Company to any investment banker, broker, placement agent or bank with respect to the consummation of the transactions contemplated hereby except as provided in Section 4.27 hereof.

               (j) Disclosure Documents. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (k) Reporting Company. The Company's Common Stock is registered under the Exchange Act, the Company is subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act, and the Company is current in its reporting requirements.

The Purchaser acknowledges and agrees that the Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

        3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

               (a) Organization; Authority. The Purchaser is a corporation or limited partnership, as the case may be, duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Shares and the Warrant to be purchased by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

               (b) Investment Intent. The Purchaser is acquiring the Shares and the Warrant to be purchased by it hereunder, and will acquire the Underlying Shares and the Warrant Shares relating to such Shares and the Warrant for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or Underlying Shares or Warrant or Warrant Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Underlying Shares or Warrant or Warrant Shares in compliance with applicable federal and state securities laws.

               (c) Purchaser Status. At the time the Purchaser was offered the Shares to be acquired by it hereunder, it was and at the date hereof, it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

               (d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the securities to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

               (e) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the securities to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

               (f) Prohibited Transactions. The securities to be acquired by the Purchaser hereunder are not being acquired, directly or indirectly, with the assets of any "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended.

               (g) Access to Information. The Purchaser acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the securities offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in such securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Documents.

               (h) Reliance. The Purchaser understands and acknowledges that (i) the Shares and the Warrant being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

        The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

        4.1 Manner of Offering. The Shares and the Warrant are being issued pursuant to Rule 506 of Regulation D of the Securities Act. The Shares, the Warrant, the Underlying Shares and the Warrant Shares will bear restrictions on transfer, and will carry a restrictive legend with respect to the exemption from registration under the Securities Act. The transfer and resale of the Shares, the Warrant, the Underlying Shares, and the Warrant Shares may be made only pursuant to registration under the Securities Act or an exemption from such registration.

        4.2 Furnishing of Information. As long as the Purchaser owns any Shares, the Warrant, Underlying Shares, Warrant Shares, Termination Warrant, or Termination Warrant Shares, the Company will furnish to the Purchaser, promptly after they have been prepared, its annual report and other reports and filings required by Section 13(a) or 15(d) of the Exchange Act that are not available on EDGAR (the "Non-Edgar Filings").

        4.3 Notice of Certain Events. The Company shall, on a continuing basis,
(i) advise the Purchaser promptly after obtaining knowledge of, and, if requested by the Purchaser, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Shares, the Warrant, the Underlying Shares or the Warrant Shares, for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made in the Disclosure Documents untrue or that requires the making of any additions to or changes in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Shares, the Warrant, the Underlying Shares or the Warrant Shares under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Shares, the Warrant, the Underlying Shares or the Warrant Shares under any such laws, and use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

        4.4 Copies and Use of Disclosure Documents. The Company shall furnish the Purchaser, without charge, as many copies of the Non-Edgar Filings and any amendments or supplements thereto as the Purchaser may reasonably request. The Company consents to the use of the Disclosure Documents and any amendments and supplements to any of them by the Purchaser in connection with resales of the Shares, the Warrant, the Termination Warrant, the Underlying Shares, the Warrant Shares or the Termination Warrant Shares.

        4.5 Modification to Disclosure Documents. If any event shall occur as a result of which, in the reasonable judgment of the Company or the Purchaser, it becomes necessary or advisable to amend or supplement any of the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time such Disclosure Document(s) were delivered to the Purchaser, not misleading, or if it becomes necessary to amend or supplement any of the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to each such Document in form and substance reasonably satisfactory to both the Purchaser and Company so that (i) as so amended or supplemented, each such Document will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the Purchaser, not misleading and (ii) the Disclosure Documents will comply with applicable law.

        4.6 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrant, Underlying Shares, or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or the Warrant to the Purchaser.

        4.7 Furnishing of Rule 144A Materials. The Company shall, for so long as any of the Shares, Warrant, Termination Warrant, Underlying Shares, Warrant Shares, or Termination Warrant Shares remains outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange's Act, make available to any registered holder of the Shares, Warrant, Termination Warrant, Underlying Shares, Warrant Shares, or Termination Warrant Shares in connection with any sale thereof and any prospective purchaser of such Shares, Warrant, Termination Warrant, Underlying Shares, Warrant Shares, or Termination Warrant Shares from such Person, the following information in accordance with Rule 144A(d)(4) under the Securities Act: a brief statement of the nature of the business of the Company and the products and services it offers and the Company's most recent audited balance sheet and profit and loss and retained earnings statements, and similar audited financial statements for such part of the two preceding fiscal years as the Company has been in operation.

        4.8 Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Shares, Warrant, Underlying Shares or Warrant Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or
(ii) solicit any offer to buy or sell the Shares, Warrant, Underlying Shares or Warrant Shares by means of any form of general solicitation or advertising.

        4.9 Subsequent Financial Statements. The Company shall furnish to the Purchaser, promptly after filing with the Commission, a copy of all financial statements for any period subsequent to the period covered by the financial statements included in the Disclosure Documents until the full conversion of the Shares and exercise of the Warrants.

        4.10 Prohibition on Certain Actions. From the date hereof through the Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the prior written consent of the Purchaser, (i) amend its certificate or articles of incorporation, by-laws or other charter documents so as to adversely affect any rights of the Purchaser; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing.

        4.11 Listing of Common Stock. The Company shall (a) use its best efforts to maintain the listing of its Common Stock on the OTCBB or such other exchange on which the Common Stock is then listed until expiration of each of the periods during which the Shares may be converted or the Warrant may be exercised and (b) shall provide to the Purchaser evidence of such listing.

        4.12 Escrow. The Company and the Purchaser agree to execute and deliver, simultaneously with the execution and delivery of this Agreement, the escrow agreement attached hereto and made part hereof as EXHIBIT E (the "Escrow Agreement").

        4.13 Conversion and Exercise Procedures; Maintenance of Escrow Shares. EXHIBIT D attached hereto and made a part hereof sets forth the procedures with respect to the conversion of the Shares and the exercise of the Warrant, including the forms of Notice of Conversion and Notice of Exercise to be provided upon conversion or exercise, instructions as to the procedures for conversion or exercise, the form of legal opinion, if necessary, that shall be rendered to the Company and such other information and instructions as may be reasonably necessary to enable the Purchaser or its permitted transferee(s) to exercise the right of conversion or exercise smoothly and expeditiously. The Company agrees that, at any time the conversion price of the Shares is such that the number of Escrow Shares with respect to the Shares is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Shares given the then current conversion price (the "Full Conversion Shares"), upon ten (10) Business Days written notice of such circumstance to the Company by the Purchasers and/or Escrow Agent, the Company shall issue additional share certificates in the names of each of the Purchasers in denominations of 10,000 shares, and deliver same to the Escrow Agent, such that the new number of Escrow Shares with respect to the Shares is equal to 200% of the Full Conversion Shares.

        4.14 Attorney-in-Fact. To effectuate the terms and provisions of this Agreement, the Certificate of Designation, the Escrow Agreement, and the Warrant, the Company hereby agrees to give a power of attorney as is evidenced by Exhibit F annexed hereto. All acts done under such power of attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is operating within the scope of the power of attorney and this Agreement and its exhibits. The power of attorney, being coupled with an interest, shall be irrevocable while any of the Shares remain unconverted, any of the Warrant remains unexercised or any portion of this Agreement or the Escrow Agreement remains unsatisfied. In addition, the Company shall give the Attorney-in-Fact resolutions executed by the Board of Directors of the Company which authorize future issuances of the Underlying Shares for the Shares and the Warrant Shares for the Warrant, and which resolutions state that they are irrevocable while any of the Shares remain unconverted, any of the Warrant remains unexercised or any portion of this Agreement or the Escrow Agreement remains unsatisfied.

        4.15   Indemnification.

               (a) Indemnification

                   (i) The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless GEM, GEMA and the Purchaser and its respective officers, directors, agents, employees and affiliates, each Person who controls GEM, GEMA or the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a "Control Person") and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement or any other Transaction Document.

                   (ii) The Purchaser, severally and not jointly, shall notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Purchaser under this Agreement or the other Transaction Documents.

               (b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

               An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impeded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

               All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

               No right of indemnification under this Section 4.15 shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

               (c) Contribution. If a claim for indemnification under this
Section 4.15(a) is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this
Section 4.15 would apply by its terms (other than by reason of exceptions provided in this Section 4.15(c)), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

               (d) Non-Exclusivity. The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

        4.16 Exclusivity. Other than any equity or equity equivalent security issued to GEM, GEMA, or any of their respective Affiliates, during the period commencing on the date of this Agreement and ending on the date that all of the Shares shall have been converted into shares of Common Stock in accordance with the terms and conditions of this Agreement, the Company shall not offer or issue any equity or equity equivalent security (a) with a floating conversion price or
(b) at a price that is less than the Conversion Price (as defined in the Certificate of Designation) at the time of the closing of such offering; provided, however, that in the event the Company wants to close any equity related financing below the Fixed Conversion Price, then the Fixed Conversion Price will be reset to equal the price of the proposed equity financing, but in no event shall any proposed financing be priced below the then Floating Conversion Price.

        4.17 Blue Sky Qualification. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares and the Warrant Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may reasonably request and shall continue such qualification at all times through the second anniversary of the Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

        4.18 Purchaser's Ownership of Common Stock. In addition to and not in lieu of the limitations on conversion set forth in the Certificate of Designation, the conversion and exercise rights of the Purchaser set forth in the Certificate of Designation and the Warrant, as applicable, shall be limited, solely to the extent required, from time to time, such that, unless the Purchaser gives written notice 75 days in advance to the Company of the Purchaser's intention to exceed the Limitation on Conversion as defined herein, with respect to all or a specified amount of the Shares and the corresponding number of the Underlying Shares, in no instance shall the maximum number of shares of Common Stock which the Purchaser (singularly, together with any Persons who in the determination of the Purchaser, together with the Purchaser, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Shares or exercise of the Warrant, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise minus (ii) the number of shares of Common Stock of the Company then owned by the Purchaser (including any shares of Common Stock deemed beneficially owned due to ownership of the Shares and Warrant) (the foregoing being herein referred to as the "Limitation on Conversion"); provided, however, that the Limitation on Conversion shall not apply to any forced or automatic conversion pursuant to this agreement or the Certificate of Designation; and provided, further that if the Purchaser shall have declared an Event of Default and, if a cure period is provided, the Company shall not have properly and fully cured such Event of Default within any such cure period, the provisions of this
Section 4.18 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a Notice of Conversion tendered by the Purchaser (or its sole designee) for the Shares, as applicable, and upon its receipt of a Notice of Exercise under the terms of the Warrant, notify the Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares and Warrant Shares, as the case may be, which would be issuable to the Purchaser (or its sole designee, as the case may be) if the conversion requested in such Notice of Conversion or exercise requested in such Notice of Exercise were effected in full, whereupon, in accordance with the Certificate of Designation and notwithstanding anything to the contrary set forth in the Warrant, the Purchaser may within one (1) Business Day of its receipt of the Company notice required by this Section 4.18 by facsimile revoke such conversion or exercise to the extent (in whole or in part) that the Purchaser determines that such conversion or exercise would result in the ownership by the Purchaser of shares of Common Stock in excess of the Limitation on Conversion.

        4.19 Purchaser's Rights if Trading in Common Stock is Suspended. In the event that at any time after the Closing and during the period when the Registration Statement is to remain effective under the Securities Act in accordance with the Registration Rights Agreement, trading in the shares of the Common Stock is suspended (and not reinstated within ten (10) Trading Days) on such stock exchange or market upon which the Common Stock is then listed for trading (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information), or the Common Stock is delisted from the OTCBB (and not reinstated within ten (10) Trading Days), then, at the option of the Purchaser exercisable by giving written notice to the Company, the

Company shall redeem, as applicable, all of the Shares, Warrant, Underlying Shares and Warrant Shares owned by the Purchaser at an aggregate purchase price equal to the sum of:

               (i) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this Section 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by (2) the aggregate number of Underlying Shares and Warrant Shares owned by the Purchaser;

               (ii) the product of (A) the difference, but not below zero, between (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this Section 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, and (2) the then-current conversion price of the Shares, multiplied by (B) the aggregate number of Underlying Shares issuable upon the conversion of the Shares owned by the Purchaser;

               (iii) the product of (A) the difference, but not below zero, between (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this Section 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, and (2) the then-current exercise price of the Warrant, multiplied by (B) the aggregate number of Warrant Shares issuable upon exercise of the Warrant owned by the Purchaser; and

               (iv) interest on such amounts set forth in (i) - (iii) above accruing from the seventh (7th) day after such notice until the repurchase price under this Section 4.19 is paid in full, at the rate of fifteen percent (20%) per annum.

        4.20 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Shares, the Warrant, the Underlying Shares or the Warrant Shares otherwise required under this Agreement, the Certificate of Designation, the Warrant, or the Registration Rights Agreement would be prohibited by the relevant provisions of Delaware law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that interest payable by the Company with respect to any such redemption shall accrue in accordance with Section 4.19.

        4.21 Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of the Shares, the Warrant, Underlying Shares or the Warrant Shares otherwise required under this Agreement, the Certificate of Designation, the Warrant, or the Registration Rights Agreement would be prohibited in the absence of consent from any lender to the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after any such redemption is required. Interest payable by the Company with respect to any such redemption shall accrue in accordance with Section 4.19 until such consent is obtained. Nothing contained in this
Section 4.21 shall be construed as a waiver by the Purchaser of any rights they may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

        4.22 No Other Registration Rights. During the period commencing on the date hereof and ending on the Closing Date, the Company shall not file any registration statement that provides for the registration of shares of Common Stock to be sold by securityholders of the Company, other than the Purchaser and/or its respective Affiliates or assigns, without the prior written consent of the Purchaser or its assigns, provided, however, that the limitation on the right to file registration statements contained in this Section 4.22 shall not apply to registration statements relating solely to (i) employee benefit plans, notwithstanding the inclusion of a resale prospectus for securities received under any such employee benefit plan, or (ii) business combinations not otherwise prohibited by the terms of this Agreement or the other Transaction Documents.

        4.23 Merger or Consolidation. Until the earlier of (a) the full conversion of the Shares and (b) the Maturity Date of the Shares (as that term is defined in the Certificate of Designation), the Company and each Subsidiary will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Shares and the Warrant and this Agreement;
(x) immediately before and immediately after giving effect to such transactions (including any indebtedness incurred or anticipated to be incurred in connection with the transactions), no Event of Default shall have occurred and be continuing; (y) if the Company is not the surviving entity, such surviving entity's common shares will be listed on either The New York Stock Exchange, American Stock Exchange, Nasdaq National Market or Nasdaq SmallCap Market, or the OTCBB on or prior to the closing of such transaction(s) and (z) the Company shall have delivered to Purchaser an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound thereby and that all conditions precedent in this Agreement relating to such transaction(s) have been satisfied.

        4.24 Registration of Underlying Shares and Warrant Shares. Pursuant to the terms of the Registration Rights Agreement between the Company and the Purchaser, the Company shall cause the Underlying Shares and Warrant Shares to be registered under the Securities Act, and so long as any of the Shares remain unconverted or any of the Warrant remain unexercised, the Company agrees to keep such registration current with the Commission and with such states of the United States as any of the holders of the Shares or the Warrant shall reasonably request in writing. All costs and expenses of registration shall be borne by the Company.

        4.25 Liquidated Damages. The Company understands and agrees that an Event of Default as contained in this Agreement and/or any other Transaction Document will result in substantial economic loss to the Purchaser, which loss will be extremely difficult to calculate with precision. Therefore, if, for any reason, the Company fails to cure any Event of Default within the time, if any, given to cure such Event of Default, as compensation and liquidated damages for such default, and not as a penalty, the Company agrees to pay the Purchaser an amount obtained by multiplying the Purchase Price times two (2). The

Company shall, upon demand, pay the Purchaser such liquidated damages by wire transfer of immediately available funds to an account designated by the Purchaser. Nothing herein shall limit the right of the Purchaser to pursue actual damages (less the amount of any liquidated damages received pursuant to the foregoing) for the Company's failure to cure an Event of Default, consistent with the terms of this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE COMPANY'S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

        4.26 Selling Restrictions; Short Sales.

               (a) The Purchaser shall not sell, on any day, Underlying Shares and/or Warrant Shares which, in the aggregate for the Purchaser on such day, exceed fifteen percent (15%) of the average daily trading volume of the Common Stock for the previous five (5) Trading Days.

               (b) The Purchaser agrees that it will not enter into any Short Sales (as hereinafter defined) until the earlier to occur of the date that the Purchaser no longer owns the Shares and the Maturity Date. For purpose hereof, a "Short Sale" shall mean a sale of Common Stock by the Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in the Common Stock by the Purchaser. For the purposes of determining whether there is an equivalent offsetting long position in the Common Stock held by the Purchaser, shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrant shall be deemed to be held long by the Purchaser with respect to the Underlying Shares and/or Warrant Shares for which a Notice of Conversion or Notice of Exercise, as appropriate, is delivered within two (2) Trading Days following the Trading Day that such short sale is entered into.

        4.27 Fees. The Company will pay the following fees and expenses in connection with the transactions contemplated hereby and, except with respect to the escrow agent fee and commission to GEM/GEMA, regardless of whether the transactions contemplated under this Agreement are closed or otherwise completed: (a) to KGL (i) $15,000 for document preparation fees; and (ii) all reasonable disbursements and expenses incurred by KGL;(b) $5,000 to the Escrow Agent for the escrow agent fee; and (c) a commission to GEM/GEMA equal to ten percent (10%) of the Purchase Price received by the Company. All fees and expenses will be paid at Closing and the Escrow Agent shall deduct such fees and expenses directly from escrow.

                                    ARTICLE V

                                   TERMINATION

        5.1 Termination by the Company or the Purchaser. This Agreement shall be terminated as follows upon the occurrence of any of the following events (each an "Event of Default"):

               (a) Automatically terminated prior to Closing if:

                   (i) there shall be in effect any statute, rule, law or
               regulation, including an amendment to Regulation D or an interpretive release promulgated or issued thereunder, that prohibits the consummation of the Closing or if the consummation of the Closing would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction;

                   (ii) the Closing shall not have occurred by the Closing Date except as a result of an Event of Default pursuant to Section 5.1
               (c);

                   (iii) the Company's Common Stock is not registered under
               Section 12 of the Exchange Act;

                   (iv) the Company is not current in its reporting obligations under Section 13 or 15(d) of the Exchange Act;

                   (v) an event occurs prior to the Closing requiring the
               Company to report such event to the SEC on Form 8-K and not otherwise set forth in SCHEDULE 5.1, provided, however, such event shall only include the following items under Form 8-K: Item 1; Item 2 to the extent that any event is reported under Item 2 that involves a change in the nature of the Company's business or a change of control of the Company; Item 3; or Item 4 (provided further, that as to Item 4, only if the event requires disclosure under Item 304 (a)(1)(iv) under Regulation S-B);

                   (vi) trading in the Common Stock has been suspended,
               delisted, or otherwise ceased by the Commission or the NASD or other exchange or the Nasdaq (whether the National Market or otherwise), except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company, and not reinstated within ten (10) Trading Days; or

                   (vii) the transfer agent for the Common Stock fails to
               deliver certificates for the shares of Common Stock as required by and by the date set forth in Section 2.2 hereof.


               (b) Prior to Closing by the Purchaser, by giving written notice of such termination to the Company, if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement or the other Transaction Documents and such breach is not cured within five (5) Business Days following receipt by the Company of notice of such breach.

               (c) Prior to Closing by the Company, by giving written notice of such termination to the Purchaser, if the Purchaser has breached any representation, warranty, covenant or agreement contained in this Agreement or the other Transaction Documents and such breach is not cured within five (5) Business Days following receipt by the Purchaser of notice of such breach.

        5.2 Remedies. Notwithstanding anything else contained herein to the contrary, if an Event of Default has occurred pursuant to Section 5.1, and only with respect to Section 5.1(b) has not been cured within the cure period provided for therein, the defaulting party shall be deemed in default hereof and the non-defaulting party shall be entitled to pursue all available rights without further notice. The defaulting party shall pay all attorney's fees and costs incurred in enforcing this Agreement and the other Transaction Documents. In addition, all unpaid amounts shall accrue interest at a rate of 20% per annum.

                                   ARTICLE VI

                      LEGAL FEES AND DEFAULT INTEREST RATE

        In the event any party hereto commences legal action to enforce its rights under this Agreement or any other Transaction Document, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights. In the event of an uncured Event of Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of 20% per annum, compounded annually.

                                   ARTICLE VII

                                  MISCELLANEOUS

        7.1 Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the fees of the Escrow Agent and all stamp and other taxes and duties levied in connection with the issuance of (a) the Shares and the Warrant (and, upon conversion or exercise thereof, the Underlying Shares and Warrant Shares) and (b) the termination Warrant (and, upon exercise thereof, the Termination Warrant Shares) pursuant hereto. The Purchaser shall be responsible for any taxes payable by the Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. Whether or not the transactions contemplated hereby and thereby are consummated or this Agreement is terminated, the Company shall pay (i) all costs, expenses, fees and all taxes incident to and in connection with: (A) the preparation, printing and distribution of the Registration Statement and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the issuance and delivery of the Shares and the Warrant and, upon conversion or exercise thereof, the Underlying Shares and the Warrant Shares, (C) the exemption from registration of the Shares and the Warrant and, upon conversion or exercise thereof, the Underlying Shares and Warrant Shares for offer and sale to the Purchaser under the securities or Blue Sky laws of the applicable jurisdiction, (D) furnishing such copies of the Registration Statement, the preliminary and final prospectuses and all amendments and supplements thereto, as may reasonably be requested for use in connection with resales of the Shares and the Warrant and, upon conversion or exercise thereof, the Underlying Shares and the Warrant Shares, and (E) the preparation of certificates for the Shares and the Warrant and, upon conversion or exercise thereof, the Underlying Shares and Warrant Shares (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of counsel and accountants of the Company and (iii) all expenses and fees of listing on securities exchanges, if any.

        7.2 Entire Agreement; Amendments. This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

        7.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

               If to the Company:     Asia Fiber Holdings Limited
                                      Room 2105, 21/F, West Tower
                                      Shun Tak Centre
                                      200 Connaught Rd.
                                      Sheung Wan, Hong Kong
                                      Attn: Mr. Ching Lung Po, CEO
                                      Tel:
                                      Fax:

               With copies to:        Loeb & Loeb LLP
                                      10100 Santa Monica Blvd.
                                      Suite 2200
                                      Los Angeles, California  90067
                                      Attn:  David Ficksman, Esq.

                                      Tel:  (310) 282-2350
                                      Fax:  (310) 282-2192

               If to the Purchaser:   See SCHEDULE 1 attached hereto

               With copies to:        Kaplan Gottbetter & Levenson, LLP
                                      630 Third Avenue
                                      New York, NY 10017-6705
                                      Attn:  Adam S. Gottbetter, Esq.
                                      Tel:  (212) 983-6900
                                      Fax:  (212) 983-9210

               If to Escrow Agent:    Kaplan Gottbetter & Levenson, LLP
                                      630 Third Avenue
                                      New York, NY 10017-6705
                                      Attn:  Adam S. Gottbetter, Esq.
                                      Tel:  (212) 983-6900
                                      Fax:  (212) 983-9210

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 7.3.

        7.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

        7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

        7.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        7.8 Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situate in the County and State of New York. Service of process in any action by Purchaser to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

        7.9 Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VII shall survive the Closing (or any earlier termination of this Agreement).

        7.10 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

        7.11 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or state securities laws. Except as otherwise required by applicable law or regulation, the Company will not disclose to any third party the names of the Purchaser.

        7.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        7.13 Limitation of Remedies. With respect to claims by the Company or any person acting by or through the Company for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

        7.14 Omnibus Provision. Anything contained herein or in the other Transaction Documents notwithstanding, in the event that the Common Stock ceases to be listed for trading on the OTCBB, then any reference thereto in this Agreement or the other Transaction Documents shall be deemed to be a reference to (a) the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, Nasdaq, or (c) if the Common Stock is not then listed or admitted to trading on Nasdaq, then the over-the-counter market reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices).

                           [ SIGNATURE PAGE FOLLOWS ]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                   Company:

                                   ASIA FIBER HOLDINGS LIMITED


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:



                                   Purchaser:

                                   GEM GLOBAL YIELD FUND LIMITED



                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:

                                   Schedule 1

                                  Purchaser(s)

                                                                                       No. of           No. of Termination
 Name and Address of Purchaser            Purchase Price       No. of Shares       Warrant Shares         Warrant Shares
 -----------------------------            --------------       -------------       --------------       -------------------
GEM Global Yield Fund Limited              $2,000,000.00           20,000             1,750,000              500,000
Hunkins Waterfront Plaza
P.O. Box 556, Main Street
Nevis, West Indies
Tel:  44.171.355.2051
Fax:  44.171.355.4975


                                 Schedule 3.1(a)

                                  Subsidiaries

                               Asia Fiber Holdings
                                     Limited
                              (a US listed company)
                                        |
                                        |   100%
                                        |
                                   Far Beyond
                                Investments Ltd.
                                 (a BVI company)
                                        |               Heilongjiang Longdi
                                        |                 Group Co., Ltd.
                                        |   70%            /
                                        |               /
                                  Harbin Asibao      /        30%
                                 Chemical Fiber   /
                                   Co., Ltd.
                               (a Sino-foreign JV)
                                        |
                  - - - - - - - - - - - |- - - - - - - - - - - -
                 |                      |                       |
             Polyester               Polyester              Polyester
            Staple Fiber             Filament               Filament
                Plant               Plant No. 1            Plant No. 2

                                 Schedule 3.1(c)

                     Capitalization and Registration Rights

        As of September 30, 2001, the capitalization of the Company is as follows:


Preferred Stock (par value of US$0.01 each)
-------------------------------------------
        Authorized:                            10,000,000 shares
        Issued and Outstanding:                Nil

Common Stock (par value of US$0.01 each)
---------------------------------------
       Authorized:                             75,000,000 shares
       Issued and Outstanding:                 24,881,319 shares


Pursuant to certain registration rights agreement dated January 26, 2000, the Company has granted certain shareholders of the Company registration rights as set forth therein.

                                 Schedule 3.1(d)

                     Equity and Equity Equivalent Securities

There is no equity or equity equivalent security having a floating conversion price substantially similar to the Shares, other than any security to be issued to the Purchaser or any of its respective Affiliates.

                                 Schedule 3.1(f)

                             Consents and Approvals

Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents, except for (i) the filing of the Certificate of Designation with respect to the Series C Preferred Stock with the Secretary of State of Delaware, which filing shall be effected prior to the Closing Date, and (ii) the filing of the Registration Statement relating to the Underlying Shares and Warrants Shares contemplated by the Registration Rights Agreement with the Commission.

                                 Schedule 3.1(g)

                              Litigation and Claims

To the best of the Company's knowledge, there is no action suit, notice of violation, proceeding or investigation pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties.

                                 Schedule 3.1(h)

                             Defaults and Violations

        7.15 Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement of any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as not having a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or government body, except for such violations as not having a Material Adverse Effect, or
(iii) is in violation of any status, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect, or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
                                       OF
                            SERIES C PREFERRED STOCK
                                       OF
                           ASIA FIBER HOLDINGS LIMITED

        Asia Fiber Holdings Limited, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law (the "DGCL").

        RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended through the date hereof, the Board of Directors hereby authorizes a series of the Company's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                             I. CERTAIN DEFINITIONS

        For purposes of this Certificate of Designation, capitalized terms are defined in this Certificate of Designation or shall have the following meanings:

        "Common Stock" means the common stock of the Company, $.01 par value per share.

        "Escrow Agent" means the Escrow Agent as defined in the Purchase Agreement.

        "Issuance Date" means the date of the Closing under the Agreement with respect to the initial issuance of the Series C Preferred Stock.

        "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The Over-The-Counter Bulletin Board, the OTC Bulletin Board(R) ("OTCBB") or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on OTCBB or any stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the NASD at the close of business on such date, or (c) if the Common Stock is not quoted by the NASD, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section IV(c)(iv)) selected in good faith by the Holders of a majority of the outstanding Series C Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser, in each case as reported by Bloomberg Financial Markets, or if not available, a comparable reporting service chosen by the Company reasonably acceptable to the Holder of a majority of the outstanding shares of Series C Preferred Stock.

        "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        "Purchase Agreement" is the Series C Preferred Stock Purchase Agreement dated _____, 2001, by and among the Company and the purchaser set forth in
Schedule 1 thereto (the "Purchaser").

        "Trading Day" means (a) a day on which the Common Stock is quoted on the OTCBB or principal stock exchange on which the Common Stock has been listed, or
(b) if the Common Stock is not quoted on the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. ("NASD"), or (c) if the Common Stock is not quoted on the NASD, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                           II. DESIGNATION AND AMOUNT

        The designation of this series, which consists of ____________ (_____) shares of Preferred Stock, is the Series C Preferred Stock (the "Series C Preferred Stock") and the stated value shall be One Hundred U.S. Dollars ($100.00) per share (the "Stated Value").

                                 III. DIVIDENDS

        The holder of the shares of Series C Preferred Stock as they appear on the stock records of the Company ("Holder" or "Holders") shall be entitled to receive, the Board of Directors shall be obligated to declare and the Company shall be obligated to pay, out of funds legally available for the payment of dividends, dividends in cash or (as provided herein) shares of Common Stock at the rate of two percent (2%) per annum (computed on the basis of a 360-day year) (the "Dividend Rate") on the Stated Value of each share of Series C Preferred Stock on and as of the most recent Conversion Date (as defined below) with respect to each Dividend Period (as defined below). Dividends on the Series C Preferred Stock shall be cumulative from the Issuance Date.

        (a) Each dividend (other than the first dividend, which shall reflect accrual only from the Issuance Date) shall be payable on each Conversion Date (as defined below), to the Holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Company at the close of business on such Conversion Date. For the purposes hereof, "Dividend Period" means the period commencing on and including the day after the immediately preceding Conversion Date and ending on and including the immediately subsequent Conversion Date.

        (b) The dividend shall be paid in (i) cash or (ii) through the issuance of duly and validly authorized and issued, fully paid and non-assessable, shares of Series C Preferred Stock valued at the Stated Value, or (iii) through the issuance of duly and validly authorized and issued, fully paid and non-assessable, shares of Common Stock valued at one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of the Common Stock during the thirty (30) Trading Days immediately preceding the Conversion Date; provided, however, that (i) there shall not have occurred and be continuing any Event of Default (as defined herein) and (ii) the Registration Statement (as defined herein) is effective on the date of payment.

        (c) So long as any shares of the Series C Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Pari Passu Securities (as defined herein) for any period unless full cumulative dividends required to be paid in cash have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Pari Passu Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series C Preferred Stock and all dividends declared upon any other class or series of Pari Passu Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred Stock and accumulated and unpaid on such Pari Passu Securities.

        (d) So long as any shares of the Series C Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (as defined herein), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly, unless in each case (i) the full cumulative dividends required to be paid in cash on all outstanding shares of the Series C Preferred Stock and any other Pari Passu Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and all past dividend periods with respect to such Pari Passu Securities, and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to such Pari Passu Securities.

                                 IV. CONVERSION

        (a) The outstanding shares of Series C Preferred Stock shall be convertible into shares of Common Stock at the Conversion Price as defined below, and subject to the Limitation on Conversion in Section 4.19 of the Purchase Agreement, at the option of the Holder in whole or in part, at any time during the period of two and one half years commencing on the Issuance Date (the "Holder Conversion Period"). Any conversion under this Section IV(a) shall be for a minimum Stated Value of $10,000.00 of Series C Preferred Stock. The Holder shall effect conversions by surrendering the shares of Series C Preferred Stock (or such portions thereof) to be converted to the Company, together with the form of conversion notice attached hereto as Appendix I (the "Notice of Conversion") in the manner set forth in Section IV(i). Each Notice of Conversion shall specify the Stated Value of Series C Preferred Stock to be converted, and the date on which such conversion is to be effected (the "Conversion Date"). Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the Stated Value represented by a certificate for the Series C Preferred Stock(s) tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Escrow Agent a new Series C Preferred Stock certificate for such Stated Value as has not been converted within five (5) Business Days of the Company's receipt of the original Series C Preferred Stock and Notice of Conversion. In the event that the Escrow Agent holds the Series C Preferred Stock on behalf of the Holder, the Company agrees that in lieu of surrendering the Series C Preferred Stock upon every partial conversion, the Escrow Agent shall give the Company and the Holder written notice of the amount of the Series C Preferred Stock left unconverted. Upon the entire conversion of the Series C Preferred Stock or the redemption of the Series C Preferred Stock, the Escrow Agent shall return the Series C Preferred Stock to the Company for cancellation.

        (b) Immediately subsequent to the Holder Conversion Period (the "Company Conversion Date") for each share of Series C Preferred Stock that has not previously been converted, such share of Series C Preferred Stock shall be automatically convertible into shares of Common Stock at the Conversion Price; provided, however, that no shares of Series C Preferred Stock shall be converted
(i) unless the Company shall have duly reserved for issuance to the Holder a sufficient number of shares of Common Stock to issue upon such conversion or
(ii) if an Event of Default shall have occurred hereunder and is continuing. In connection with such conversion, the Company shall deliver to the Holder of such shares of Series C Preferred Stock a written notice in the form attached hereto as Appendix II (the "Company Conversion Notice"). The Company Conversion Notice shall specify the number of shares of Series C Preferred Stock that will be subject to automatic conversion on the Company Conversion Date. The Company shall deliver or cause to be delivered the Company Conversion Notice at least two (2) Business Days before the Company Conversion Date. The Holder of the Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Company or the Escrow Agent not later than five (5) Business Days after the Company Conversion Date. Each of a Notice of Conversion and a Company Conversion Notice is sometimes referred to herein as a Notice of Conversion, and each of a Conversion Date and a Company Conversion Date is sometimes referred to herein as a Conversion Date.

        (c) Not later than two (2) Business Days after the Conversion Date, the Escrow Agent will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of Series C Preferred Stock and (ii) once received from the Company, Series C Preferred Stock in principal amount equal to the principal amount of Series C Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series C Preferred Stock until the Series C Preferred Stock are either delivered for conversion to the Escrow Agent or Company or any transfer agent for the Series C Preferred Stock or Common Stock, or the Holder notifies the Company that such Series C Preferred Stock have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section IV(c), the Holder shall be entitled by providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Series C Preferred Stock tendered for conversion.

        (d) (i) The Conversion Price for each share of Series C Preferred Stock in effect on any Conversion Date shall be the LESSER of (a) $4.00 or one hundred twenty-five percent (125%) of the average of the closing bid price per share of the Common Stock during the five (5) Trading Days immediately preceding the Closing Date (the "Fixed Conversion Price") or (b) one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of the Common Stock during the thirty (30) Trading Days immediately preceding the Conversion Date (the "Floating Conversion Price"). For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

            (ii) If the Company, at any time while any Series C Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Fixed Conversion Price designated in
Section IV(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section IV(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (iii) If the Company, at any time while any Series C Preferred Stock are outstanding, shall issue or sell shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock, (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof) and at a price per share less than the Per

Share Market Value of Common Stock at the issue date mentioned below, the Fixed Conversion Price designated in Section IV(d)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section IV(d)(i) pursuant to this Section IV(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price designated in Section IV(d)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Article IV after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

            (iv) If the Company, at any time while Series C Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders of Series C Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section IV(d)(iii) above) then in each such case the Conversion Price at which each Series C Preferred Stock shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of a majority of the principal amount of the Series C Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series C Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            (v) All calculations under this Article IV shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

            (vi) In the event the Fixed Conversion Price is not adjusted pursuant to Section IV(d)(ii), (iii), (iv), or (v), within two (2) Business Days following the occurrence of an event described therein, the Holder shall have the right to require the Company to redeem all of the Holder's Series C Preferred Stock at 150% of the Stated Value of such Holder's Series C Preferred Stock and simultaneously pay such amount and all accrued and unpaid dividends to the Holder pursuant to the written instructions provided by the Holder.

            (vii) Whenever the Fixed Conversion Price is adjusted pursuant to
Section IV(d)(ii),(iii), (iv) or (v), or redeemed pursuant to Section IV(d)(vi), the Company shall within two (2) days after the determination of the new Fixed Conversion Price mail and fax to the Holder and to each other Holder of Series C Preferred Stock, a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

            (viii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series C Preferred Stock then outstanding shall have the right thereafter to convert such Series C Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series C Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series C Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this Section IV(d)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

            (ix) If:

               (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

               (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

               (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series C Preferred Stock, and shall cause to be mailed and faxed to the Holders of Series C Preferred Stock at their last addresses as it shall appear upon the Series C Preferred Stock Register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

        (e) If at any time conditions shall arise by reason of action or inaction taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holders of Series C Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock), the Company shall, at least thirty
(30) calendar days prior to the effective date of such action, mail and fax a written notice to each Holder of Series C Preferred Stock briefly describing the action contemplated and the material adverse effects of such action on the rights of such Holders and an Appraiser selected by the Holders of majority of the outstanding Series C Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Article IV), of the Fixed Conversion Price (including, if necessary, any adjustment as to the securities into which Series C Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders of Series C Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Fixed Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Fixed Conversion Price to more than the Fixed Conversion Price then in effect.

        (f) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series C Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series C Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section IV(d) and Section IV(e) hereof) upon the conversion of the aggregate principal amount of all outstanding Series C Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

        (g) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing Holder an additional full share of Common Stock.

        (h) The issuance of certificates for shares of Common Stock on conversion of Series C Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        (i) Series C Preferred Stock converted into Common Stock shall be canceled upon conversion.

        (j) Each Notice of Conversion shall be given by facsimile to the Escrow Agent no later than 4:00 pm New York Time. Upon receipt of such Notice of Conversion, the Escrow Agent shall forward such Notice of Conversion to the Company by facsimile by the end of the Business Day, on which received, assuming received by 6:00 pm New York Time and if thereafter on the next Business Day, at the facsimile telephone number and address of the principal place of business of the Company. Each Company Notice of Conversion shall be given by facsimile addressed to each Holder of Series C Preferred Stock at the facsimile telephone number and address of such Holder appearing on the books of the Company as provided to the Company by such Holder for the purpose of such Company Notice of Conversion, with a copy to the Escrow Agent. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in this Section IV(j) (with printed confirmation of transmission). In the event that the Escrow Agent receives the Notice of Conversion after 4:00 p.m. New York Time, the Conversion Date shall be deemed to be the next Business Day. In the event that the Company receives the Notice of Conversion after the end of the Business Day, notice will be deemed to have been given the next Business Day.

                        V. EVENTS OF DEFAULT AND REMEDIES

        (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) the Company shall fail to observe or perform any material covenant, agreement or warranty contained in this Series C Preferred Stock Certificate of Designation, and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

            (ii) the occurrence of any event or breach or default by the Company under the Purchase Agreement or any other Transaction Document (as defined in the Purchase Agreement) and such failure or breach shall not have been remedied within the applicable cure period provided for therein, if any;

            (iii) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property and the Company fails to pursue dismissal of the custodian within sixty
(60) days after the appointment; or the Company makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

            (iv) the Company shall voluntarily have its Common Stock deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within twenty (20) Trading Days of such deletion or delisting;

            (v) notwithstanding anything herein to the contrary, the Company shall fail to deliver to the Escrow Agent share certificates representing the shares of Common Stock to be issued upon conversion of the Series C Preferred Stock within ten (10) Business Days pursuant to written notice by the Escrow Agent to the Company that additional shares are required in escrow pursuant to
Section 4.13 of the Purchase Agreement, Article 2 of the Escrow Agreement (annexed as Exhibit E to the Purchase Agreement), and Section IV(c) of this Series C Preferred Stock Certificate of Designation;

            (vi) the Company shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever;

            (vii) the Registration Statement which is the subject of the Registration Rights Agreement annexed as Exhibit C to the Purchase Agreement is no longer effective as required under the Registration Rights Agreement and the Company does not take action to cause such Registration Statement to become effective within ten (10) Business Days of not being effective;

            (viii) the Company shall issue or enter into an agreement to issue any equity or equity equivalent security with a floating conversion price substantially similar to the Series C Preferred Stock.

        (b) If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing any Holder may, by notice to the Company demand redemption of the Shares of Series C Preferred Stock at the Redemption Price (as defined herein), whereupon the Stated Value and all accrued but unpaid Dividends immediately due and payable, and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

        (c) Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Series C Preferred Stock Certificate of Designation or in aid of the exercise of any power granted in this Series C Preferred Stock Certificate of Designation, and proceed to enforce the redemption of any of the Series C Preferred Stock held by it, and to enforce any other legal or equitable right of such Holder.

        (d) As a non-exclusive remedy, in the Event of a Default, the Holder can convert the outstanding shares of Series C Preferred Stock at the lesser of the Fixed Conversion Price or the Floating Conversion Price upon giving a notice of conversion to the Company. The Company shall not have the right to object to the conversion or the calculation of the applicable Conversion Price, and the Escrow Agent shall release the shares of Common Stock from escrow upon notifying the Company of the conversion.

        (e) To effectuate the terms and provision of this Series C Preferred Stock, the Holder may send notice of any default to the Company's attorney-in-fact (the "Attorney-in-Fact") as set forth herein and send a copy of such notice to the Company and its counsel, simultaneously, and request the Attorney-in-Fact, to comply with the terms of this Series C Preferred Stock and Purchase Agreement and all agreements entered into pursuant to the Purchase Agreement on behalf of the Company.

                                 VI. REDEMPTION

        (a) The shares of Series C Preferred Stock are redeemable at the sole option of the Company prior to receipt of a Notice of Conversion (as provided in Article IV hereof) to the extent funds are legally available therefor, at any time and from time to time in whole or in part at a redemption price equal to 150% of the Stated Value of each share of Series C Preferred Stock being redeemed plus accrued and unpaid dividends ("Redemption Price"). The Company is not obligated to provide for redemption of the Series C Preferred Stock through a sinking fund.

        (b) The Company shall not optionally redeem the Series C Preferred Stock or any other Pari Passu Securities in whole or in part without redeeming, on a pro rata basis, all outstanding Pari Passu Securities in accordance with the relative amounts due the holders of Pari Passu Securities on redemption.

        (c) Shares of Series C Preferred Stock which have been redeemed or converted shall be deemed retired pursuant to Section 243 of the DGCL and shall thereafter resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any new series of Preferred Stock other than Series C Preferred Stock.

        (d) Notwithstanding the foregoing provisions of this Article VI, unless the full cumulative dividends on all outstanding shares of Series C Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed.

        (e) No redemption shall be made and no sum set aside for such redemption unless at the time thereof (i) all accrued and unpaid dividends payable on any Senior Securities (as defined herein) have been paid in full, (ii) all required mandatory redemptions on Senior Securities have been made in full and (iii) all optional redemptions of Senior Securities, if any, previously declared, have been made in full. No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Company, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

        (f) If any redemption shall at any time be prohibited by the DGCL, the same shall be deferred until such time as the redemption can occur in full compliance with such statute.

        (g) In the event the Company shall redeem shares of Series C Preferred Stock notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than seven (7) business days prior to the date fixed by the Board for redemption to each holder of Series C Preferred Stock at the address that appears on the Company's stock record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the holder to whom the Company has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of shares of

Series C Preferred Stock to be redeemed; (iii) the Redemption Price; (iv) the place or places where certificates for shares of Series C Preferred Stock are to be surrendered for payment and (v) that dividends on the redeemed shares shall cease to accrue on such redemption date. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (other than the right to receive the Redemption Price). Upon surrender of the certificates for Series C Preferred Stock accompanied by appropriate stock powers, the shares shall be redeemed by the Company at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate representing the shares of Series C Preferred Stock not so redeemed shall be issued to the holder without cost.

                                    VII. RANK

         The Series C Preferred Stock shall, as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Company, rank (i) prior to the Company's Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created that, by its terms, ranks junior to the Series C Preferred Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Company hereafter created (with the consent of the holders of a majority of the outstanding Series C Preferred Stock) which by its terms ranks senior to the Series C Preferred Stock ("Senior Securities"); and (iv) pari passu with any other series of preferred stock of the Company hereafter created (with the consent of the holders of a majority of the outstanding Series C Preferred Stock) which by its terms ranks on a parity ("Pari Passu Securities") with the Series C Preferred Stock.

                          VIII. LIQUIDATION PREFERENCE

        If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series C Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series C Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series C Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. The "Liquidation Preference" with respect to a share of Series C Preferred Stock means an amount equal to the Stated Value thereof, plus the accrued but unpaid dividends thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                                IX. VOTING RIGHTS

        The Holders of the Series C Preferred Stock have no voting power whatsoever, except as otherwise provided by the DGCL. To the extent that under the DGCL the vote of the Holders of the Series C Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series C Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL Holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article IV) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

                                X. MISCELLANEOUS

        (a) If any shares of Series C Preferred Stock are converted pursuant to
Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series C Preferred Stock.

        (b) Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Company shall execute and deliver new Preferred Stock certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock certificate(s) if the Holder contemporaneously requests the Company to convert such Series C Preferred Stock.

        (c) Upon submission of a Notice of Conversion by a Holder of Series C Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted shares of Series C Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth business day after the expiration of the Delivery Period with respect to a conversion of Series C Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company within five business days after the expiration of such 10 business day period) the Holder shall regain the rights of a Holder of Series C Preferred Stock with respect to such unconverted shares of Series C Preferred Stock and the Company shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Company's failure to convert Series C Preferred Stock.

        (d) The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company this ___ day of _________, 2001.


                                              ASIA FIBER HOLDINGS LIMITED


                                              By: ______________________________
                                                  Name:
                                                  Title:

                                   APPENDIX I

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert the Series C Preferred Stock)

Except as provided by Article IV of the Series C Preferred Stock Certificate of Designation, the undersigned hereby irrevocably elects to convert the above Series C Preferred Stock certificate number(s) _______________ into shares of Common Stock, $.01 par value per share (the "Common Stock"), of Asia Fiber Holdings Limited (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No other fees will be charged to the Holder, except for such transfer taxes, if any. A fee of $350 will be charged to the Company for any conversion by the Escrow Agent.

Conversion calculations:

              ------------------------------------------------------------------
              Date to Effect Conversion


              ------------------------------------------------------------------
              Stated Value of Shares of Series C Preferred Stock to be Converted


              ------------------------------------------------------------------
              Applicable Conversion Price (Pursuant to Article IV(d))


              ------------------------------------------------------------------
              Number of Shares to be Issued Upon Conversion


              ------------------------------------------------------------------
              Signature


              ------------------------------------------------------------------
              Name

              ------------------------------------------------------------------
              Address

                                   APPENDIX II

                         NOTICE OF AUTOMATIC CONVERSION

The undersigned in the name and on behalf of Asia Fiber Holdings Limited (the "Company") hereby notifies the addressee hereof that _________ shares of the Series C Preferred Stock held by the Holder will be converted into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company according to the terms of the Series C Preferred Stock, as of the date written below. No other fees will be charged to the Holder except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed. A fee of $350.00 will be charged to the Company for any conversion by the Escrow Agent.

Conversion calculations:

              ------------------------------------------------------------------
              Date to Effect Conversion


              ------------------------------------------------------------------
              Number of shares of Series C Preferred Stock to be Converted


              ------------------------------------------------------------------
              Applicable Conversion Price


              ------------------------------------------------------------------
              Number of Shares of Common Stock to be Issued


              ------------------------------------------------------------------
              Signature


              ------------------------------------------------------------------
              Name


              ------------------------------------------------------------------
              Address

                                    EXHIBIT B

             VOID AFTER 5:00 P.M., NEW YORK TIME ON _________, 2004
              WARRANT TO PURCHASE 1,750,000 SHARES OF COMMON STOCK

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           ASIA FIBER HOLDINGS LIMITED

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 506 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

        FOR VALUE RECEIVED, ASIA FIBER HOLDINGS LIMITED, a Delaware corporation (the "Company"), grants the following rights to GEM [ENTITY], with an office at [ADDRESS] and/or its assigns (the "Holder"):

                             ARTICLE 1. DEFINITIONS.

        Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Convertible Preferred Stock Purchase Agreement by and between the Company and the Holder and entered into on __________, 2001 (the "Purchase Agreement"). As used in this Agreement, the following terms shall have the following meanings:

        "Corporate Office" shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered.

        "Exercise Date" shall mean any date on which the Holder gives the Company a Notice of Exercise in compliance with the terms of Exhibit D to the Purchase Agreement.

        "Exercise Price" shall mean the Fixed Price per share of Common Stock, subject to adjustment as provided herein.

        "Expiration Date" shall mean 5:00 p.m. (New York time) on ____________, 2004.

        "Fixed Price" shall mean US$.01.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Warrant Shares" shall mean the shares of the Common Stock issuable upon exercise of this Warrant.

                       ARTICLE 2. EXERCISE AND AGREEMENTS.

        2.1 Exercise of Warrant. This Warrant shall entitle the Holder to purchase, at the Exercise Price, 1,750,000 shares of Common Stock. This Warrant shall be exercisable at any time and from time to time from the date hereof and prior to the Expiration Date (the "Exercise Period"). This Warrant and the right to purchase Warrant Shares hereunder shall expire and become void on the Expiration Date.

        2.2 Manner of Exercise.

        (a) The Holder may exercise this Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 10,000 Warrant Shares, except upon an exercise of this Warrant with respect to the remaining balance of Warrant Shares purchasable hereunder at the time of exercise), by delivering to the Escrow Agent pursuant to the Escrow Agreement incorporated herein by reference (i) a duly executed Notice of Exercise in substantially the form attached as Appendix I hereto, (ii) the certificate representing the Warrants, (iii) a bank cashier's or certified check for the aggregate Exercise Price of the Warrant Shares being purchased, and (iv) a bank cashier's or certified check or wire transfer of $350 to the Escrow Agent for the exercise fee pursuant to the Escrow Agreement.

        (b) The Holder may, at its option, in lieu of paying cash for the Warrant Shares, exercise this Warrant by an exchange, in whole or in part (a "Warrant Exchange"), by delivery to the Escrow Agent of (i) a duly executed Notice of Exercise electing a Warrant Exchange, (ii) the certificate representing this Warrant, and (iii) a bank cashier's or certified check or wire transfer for $350 to the Escrow Agent as and for the exercise fee pursuant to the Escrow Agreement. In connection with any Warrant Exchange, the Holder shall be deemed to surrender or exchange for the total number of Warrant Shares to be issued to it, the quotient obtained by dividing (A) the product of the total number of Warrant Shares for which the Warrant is then being exercised and the Exercise Price, by (B) the average Per Share Market Value of a share of Common Stock for the ten (10) Trading Days ending on the Exercise Date.

        2.3 Termination. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

        2.4 No Rights Prior to Exercise. This Warrant shall not entitle the Holder to any voting or other rights as a stockholder of the Company.

        2.5 Fractional Shares. No fractional shares shall be issuable upon exercise of this Warrant, and the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. If, upon exercise of this Warrant, the Holder hereof would be entitled to receive any fractional share, the Company shall issue to the Holder one additional share of Common Stock in lieu of such fractional share.

        2.6 Escrow. The Company agrees to enter into the Escrow Agreement and to deposit with the Escrow Agent thereunder stock certificates registered in the name of the Holder and each representing a number of shares of Common Stock (in denominations of 10,000 shares) equal, in the aggregate, to the total number of Warrant Shares for which this Warrant is exercisable, assuming exercise of this Warrant in full on the date hereof. The Company shall deposit additional certificates for Warrant Shares upon request by the escrow Agent pursuant to the Escrow Agreement.

        2.7 Adjustments to Exercise Price and Number of Securities.

        (a) Computation of Adjusted Exercise Price. In case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 2.7 (f) hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted as of the date hereof), for a consideration per share less than the Exercise Price on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Exercise Price on the date immediately prior to the issuance or sale of such shares, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 2.7 (c) hereof.

        For the purposes of any computation to be made in accordance with this
Section 2.7(a), the following provisions shall be applicable:

               (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

               (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

               (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

               (iv) The reclassification of securities of the Company other than shares of the Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 2.7(a).

               (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities; provided, however, that shares issuable upon the exercise of the Warrants shall not be included in such calculation.

        (b) Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price immediately prior to the issuance of such options, rights or warrants (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted as of the date hereof and shares of Common Stock issuable upon exercise of stock options at or above the closing market price per share of Common Stock under any stock option plan of the Company), or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provision of
Section 2.7(a) hereof, provided that:

               (i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warranties were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.

               (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

               (iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection
        (a) of this Section 2.7, or in the price per share at which the securities referred to in subsection (b) of this Section 2.7 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

               (iv) If any options, rights or warrants referred to in subsection
        (a) of this Section 2.7, or any convertible or exchangeable securities referred to in subsection (b) of this Section 2.7, expire or terminate without exercise or conversion, as the case may be, then the Exercise Price of the remaining outstanding Warrant shall be readjusted as if such options, rights or warrants or convertible or exchangeable securities, as the case may be, had never been issued.

        (c) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

        (d) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2.7, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        (e) Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property (except in the event the property is cash, then the Holder shall have the right to exercise the Warrant and receive cash in the same manner as other stockholders) receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 2.7. The foregoing provisions of this paragraph (e) shall similarly apply to successive consolidations or mergers.

        (f) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made upon the issuance of Warrant Shares upon conversion of the Shares or this Warrant, or upon the exercise of any options, rights, or warrants outstanding as of the date of the Purchase Agreement and disclosed in Section 3.1(c) therein.

        (g) Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 2.7 (g). Nothing contained herein shall provide for the receipt or accrual by a Holder of cash dividends prior to the exercise by such Holder of the Warrants.

                     ARTICLE 3. REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF THE COMPANY

        3.1 Representations and Warranties. In addition to the representations and warranties contained in Article 3.1 of the Purchase Agreement, the Company hereby represents and warrants to the Holder as follows:

        (a) All shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, (i) be duly authorized, validly issued, fully-paid and non-assessable, (iii) free and clear of all liens, claims and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and (iii) not be subject to any pre-emptive rights.

        (b) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Warrant Shares upon any exercise of the Warrant, have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and (ii) as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief may be subject to the discretion of any court before which any proceeding therefor may be brought.

        (c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

        (d) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is current in the filing of all reports required to be filed thereunder. The Company is eligible to issue the Warrants and the Warrant Shares pursuant to Rule 506 of Regulation D promulgated under the Securities Act.

                            ARTICLE 4. MISCELLANEOUS

        4.1 Transfer. This Warrant may not be offered, sold, transferred, pledged, assigned, hypothecated or otherwise disposed of, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the

Company); provided further, that this Warrant may not be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase less than 10,000 Warrant Shares.

        4.2 Transfer Procedure. Subject to the provisions of Section 4.1, the Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "Transferee"), and surrendering this Warrant to the Company for reissuance to the Transferee and, in the event of a transfer or assignment of this Warrant in part, the Holder. (Each of the persons or entities in whose name any such new Warrant shall be issued are herein referred to as a "Holder").

        4.3 Loss, Theft, Destruction or Mutilation. If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder filing with the Company an affidavit that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand reasonably acceptable indemnity to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.

        4.4 Notices. All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission with confirmation sheet at such address and/or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

        4.5 Waiver. This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        4.6 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law. Any action to enforce the terms of this Warrant shall be exclusively heard in the county, state and federal Courts of New York and Country of the United States of America.

        4.7 Signature. In the event that any signature on this Warrant is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same, with the same force and effect as if such facsimile signature page were an original thereof.

        4.8 Legal Fees. In the event any Person commences a legal action or proceeding to enforce its rights under this Warrant, the non-prevailing party to such action or proceeding shall pay all reasonable costs and expenses (including reasonable attorney's fees) incurred in enforcing such rights.

        4.9 Attorney-in-Fact. To effectuate the terms and provisions of the Purchase Agreement, the Escrow Agreement, the Certificate of Designation and this Warrant, the Company hereby agrees to grant a power of attorney to the Attorney-in-Fact substantially in the form of Exhibit F to the Purchase Agreement (the "Power of Attorney"). All acts done under the Power of Attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is acting within the scope of the Power of Attorney and within the scope of, and in accordance with, this Warrant, the Purchase Agreement, the Certificate of Designation, and the Escrow Agreement. The Power of Attorney, being coupled with an interest, shall be irrevocable while any portion of this Warrant remains unexercised, any of the Shares remain unconverted or any provision of the Purchase Agreement or the Escrow Agreement remains unsatisfied. In addition, the Company shall deliver to the Attorney-in-Fact a copy of resolutions duly adopted by the Board of Directors of the Company, as certified by the President of the Company, (a) authorizing future issuances of shares of Common Stock upon exercise of this Warrant and conversion of the Shares and (b) stating that such resolutions are irrevocable while any of the Shares remain unconverted, any portion of this Warrant remains unexercised or any provision of the Purchase Agreement or the Escrow Agreement remains unsatisfied.

Dated:   __________, 2001


ASIA FIBER HOLDINGS LIMITED


By: _______________________________
         Name:
         Title:


Attest:

___________________________________
Name:
Title:

                                   APPENDIX I

                               NOTICE OF EXERCISE

1. The undersigned hereby elects (please check the appropriate box and fill in the blank spaces):

        [ ] to purchase ______ shares of Common Stock, par value $.01 per share, of Asia Fiber Holdings Limited at $.01 per share for a total of $______ and pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Exercise Price of such Warrant Shares in full; or

        [ ]to purchase _______ shares of Common Stock, par value $.01 per share, of Asia Fiber Holdings Limited pursuant to the cashless exercise provision under Section 2.2 (b) of the attached Warrant, and tenders herewith the number of Warrant Shares to purchase such Warrant Shares based on the average closing bid price of the Common Stock for the (10) ten Trading Days prior to the date hereof of $____ per share.

2. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:



Dated:  _______________________________     By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of ________, 2001, by and between Asia Fiber Holdings Limited, a Delaware corporation with its principal place of business at Room 2105, 21/F West Tower, Shun Tak Centre, 200 Connaught Rd., Sheung Wan, Hong Kong (the "Company"), and GEM Global Yield Fund Limited, a company with offices at Hunkins Waterfront Plaza, P.O. Box 556, Main Street, Nevis, West Indies (the "Purchaser").

        Simultaneously with the execution of this Agreement, the Purchaser and the Company have entered into a Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") and incorporated herein by reference, pursuant to which the Purchaser has agreed to purchase the Shares.

        The Company and the Purchaser hereby agree as follows:

        1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

        "Effective Date" shall mean, with respect to a Registration Statement, the date on which the Registration Statement shall have been declared effective by the Commission, which in no event shall be later than one hundred fifty (150) days after the Execution Date.

        "Effectiveness Period" shall have the meaning set forth in Section 2(a).

        "Escrow Agreement" means the escrow agreement, by and among the Company, KGL and the Purchaser, entered into on the date hereof, which is incorporated herein by reference.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Execution Date" means the day the Purchase Agreement and the other Transaction Documents are executed by the parties.

        "Filing Date" means the day the Registration Statement is filed with the Commission, which date shall be as soon as practicable, but in no event more than 90 days after the Execution Date.

        "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

        "Indemnified Party" shall have the meaning set forth in Section 5(c) hereof.

        "Indemnifying Party" shall have the meaning set forth in Section 5(c) hereof.


        "Inspectors" shall have the meaning set forth in Section 3(m) hereof.

        "Losses" shall have the meaning set forth in Section 5(a) hereof.

        "New York Courts" shall have the meaning set forth in Section 7(g) hereof.

        "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

        "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        "Records" shall have the meaning set forth in Section 3(m) hereof.

        "Registrable Securities" means the Underlying Shares and the Warrant Shares; provided, however, that in order to account for adjustments in the conversion and exercise ratios, Registrable Securities shall include a number of shares of Common Stock equal to no less than two (2) times the number of shares of Common Stock into which (i) the Shares are convertible in full at the Conversion Price on the Execution Date and (ii) the Warrant is exercisable in full.

        "Registration Statement" means the registration statement, contemplated by Section 2(a) hereof, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

        "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

        "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Underlying Shares" shall mean the shares of Common Stock into which the Shares are convertible in accordance with the Purchase Agreement and the Certificate of Designation.

        "Underwritten Registration" or "Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for sale to the public pursuant to an effective registration statement.

        2. Shelf Registration.

            (a) As soon as practicable, but not more than 90 calendar days after the Execution Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of Registrable Securities for resale by the Holders in the manner or manners designated by them (including, without limitation, public or private sales and one or more Underwritten Offerings). The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement except as provided for in Section 7(b) hereof and
(ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event on or prior to the Effective Date, and to keep such Registration Statement continuously effective under the Securities Act until the date which is five years after the date of this Agreement or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Holders, to such effect (the "Effectiveness Period"); provided, however, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action to suspend the effectiveness of the Registration Statement under the Securities Act during the Effectiveness Period, unless the Company, after consultation with its counsel, determines that such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective. Should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the Holders upon conversion of the Shares or exercise of the Warrant (because of the indeterminable number of shares of Common Stock issuable upon conversion or exercise thereof), the Company shall be required to file a separate registration statement (utilizing Rule 462 promulgated under the Securities Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to such separate registration statement as if it were an amendment to such Registration Statement.

            (b) If the Holders of a majority of the Registrable Securities so elect and inform the Company in writing a reasonable time prior to the Filing Date, an offering of Registrable Securities pursuant to the Registration Statement may be effected in the form of an Underwritten Offering. In such event, and if the managing underwriter or the representative of the several underwriters (the "Representative") advises the Company and such Holders in writing that, in the Representative's opinion, the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable Securities which can be sold in such offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which, in the opinion of such Representative, can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such Underwritten Offering.

            (c) If any of the Registrable Securities are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering, with the approval of the Company, which shall not be unreasonably withheld or delayed. No Holder may participate in any Underwritten Offering hereunder unless such Holder
(i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

            (d) If the Registration Statement is not filed by the Filing Date, the Company shall immediately pay the Purchaser a Liquidity Payment (as defined below in this Section). If the Registration Statement is not declared effective by the Commission by the Effective Date, then the Company shall pay the Purchaser a Liquidity Payment, in the amount equal to four percent (4%) per annum of the total Purchase Price (a "Liquidity Payment"), on the last day of each 30-day period or part thereof following the Effective Date until the Registration Statement shall have been declared effective by the Commission.

        3. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

            (a) Prepare and file with the Commission within the time period set forth in Section 2 a Registration Statement on Form S-3 or another appropriate form permitting registration of Registrable Securities for issuance to the Holders and the resale thereof in accordance with the method or methods of distribution thereof as specified by the Holders, and use its best efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided, however that, subject only to the provision by the Holders to the Company in writing of information requested in writing by the Company relating to the Holders' proposed method of distribution of Registrable Securities and such other information required by law, not less than ten (10) days prior to the filing of the Registration Statement or any related Prospectus or any amendment (pre or post effective) or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their counsel and such managing underwriters, and

(ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of the respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Holders shall have five (5) Business Days after receipt of the Registration Statement or any related Prospectus or any amendment or supplement thereto to comment on or object to the filing of such documents. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto without including any comments reasonably requested by the Holders and shall not file any such documents to which the Holders of a majority of the Registrable Securities, their counsel, or any managing underwriters, shall object; provided, however, that the counting of days for determining whether the Company has complied with the Filing Date and Effective Date requirements for purposes of this Agreement shall not include any days during the period commencing with such objection and ending when the Person objecting subsequently consents to the filing of such documents. On the date of effectiveness of any Registration Statement, the Company shall furnish an opinion, dated as of such date, from counsel representing the Company addressed to the Holders of the Registrable Securities and in form, scope and substance as is customarily given in an underwritten public offering. The Company shall also use its best efforts to cause to be furnished on the date of effectiveness of any Registration Statement, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders of the Registrable Securities;

            (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the registration of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the Holders of Registrable Securities to be sold, their counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three (3) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one
(1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; and (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time the Registration Statement becomes stale and is no longer effective; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

            (e) If requested by any Representative or the Holders of a majority of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holders reasonably agree should be included therein and
(ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3(e) unless in the opinion of counsel for the Company such action is required by applicable law.

            (f) Furnish to each Holder, its counsel and any Representative, without charge, at least one complete copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

            (g) Promptly deliver to each Holder, its counsel, and any Representative, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus forming part of the effective Registration Statement) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby agrees to respond in writing to a written request from the Purchasers with respect to the effectiveness of such Prospectus.

            (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders, any Representative and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder, Representative or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

            (i) Cooperate with the Holders and the Representative to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be free of all restrictive legends, except as required by applicable law, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Representative or Holders may request at least three (3) Business Days prior to any sale of Registrable Securities;

            (j) Upon the occurrence of any event contemplated by Section 3(c)(vi) hereof, as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed or quoted on the Nasdaq National Market, the Nasdaq SmallCap Market and any other securities exchange, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed or quoted to the extent required by the rules of such exchange, market or other quotation system.

            (l) If the Registrable Securities are included in a Registration Statement filed in connection with an Underwritten Offering, the Company shall,
(i) make such representations and warranties to such Holders as it agrees to make to the underwriters in such Underwritten Public Offerings, and confirm the same if and when requested; (ii) enter into an indemnification agreement which shall contain indemnification provisions and procedures no less favorable to the selling Holders, than those set forth in Section 5 and (iii) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their counsel and any Representative to evidence the continued validity of the representations and warranties made pursuant to clause 3(1)(i).

            (m) Make available for inspection by (i) Holders of the Registrable Securities, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Holders, and (iv) one firm of attorneys retained by all the Holders (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(m). Each Holder of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or government body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Holders' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

            (n) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first (1st) day of the first (1st) fiscal quarter of the Company after the effective date of the Registration Statement.

            (o) At such time as the Registration Statement has been declared effective by the Commission covering a resale of any Registrable Securities, the Company shall cause its legal counsel to deliver to its transfer agent an opinion, subject to the holders of any Registrable Securities making such representations and warranties to Company counsel as it may require, certifying that such Registrable Securities may be sold by the Holders pursuant to such Registration Statement with the purchasers thereof receiving share certificates without restrictive legend, which opinion shall remain effective so long as such Registration Statement remains in full force and effect. In the event that, at any time, such Registration Statement ceases to be effective, the Company shall immediately deliver written notice thereof to its transfer agent and the Holders stating that the opinion of the Company's legal counsel may no longer be relied upon by its transfer agent (unless and until an additional or amended, as applicable, Registration Statement is so declared effective (with respect to the resale of such Registrable Securities)).

            (p) Provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement.

            (q) The Company shall take all such other actions as any Holder of Registrable Securities or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registration Securities.

        The Company may require each selling Holder and the underwriters to furnish to the Company such information regarding the distribution of such Registrable Securities and the Holder as is required by law to be disclosed in the Registration Statement and as may otherwise be reasonably requested by the Company, including, without limitation, information necessary for the Company to respond to the comments from the Commission and/or state securities authorities, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request, and such Holder shall be deemed to have violated this Registration Rights Agreement for purposes of Section 5.1 of the Purchase Agreement.

        If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the inclusion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the ownership by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such ownership does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

        Each Purchaser covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(g) hereof and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) hereof and (ii) each Purchaser and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

        Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a written notice from the Company of the occurrence of any event of the type described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

        4. Registration Expenses.

            (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to filings (A) required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Representative, if any, or Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Representative, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company,
(v) fees and disbursements of all independent certified public accountants referred to in Section 3(a)(ii), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by the Company are then listed.

            (b) Notwithstanding anything contained to the contrary herein, the Holders shall be responsible for the cost of underwriting discounts and commissions if any, applicable to the Registrable Securities and the fees and expenses of counsel to any of the Holders.

        5. Indemnification.

            (a) Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer or sale of Registrable Securities), brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except solely to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, which information was relied on by the Company for use therein or
(ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) Indemnification by Holders. In connection with the Registration Statement, each Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement or any Prospectus and agrees, severally and not jointly, to indemnify and hold harmless the Company, their directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading solely to the extent, and only to the extent, that (i) such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus, or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus. In addition, the foregoing shall not inure to the benefit of any Holder if a copy of the Prospectus (as then amended or supplemented) was furnished by the Company to such Holder and was not sent or given by or on behalf of such Holder to such Holder's purchaser of Registrable Securities if required by law to have been so delivered.

            (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

        An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such

Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose, and counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

        All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party;

            (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Indemnified Party and the Indemnifying Party, as the case may be, shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the Purchaser pursuant to the Purchase Agreement and the gain, if any, realized by the selling Holder upon the resale thereof. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

        6. Rule 144.

            The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, they will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

        7. Miscellaneous.

            (a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled, after the Closing, to specific performance of its rights under this Agreement. The Company and each Holder agree that, after the Closing, monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

            (b) No Piggyback on Registrations. Except as provided in Section
4.22 of the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities and the Company shall not enter into any agreement providing any such right to any of its security holders (other than the Holders in such capacity pursuant hereto) with respect to the Registration Statement.

            (c) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of 51% or more of the shares of (i) Registrable Securities issued at such time plus (ii) Registrable Securities issuable upon conversion of the Shares or exercise of the Warrant that have not been fully converted or exercised as of the date such consent is sought. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7(c), whether or not such Registrable Securities shall have been marked to indicate such consent.

            (d) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            If to the Company:        Asia Fiber Holdings Limited
                                      Room 2105, 21/F, West Tower
                                      Shun Tak Centre
                                      200 Connaught Rd.
                                      Sheung Wan, Hong Kong
                                      Attn: Mr. Ching Lung Po, CEO
                                      Tel:
                                      Fax:

            With copies to:           Loeb & Loeb LLP
                                      10100 Santa Monica Blvd.
                                      Suite 2200
                                      Los Angeles, California  90067
                                      Attn:  David Ficksman, Esq.
                                      Tel:  (310) 282-2350
                                      Fax:  (310) 282-2192

            If to the Purchaser:      See Schedule 1 - Schedule of Purchaser
                                      (attached to the Purchase Agreement)

            With copies to:           Kaplan Gottbetter & Levenson, LLP
                                      630 Third Avenue
                                      New York, NY 10017-6705
                                      Attn:  Adam S. Gottbetter, Esq.
                                      Tel:  (212) 983-6900
                                      Fax:  (212) 983-9210

        If to any other Person who is then the registered Holder: to the address of such Holder as it appears in the stock transfer books of the Company; or such other address as may be designated in writing hereafter, in the same manner, by such person.

            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.

            (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

            (g) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles thereof relating to the conflict of laws. Each of the Company and each Holder (including holders of the Warrant) hereby irrevocably submits to the jurisdiction of any New York state court sitting in the city and county of New York or any federal court sitting in the city and county of New York (collectively, the "New York Courts") in respect of any Proceeding arising out of or relating to this Agreement and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the New York Courts. Each of the Company and each Holder (including holders of the Warrant) irrevocably waives to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in any New York Court and any claim that any such Proceeding brought in any New York Court has been brought in an inconvenient forum.

            (h) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (k) Shares Held by The Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than a Purchaser or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                   Company:

                                                   ASIA FIBER HOLDINGS LIMITED


                                                   By: _________________________
                                                       Name:
                                                       Title:


                                                   Purchaser:

                                                   GEM GLOBAL YIELD FUND LIMITED


                                                   By: _________________________
                                                       Name:
                                                       Title:

                                    EXHIBIT D

                        CONVERSION AND EXERCISE PROCEDURE

        1. At any time and from time to time during the term of the Shares or the Warrant, the Holder may deliver to the Escrow Agent written notice (a "Notice of Conversion or Notice of Exercise") that it has elected to convert the Shares or exercise the Warrant registered in the name of such Holder in whole or in part in accordance with the terms of the Certificate of Designation or the Warrant, and the Notice of Conversion or Notice of Exercise shall be in the form annexed as APPENDIX I to the Certificate of Designation or the Warrant. A fee of $350 shall accompany every Notice of Conversion or Notice of Exercise delivered to the Escrow Agent;

        2. The Holder shall send by facsimile the executed Notice of Conversion or Notice of Exercise to the Escrow Agent by 4:00 p.m. New York Time on the Conversion Date. The Escrow Agent shall send the Notice of Conversion or Notice of Exercise by facsimile to the Company by the end of the Business Day on the Conversion Date or the Exercise Date, assuming received by 6:00 p.m. New York Time and if thereafter on the next Business Day, at the facsimile telephone number and address of the principal place of business of the Company. Each Company Notice of Conversion shall be given by facsimile addressed to the Holder of Shares at the facsimile telephone number and address of such Holder appearing on the books of the Company as provided to the Company by such Holder for the purpose of such Company Notice of Conversion, with a copy to the Escrow Agent. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in this paragraph 2 (with printed confirmation of transmission). In the event that the Escrow Agent receives the Notice of Conversion or Notice of Exercise after 4:00 p.m. New York Time, the Conversion Date or the Exercise Date shall be deemed to be the next Business Day. In the event that the Company receives the Notice of Conversion or Notice of Exercise after the end of the Business Day, notice will be deemed to have been given the next Business Day.

        3. The Company shall have two (2) Business Days from transmission of the Notice of Conversion or Notice of Exercise by the Escrow Agent to object only to the calculation of the number of Escrow Shares to be released. If the Company fails to object to the calculation of the number of Escrow Shares to be released within said time, then the Company shall be deemed to have waived any objections to said calculation and to have directed Escrow Agent to release same. The Company's only basis for any objection hereunder shall be to the calculation of the number of Escrow Shares to be released. In the event of such an objection, the parties shall have one (1) Business Day to agree on the number of Escrow Shares to be released pursuant to said Conversion or Exercise. In the event that the parties cannot agree on the number of Escrow Shares to be released in said time, then the Company shall commence a legal action in the appropriate state or federal court in the state and county of New York, within five (5) Business Days of the transmittal of the Notice of Conversion or Notice of Exercise by the Escrow Agent to the Company. If the Company does not commence such legal action within said five (5) Business Days, the Escrow Agent shall release the number of shares stated in the Notice of Conversion or Notice of Exercise to the Holder and the Company's objection shall be deemed withdrawn and waived with prejudice. If the Escrow Agent does not receive said objection notice within the time period set forth above from the Company, the

Escrow Agent shall release from escrow and deliver to the Holder certificates or instruments representing the number of Escrow Shares issuable to the Holder in accordance with such conversion or exercise on the second Business Day from the transmittal to the Company of the Notice of Conversion or Notice of Exercise. In the event that the certificates evidencing the Escrow Shares held by the Escrow Agent are not in denominations appropriate for such delivery to the Holder, the Escrow Agent shall request the Company to cause its transfer agent and registrar to reissue certificates in smaller denominations. The Escrow Agent shall, however, immediately release to the requesting Holder certificates representing such lesser number of shares as the denominations in its possession will allow that is closest to but no more than the actual number to be released to such Holder. Upon receipt of the reissued shares in lesser denominations from the Company's transfer agent, the Escrow Agent shall release to such Holder the balance of the shares due to such Holder;

        4. The Holder shall send the original Shares and Notice of Conversion or Warrant, Notice of Exercise and Exercise Price to the Escrow Agent via FedEx or other commercial overnight courier, along with a fee of $350, instructions regarding names and amount of certificates for the issuance of the Underlying Shares or Warrant Shares, and , if conversion or exercise is not in full, instructions as to the re-issuance of the balance of the Shares or Warrant; provided, however, that if the Escrow Agent is holding the Shares or the Warrant, then the Notice of Conversion or Notice of Exercise may be faxed and the fee and, with respect to the Warrant, the Exercise Price may be transmitted via wire transfer to the Escrow Agent. The Escrow Agent shall deliver the foregoing to the Company within two (2) Business Days of the Escrow Agent's receipt thereof; provided, however, that, with respect to the Warrant, the Escrow Agent shall wire the Exercise Price to the Company pursuant to wire transfer instructions provided to the Escrow Agent by the Company. In the event that the Escrow Agent has custody of the Shares or the Warrant, the Escrow Agent shall notify the Company and the Holder in writing of the balance of the Shares or Warrant remaining and the Company and the Holder shall acknowledge such notice in writing, in lieu of issuance of new stock certificate(s) representing the Shares or new Warrant for the balance;

        5. If the Company will be issuing new stock certificates representing the Shares or a new Warrant, it will send such new stock certificate(s) or Warrant to the Escrow Agent within five (5) Business Days of its receipt of the original Shares and Notice of Conversion or Warrant, Notice of Exercise and Exercise Price. The Escrow Agent shall send the Underlying Shares or Warrant Shares to the Holder in accordance with Holder's instructions within two (2) Business Days of receipt of the Notice of Conversion or Notice of Exercise and will send the new stock certificate(s) representing the Shares or new Warrant (if any) to the Holder upon receipt;

        6. The Escrow Agent agrees to notify the Company in writing by facsimile each time the Escrow Agent releases Escrow Shares to the Holder. Until any such release and notification are given to the Company, the Escrow Shares shall not be deemed to be validly issued and outstanding shares of capital stock of the Company. Such notification shall be given when the Escrow Agent delivers the Notice of Conversion or Notice of Exercise to the Company; and

        7. The Company agrees that, at any time the Conversion Price of the Shares and Exercise Price of the Warrant are such that the number of Escrow Shares is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Shares given the then current Conversion Price (the "Full Conversion Shares") and full exercise of the Warrant given the then current Exercise Price, upon five (5) days written notice of such circumstance to the Company by a Holder and/or Escrow Agent, it will issue additional share certificates, in the names of all Holders and deliver same to the Escrow Agent, such that the new number of Escrow Shares is equal to 200% of the Full Conversion Shares and Full Exercise Shares.

                                    EXHIBIT E

                                ESCROW AGREEMENT

            ESCROW AGREEMENT (this "Agreement"), dated as of________, 2001, by and between Asia Fiber Holdings Limited, a Delaware corporation with its principal place of business at Room 2105, 21/F West Tower, Shun Tak Centre, 200 Connaught Rd., Sheung Wan, Hong Kong (the "Company"); Kaplan Gottbetter & Levenson, LLP with its principal place of business at 630 Third Avenue, New York, NY 10017 (the "Escrow Agent"); and GEM Global Yield Fund Limited, a company with offices at Hunkins Waterfront Plaza, P.O. Box 556, Main Street, Nevis, West Indies (the "Purchaser").

                                    RECITALS

            A. Simultaneously with the execution of this Agreement, the Purchaser and the Company entered into a Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof and incorporated herein by reference, pursuant to which the Company has agreed to issue and sell and the Purchaser has agreed to purchase certain of the Company's preferred stock (the "Preferred Stock") and in connection therewith the Company has agreed to issue certain of its warrants (the "Warrants," and together with the Preferred Stock, the "Securities"), and the Company has granted the Escrow Agent a power of attorney (the "Power of Attorney") with respect to the Securities and the Escrow Shares (collectively, the "Escrow Shares").

            B. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the purchase of the Preferred Stock.

            C. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

        NOW, THEREFORE, IT IS AGREED:

        1. PROCEDURE FOR ESCROW. The procedures of the escrow shall be governed by the provisions of Article 2 of the Purchase Agreement and Exhibit D thereto.

        2. TERMS OF ESCROW. The terms of the escrow shall be governed by Article 4 of the Purchase Agreement, Articles 4 and 5 of the Certificate of Designation and Article 2 of the Warrant.

        3. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

            (a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder;

            (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel;

            (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchasers and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchasers and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by the Purchasers and the Company and agreed to in writing by the Escrow Agent;

            (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) or taking certain action until the Escrow Agent is directed otherwise in writing jointly by the Purchasers and the Company or by a final judgment of a court of competent jurisdiction;

            (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement;

            (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration;

            (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Securities or Escrow Shares (to the extent delivered to the Escrow Agent pursuant hereto, the "Consideration"), it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by the Purchaser and the Company. If no such escrow agent is selected within three (3) days after the Escrow Agent gives notice to the Purchasers and the Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the state and county of New York. The fee of any court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Company and the Purchasers shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below;

            (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Purchasers or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the state of New York or of the United States located in the county and state of New York, deposit the Consideration with such court;

            (i) The parties acknowledge and agree that the Escrow Agent is counsel to the Purchaser. The parties agree to, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder;

            (j) Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

        4. INDEMNIFICATION.

            (a) The Purchaser hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

            (b) The Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by the Purchaser against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

            (c) The Purchaser and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement, the Securities and the Power of Attorney, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent hereunder

            (d) In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent.

        5. MISCELLANEOUS.

            (a) All notices, including Notices of Conversion and Notices of Exercise, objections, requests, demands and other communications sent to any party hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the Person for whom intended if addressed to such Person at its facsimile number set forth below or such other facsimile number as such Person may designate by notice given pursuant to the terms of this Section 5 and (y) the sender has confirmation of transmission:

            (i)   If to the Company:       Asia Fiber Holdings Limited
                                           Room 2105, 21/F, West Tower
                                           Shun Tak Centre
                                           200 Connaught Rd.
                                           Sheung Wan, Hong Kong
                                           Attn: Mr. Ching Lung Po, CEO
                                           Tel:
                                           Fax:

                  With copies to:          Loeb & Loeb LLP
                                           10100 Santa Monica Blvd.
                                           Suite 2200
                                           Los Angeles, California  90067
                                           Attn:  David Ficksman, Esq.
                                           Tel:  (310) 282-2350
                                           Fax:  (310) 282-2192

            (ii)  If to the Purchaser:     To the fax number set forth in
                                           Schedule 1 to the Purchase Agreement.

            (iii) If to the Escrow Agent:  Kaplan Gottbetter & Levenson, LLP
                                           630 Third Avenue, 5th Floor
                                           New York, New York 10017-6705
                                           Attn:  Adam S. Gottbetter, Esq.
                                           Tel:  (212) 983-6900
                                           Fax:  (212) 983-9210

            (b) This Agreement has been prepared, negotiated and delivered in the state of New York and shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

            (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

            (d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

        6. TERMINATION OF ESCROW. The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of (i) full conversion of the Shares and exercise of the Warrant, (ii) the last to occur of the Maturity Date (as defined in the Certificate of Designation) of the Shares and the Expiration Date (as defined in the Warrant) of the Warrant, and (iii) the written agreement of the parties to terminate this Agreement. Upon the termination of this Escrow Agreement, the Escrow Agent shall return any of the Consideration then held by it to the Company pursuant to the Purchase Agreement and the other Transaction Documents.

                           [ SIGNATURE PAGE FOLLOWS ]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

Escrow Agent:                             The Company:

Kaplan Gottbetter & Levenson, LLP         ASIA FIBER HOLDINGS LIMITED


By: _____________________________         By: __________________________________
    Name:                                     Name:
    Title:                                    Title:


                                          Purchaser:

                                          GEM GLOBAL YIELD FUND LIMITED



                                          By: __________________________________
                                              Name:
                                              Title:

                                    EXHIBIT F

FORM 26/33-DPOA/S-97
Power of Attorney; Statutory Short Form, Revised 1/1/97 - (with Affidavit of Effectiveness(C)

              CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT -
                 THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY

                        DURABLE GENERAL POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM
               THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE
                    SHOULD YOU BECOME DISABLED OR INCOMPETENT

CAUTION: THIS IS AN IMPORTANT DOCUMENT IT GIVES THE PERSON WHOM YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY DURING YOUR LIFETIME WHICH MAY INCLUDE POWERS TO MORTGAGE, SELL, OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL CONTINUE TO EXIST EVEN AFTER YOU BECOME DISABLED OR INCOMPETENT. THESE POWERS ARE EXPLAINED MORE FULLY IN NEW YORK GENERAL OBLIGATIONS LAW, ARTICLE 5, TITLE 15, SECTION 5-1502A THROUGH 5-1503 WHICH EXPRESSLY PERMIT THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY.

THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS. YOU MAY EXECUTE A HEALTH CARE PROXY TO DO THIS.

(IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.)

THIS is intended to constitute a DURABLE GENERAL POWER OF ATTORNEY pursuant to
Article 5, Title 15 of the New York General Obligations Law:

ASIA FIBER HOLDINGS LIMITED

does hereby appoint:                              (insert your name and address)
                    ---------------------------   ------------------------------
                     (If 1 person is to be appointed agent,
                insert the name and address of your agent above)

        Adam S. Gottbetter residing at 630 Third Avenue, 5th Floor, New York, NY 10017-6705

        Steven M. Kaplan residing at 630 Third Avenue, 5th Floor,
        New York, NY 10017-6705

        Paul R. Levenson residing at 630 Third Avenue, 5th Floor,
        New York, NY 10017-6705

                (If 2 or more persons are to be appointed agents
                 by you insert their names and addresses above.)

my attorney(s)-in-fact TO ACT (If more than one agent is designated, CHOOSE ONE of the following two choices by putting your initials in ONE of the blank spaces to the left of your choice;)

                      (x) Each agent may SEPARATELY act.
                      ( ) All agents must act TOGETHER.
                (If neither blank space is initialed, the agents
                        will be required to act TOGETHER)

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:

(DIRECTIONS: INITIAL IN THE BLANK SPACE TO THE LEFT OF YOUR CHOICE ANY ONE OR MORE OF THE FOLLOWING LETTERED SUBDIVISIONS AS TO WHICH YOU WANT TO GIVE YOUR AGENT AUTHORITY. IF THE BLANK SPACE TO THE LEFT OF ANY PARTICULAR LETTERED SUBDIVISION IS NOT INITIALED, NO AUTHORITY WILL BE GRANTED FOR MATTERS THAT ARE INCLUDED IN THAT SUBDIVISION. ALTERNATIVELY, THE LETTER CORRESPONDING TO EACH POWER YOU WISH TO GRANT MAY BE WRITTEN OR TYPED ON THE BLANK LINE IN SUBDIVISION "(Q)", AND YOU MAY THEN PUT YOUR INITIALS IN THE BLANK SPACE TO THE LEFT OF SUBDIVISION "(Q)" IN ORDER TO GRANT EACH OF THE POWERS SO INDICATED)


00045857.5 / 0112-073

(   )   (A)    real estate transactions;
(   )   (B)    chattel and goods transactions;
(   )   (C)    bond, share and commodity transactions;
(   )   (D)    banking transactions;
(   )   (E)    business operating transactions;
(   )   (F)    insurance transactions;
(   )   (G)    estate transactions;
(   )   (H)    claims and litigation;
(   )   (I)    personal relationships and affairs;
(   )   (J)    benefits from military service;
(   )   (K)    records, reports and statements;
(   )   (L)    retirement benefit transactions;
(   )   (M)    making gifts to my spouse, children and more remote descendants, and parents, not to exceed in the aggregate $10,000 to each of such persons in any year;
(   )   (N)    tax matters;
(   )   (O)    all other matters;
(   )   (P)    full and unqualified authority to my attorney(s)-in-fact to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;
( x )   (Q)    each of the matters identified by the following letters:  C and E

(Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of Section 5-1503 of the New York General Obligations Law.)

--------------------------------------------------------------------------------
                                SEE ATTACHMENT A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Special Additional Provisions: The powers granted under (A) through (C) above shall include the sale of a cooperative housing unit and are enlarged so that all fixtures and articles of personal property which at the time of such transaction are or which may thereafter be attached to or used in connection with the real or personal property may be included in the agreements or other instruments to be executed and delivered in connection with any transactions and which may be described in said instruments with more particularity. This Power of Attorney is not subject to question because an instrument executed hereunder fails to recite or recites only nominal consideration paid therefore and any person dealing with the subject matter of such instrument may do so as if full consideration had been expressed therein.

THIS DURABLE POWER OF ATTORNEY SHALL NOT BE AFFECTED BY MY SUBSEQUENT DISABILITY OR INCOMPETENCE.
If every agent named above is unable or unwilling to serve, I appoint residing at

(insert name and address of successor)
to be my agent for all purposes hereunder.                               JUD 134

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND FOR MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS DURABLE GENERAL POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY TIME.

IN WITNESS WHEREOF I have hereunto signed my name this        day of      , 2001

                           ASIA FIBER HOLDINGS LIMITED

             (YOU SIGN HERE:) By:                                      President

                                        (Signature of principal)

        The statute requires that this instrument be acknowledged by the principal. No express provision is made for proof by subscribing witness.

STATE OF               COUNTY OF                     ) SS.:

On the   day of                           , 20      ,
before me personally came
--------------------------------------------------------------------------------

to be known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.

STATE OF               COUNTY OF                     ) SS.:

On the   day of                           , 20      ,
before me personally came
--------------------------------------------------------------------------------

to be known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.


--------------------------------------------------------------------------------
                          AFFIDAVIT OF EFFECTIVENESS(C)
--------------------------------------------------------------------------------
STATE OF               COUNTY OF          ) SS.:
                                                                   , residing at

                                                being duly sworn does depose and
say that I am the Attorney-in-Fact under the above Power of Attorney. That said Power of Attorney is a valid and subsisting Power which has not been revoked by the death of the principal(s) or otherwise; that I have no actual knowledge of a revocation of the foregoing Power; and, I warrant and represent that I have full
and unqualified authority to execute the                  [Deed, Mortgage, etc.]
knowing that                                                    , will rely upon
the representations made herein as inducement to accept such instrument(s) and this Power of Attorney as evidence of my authority to act.

                                                                ATTORNEY IN FACT

SWORN AND SUBSCRIBED TO BEFORE ME THIS      DAY OF                     , 2001

     (NOTARY AFFIX STAMP AT RIGHT)
   DURABLE GENERAL POWER OF ATTORNEY
     REVISED STATUTORY SHORT FORM
TITLE NO.
-----------------------------------------
       [YOUR TITLE EXPERTS LOGO]



DISTRICT
SECTION
BLOCK
LOT
COUNTY OR TOWN
                     RECORDED AT THE REQUEST OF
                         RETURN BY MAIL TO:
------------------------------------------------







------------------------------------------------

--------------------------------------------------------------------------------
RESERVED FOR RECORDING OFFICE USE








--------------------------------------------------------------------------------

                            DURABLE POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM

                              DATED________, 2001,

                   BY ASIA FIBER HOLDINGS LIMITED ("DESIGNOR")

                                  ATTACHMENT A

        The attached power of attorney is limited by and subject to the terms and conditions of the Convertible Preferred Stock Purchase Agreement by and between Asia Fiber Holdings Limited (the "Company"), and GEM Global Yield Fund Limited (the "Purchaser") dated ________, 2001 (the "Purchase Agreement"), the Registration Rights Agreement by and between the Company and the Purchaser dated ________, 2001 (the "Registration Rights Agreement"), the Escrow Agreement by and among the Company, Kaplan Gottbetter & Levenson, LLP, and the Purchaser dated _______, 2001 (the "Escrow Agreement"), and, to be issued upon the closing of, and in accordance with, the Purchase Agreement, shares of the Company's Series C Convertible Preferred Stock for an aggregate purchase price of $2,000,000.00 (the "Shares"), a common stock purchase warrant for 1,750,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), expiring on _____, 2004 (the "Warrant"), and such power of attorney can only be acted upon to enforce the rights of the Purchaser and its successors and assigns under Section 4.14 of the Purchase Agreement, Article IV of the Certificate of Designation, and Section 4.9 of the Warrant, and to grant the appointed agents the power to issue the opinions of counsel in substantially the same form as the opinions contained in Exhibit G to the Purchase Agreement, all including, but not limited to, the issuance and delivery of shares of Common Stock, removing stop transfer orders and restrictions, and replenishing the Escrow Shares (as defined in the Escrow Agreement) under the aforementioned documents.

        This power of attorney shall expire upon the full and complete satisfaction of all of the Company's obligations under the Stipulation, the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Certificate of Designation.

        IN WITNESS WHEREOF I have hereunto signed my name this ___ day of ______, 2001.

                                                    ASIA FIBER HOLDINGS LIMITED


                                                    By: ________________________


___________________________________________________
Signed and sworn to before me on ____________, 2001


_____________________________
Notary Public

                                    EXHIBIT G

________, 2001

To the Purchaser Listed in Schedule 1 to the "Purchase Agreement"

        RE: ASIA FIBER HOLDINGS LIMITED

Ladies and Gentlemen:

        We have acted as counsel to Asia Fiber Holdings Limited, a Delaware corporation (the "Company"), in connection with the Convertible Preferred Stock Purchase Agreement, dated as of ________, 2001, between you and the Company (the "Purchase Agreement"), and the transactions contemplated thereby. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement. The Purchase Agreement, the Certificate of Designation, the Warrant, the Registration Rights Agreement, the Escrow Agreement and the Power of Attorney are hereinafter referred to collectively as the "Transaction Documents."

        In addition to the Transaction Documents, we have examined such other documents, records and legal matters as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, the Company's certificate of incorporation and by- laws, each as in effect on the date hereof (the "Certificate of Incorporation" and the "By-Laws, respectively). We have also relied on the certificates furnished by officers of the Company as of the date hereof. We have, without independent verification, relied upon and assumed the accuracy of such certificates as to factual matters and have not attempted to verify independently the statements contained therein; however, nothing has come to our attention that would cause us to question the accuracy of such statements.

        We have also relied, without independent verification, on the representations and warranties as to factual matters of the Company and the Purchaser contained in the Purchase Agreement and on certificates of governmental officials. In all such examinations, we have assumed: (i) the genuineness of signatures of all persons other than the signatures of persons signing on behalf of the Company; (ii) the authenticity of all documents submitted to us as originals; (iii) the validity of all applicable laws, statutes, ordinances, rules and regulations, and the proper indexing and accuracy of all records and documents which are public records; and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

        Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

        (a) Each of the Company and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. To our knowledge, the Company has no subsidiaries other than the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate have a material adverse effect.

        (b) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, and to otherwise carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application.

        (c) The Company has duly authorized and reserved for issuance such number of shares of its common stock, par value $.01 per share (the "Common Stock"), as are issuable upon conversion of the Shares (the "Underlying Shares") and exercise of the Warrant (the "Warrant Shares"), assuming conversion of the Shares and exercise of the Warrant in full on the date hereof, and to the extent that the number of the Underlying Shares and the Warrant Shares may exceed the aggregate number of the Escrow Shares (as defined in the Escrow Agreement) deposited in escrow pursuant to the Escrow Agreement (such excess shares, if any, the "Excess Shares"), all as required pursuant to the Certificate of Designation, the Warrant and the Purchase Agreement. The Shares and the Warrant are validly issued, fully paid and non-assessable. The Escrow Shares are validly issued, fully paid and non-assessable. The Excess Shares, when issued pursuant to the terms of the Certificate of Designation, the Warrant and the Purchase Agreement will be validly issued, fully paid and non-assessable.

        (d) The Shares and the Warrant have each been duly authorized and, when paid for in accordance with the terms of the Purchase Agreement and the other Transaction Documents, shall have been validly issued, fully paid and non-assessable.

        (e) No shares of the Common Stock are entitled to preemptive or similar rights. To our knowledge, except as specifically disclosed in Schedule 3.1(c) to the Purchase Agreement, there are no outstanding options, warrants, script rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and the Warrant, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as otherwise provided in the Purchase Agreement.

        (f) To our knowledge, other than the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court of other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

        (g) The execution and delivery of the Transaction Documents by the Company and its performance of and compliance with the terms of the Transaction Documents, including, without limitation, the issuance of the Shares, the Warrant and the Escrow Shares do not, and its issuance of Excess Shares, if any, will not, violate any provision of the Certificate of Incorporation or the By-Laws or, to our knowledge, any provision of any applicable federal or state law, rule or regulation. To our knowledge, except as disclosed in Schedule 3.1(e) to the Purchase Agreement, the execution, delivery and performance of and compliance with the Transaction Documents, and the issuance of the Shares, the Warrant and the Escrow Shares have not resulted, and will not result, nor will the issuance of any Excess Shares result, in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), any contract, agreement, instrument, judgment or decree binding upon the Company or any Subsidiary and known to us which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company and its Subsidiary. To the best of our knowledge, the business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority the result of which would have a material adverse effect on the business of the Company and its Subsidiaries.

        (h) To our knowledge, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), including Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (collectively, the "Disclosure Documents") on a timely basis, or has received a valid extension of such time of filing, except as otherwise described in the Purchase Agreement. To the best of our knowledge, as of their respective dates, the Disclosure Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        (i) Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement and of the Purchaser set forth in Section 3.2 of the Purchase Agreement, the offer, issuance and sale of the Shares and the Warrant and the offer and issuance of the Escrow Shares pursuant to the Purchase Agreement are and the sale of the Escrow Shares and the offer, issuance and sale of the Excess Shares, if any, will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), by reason of Rule 506 of Regulation D promulgated under
Section 4(2) of the Securities Act.

        These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

        The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

            (a) We have assumed that the Purchaser subscribing to the Transaction Documents has the legal right, capacity and power to enter into and perform all of its obligations under each of the Transaction Documents. Furthermore, we have assumed the due authorization by the Purchaser of all requisite action and the due execution and delivery of the Transaction Documents, and that the Transaction Documents are the valid and binding agreements of the Purchaser enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application.

            (b) Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of creditors laws and similar laws or judicially developed doctrines, and (ii) general principles of equity, whether applied by a court of law or equity.

            (c) We disclaim any opinion as to (i) the validity or enforceability under federal securities laws of any indemnification and contribution provisions of the Registration Rights Agreement or any other documents, (ii) any provisions in any documents which purport to waive any procedural due process rights, and
(iii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.

            (d) Enforcement of your rights and remedies may be limited by laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness), and in this regard we have assumed that you will exercise your rights and remedies under the Transaction Documents, to the extent required by such laws and judicial decisions, in good faith and in circumstances and a manner which are commercially reasonable.

            (e) Requirements set forth in any of the Transaction Documents to the effect that any provision thereof may be waived only in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by practice or course of conduct modifying such requirements has been or may be created.

            (f) We express no opinion as to the enforceability of any remedies provided for under any of the Transaction Documents to the extent such remedies would have the effect of compensating the party entitled to the benefit of such remedies in amounts in excess of the actual loss suffered by such party.

            (g) Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual current knowledge of partners and associates of Loeb & Loeb LLP who have had substantive involvement in the representation of the Company in connection with this transaction. We have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court files or indices) and no inferences as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

            (h) Our opinions are limited to the matters expressly set forth herein and to laws and facts existing on the date hereof an no opinion is to be implied or inferred beyond the matters expressly so stated.

            (i) Our examination of law relevant to the matters covered by this opinion is limited to the laws of the state of New York, the General Corporation Law of the state of Delaware and the federal law of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the states of New York or Delaware or federal law of the United States, we have assumed that the law of such other jurisdiction is identical to New York or Delaware law. We express no opinion as to the effect on the transactions described herein, in the Transaction Documents and in the other agreements and materials referred to herein of the laws of any jurisdiction other than the states of New York or Delaware and the federal law of the United States. As members of the bar of the state of New York, we do not purport to be experts on the law of any other state of the United States or the jurisdiction of any foreign country.

            (j) In furnishing the opinion regarding the valid existence and good standing of the Company and its Subsidiaries and the qualification of the Company and its Subsidiaries to do business, we have relied solely upon the good standing certificates attached to this letter.

        This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                                                     Very truly yours,

                                                     Loeb & Loeb LLP



                                                     By:__________________

                                    EXHIBIT H

              VOID AFTER 5:00 P.M., NEW YORK TIME ON________, 2004
               WARRANT TO PURCHASE 500,000 SHARES OF COMMON STOCK

                  TERMINATION WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           ASIA FIBER HOLDINGS LIMITED

NEITHER THIS TERMINATION WARRANT (THIS "WARRANT" OR "TERMINATION WARRANT") NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 506 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

        FOR VALUE RECEIVED, ASIA FIBER HOLDINGS LIMITED, a Delaware corporation (the "Company"), grants the following rights to GEM Global Yield Fund Limited, a company with offices at Hunkins Waterfront Plaza, P.O. Box 556, Main Street, Nevis, West Indies and/or its assigns ("Holder"):

                             ARTICLE 1. DEFINITIONS.

        Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Convertible Preferred Stock Purchase Agreement by and between the Company and the Holder dated as of_________, 2001 (the "Purchase Agreement"). As used in this Agreement, the following terms shall have the following meanings:

        "Corporate Office" shall mean the office of the Company (or its successor) at which at any particular time its principal business is administered.

        "Escrow Agent" shall mean Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, 5th Floor, New York, NY 10017, as the Company's escrow agent, or its authorized successor, as such.

        "Escrow Agreement" means the escrow agreement by and among the Company, the Holder and Kaplan Gottbetter & Levenson, LLP, annexed as Exhibit I to the Purchase Agreement.

        "Exercise Date" shall mean the date on which the Holder gives the Company a Notice of Exercise pursuant to Appendix II hereto.

        "Exercise Price" shall mean the Fixed Price per share of Common Stock, subject to adjustment as provided herein.

        "Expiration Date" shall mean 5:00 p.m. (New York time) on ________,
2004.

        "Fixed Price" shall mean US$.01.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Termination Warrant" shall mean this Termination Warrant and any warrant or warrants issued in exchange for, or upon transfer or assignment of this Termination Warrant (in compliance with the provisions hereof).

        "Termination Warrant Escrow Shares" shall mean Termination Warrant Shares deposited in escrow with the Escrow Agent as of the date hereof pursuant to the terms of the Escrow Agreement and the Purchase Agreement.

        "Termination Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant set forth in Section 2.1 hereof.

        "Warrant" or "Warrants" shall mean the Termination Warrant.

                       ARTICLE 2. EXERCISE AND AGREEMENTS.

        2.1 Exercise of Warrant. This Warrant shall entitle the Holder to purchase, at the Exercise Price, 500,000 shares of Common Stock, subject to adjustment as provided herein (the "Termination Warrant Shares"). This Warrant shall be exercisable at any time and from time to time from the date hereof and prior to the Expiration Date (the "Exercise Period"). This Warrant and the right to purchase Termination Warrant Shares hereunder shall expire and become void on the Expiration Date.

        2.2 Manner of Exercise.

        (a) Holder may exercise this Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 10,000 Termination Warrant Shares, except upon an exercise of this Warrant with respect to the remaining balance of Termination Warrant Shares purchasable hereunder at the time of exercise), by delivering to the Escrow Agent (as defined in the Escrow Agreement, which is incorporated herein by reference) (i) a duly executed Notice of Exercise in substantially the form attached as Appendix I hereto, (ii) the Warrant Certificate representing this Warrant, (iii) a bank cashier's or certified check for the aggregate Exercise Price of the Termination Warrant Shares being purchased, and (iv) a bank cashier's or certified check or wire transfer of $350 to the Escrow Agent for the exercise fee. In the event of any discrepancy between the exercise procedures set forth in this Section 2.2 and the provisions of Appendix II, the provisions of Appendix II shall govern the exercise of this Warrant.

        (b) The Holder may, at its option, in lieu of paying cash for the Termination Warrant Shares, exercise this Warrant by an exchange, in whole or in part (a "Warrant Exchange"), by delivery to the Escrow Agent of (i) a duly executed Notice of Exercise electing a Warrant Exchange, (ii) the Warrant Certificate representing this Warrant, and (iii) a bank cashier's or certified check or wire transfer for $350 to the Escrow Agent for the exercise fee. In connection with any Warrant Exchange, the Holder shall be deemed to surrender or exchange for the total number of Termination Warrant Shares to be issued to it, the quotient obtained by dividing (A) the product of the total number of Warrant Shares for which the Warrant is then being exercised and the Exercise Price, by
(B) the average Per Share Market Value of a share of Common Stock for the ten
(10) Trading Days ending on the Exercise Date.

        2.3 Termination. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

        2.4 No Rights Prior to Exercise. This Warrant shall not entitle the Holder to any voting or other rights as a stockholder of the Company.

        2.5 Fractional Shares. No fractional shares shall be issuable upon exercise of this Warrant, and the number of Termination Warrant Shares to be issued shall be rounded up to the nearest whole Share. If, upon exercise of this Warrant, the Holder hereof would be entitled to receive any fractional share, the Company shall issue to the Holder one additional share of Common Stock in lieu of such fractional share.

        2.6 Escrow. The Company agrees to enter into the Escrow Agreement and to deposit with the Escrow Agent thereunder stock certificates to be held by the Escrow Agent (as defined in the Escrow Agreement) registered in the name of the Holder and each representing a number of shares of Common Stock (in denominations of 10,000 shares) equal to the number of Termination Warrant Shares issuable upon exercise of this Warrant in full on the date hereof. The Company shall deposit additional stock certificates for Termination Warrant Shares upon request by the Escrow Agent pursuant to the Escrow Agreement.

        2.7 Adjustments to Exercise Price and Number of Securities.

        (a) Computation of Adjusted Exercise Price. In case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 2.7 (g) hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted as of the date hereof), for a consideration per share less than Exercise Price on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Exercise Price on the date immediately prior to the issuance or sale of such shares, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 2.7 (c) hereof.

        For the purposes of any computation to be made in accordance with this
Section 2.7(a), the following provisions shall be applicable:

               (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

               (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

               (iii) Shares of Common Stock issuable by way of dividend or other distribution on any class or series of stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

               (iv) The reclassification of securities of the Company other than shares of the Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 2.7(a).

               (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities; provided, however, that shares issuable upon the exercise of the Warrants shall not be included in such calculation.

        (b) Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price immediately prior to the issuance of such options, rights or warrants (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted as of the date hereof and shares of Common Stock issuable upon exercise of stock options at or above the closing market price per share of Common Stock under any stock option plan of the Company), or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provision of Section 2.7(a) hereof, provided that:

               (i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warranties were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.

               (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

               (iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection
        (a) of this Section 2.7, or in the price per share at which the securities referred to in subsection (b) of this Section 2.7 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

               (iv) If any options, rights or warrants referred to in subsection
        (a) of this Section 2.7, or any convertible or exchangeable securities referred to in subsection (b) of this Section 2.7, expire or terminate without exercise or conversion, as the case may be, then the Exercise Price of the remaining outstanding Warrant shall be readjusted as if such options, rights or warrants or convertible or exchangeable securities, as the case may be, had never been issued.

        (c) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

        (d) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2.7, the number of Warrant Shares issuable upon the exercise of the Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        (e) Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of the Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and number of shares of stock and other securities and property (except in the event the property is cash, then the Holder shall have the right to exercise the Warrant and receive cash in the same manner as other stockholders) receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 2.7. The foregoing provisions of this paragraph (e) shall similarly apply to successive consolidations or mergers.

        (f) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made upon the issuance of the Termination Warrant Shares or upon the exercise of any options, rights, or warrants outstanding as of the date of the Purchase Agreement and disclosed in Section 3.1(c) therein.

        (g) Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of the Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holder of the unexercised Termination Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 2.7 (g). Nothing contained herein shall provide for the receipt or accrual by a Holder of cash dividends prior to the exercise by such Holder of the Warrant.

                     ARTICLE 3. REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF THE COMPANY

        3.1 Representations and Warranties. In addition to the representations and warranties contained in Article 3.1 of the Purchase Agreement, the Company hereby represents and warrants to the Holder as follows:

        (a) All shares which may be issued upon the exercise of the purchase right represented by this Termination Warrant shall, upon issuance, (i) be duly authorized, validly issued, fully-paid and non-assessable, (iii) free and clear of all liens, claims and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and
(iii) not be subject to any pre-emptive rights. All Termination Warrant Escrow Shares, upon issuance and delivery to the Escrow Agent pursuant to the terms of the Purchase Agreement and the Escrow Agreement, shall be duly authorized and validly issued, and when the Exercise Price thereof shall have been paid therefor, fully paid and non-assessable.

        (b) The Company is a corporation duly organized and validly existing under the laws of the state of Delaware, and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Termination Warrant Shares upon any exercise of the Warrant, have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and (ii) as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief may be subject to the discretion of any court before which any proceeding therefor may be brought.

        (c) Neither the Company, any of its Subsidiaries nor any of there respective assets or properties is subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Termination Warrant.

        (d) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and is current in the filing of all reports required to be filed thereunder. The Company is eligible to issue this Warrant and the Termination Warrant Shares, including, without limitation, the Termination Warrant Escrow Shares, pursuant to Section 4(2) of the Securities Act.

                            ARTICLE 4. MISCELLANEOUS

        4.1 Transfer. This Termination Warrant may not be offered, sold, transferred, pledged, assigned, hypothecated or otherwise disposed of, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Company); provided further, that this Warrant may not be transferred or assigned in a manner that would result in the Holder's or any transferee's holding, following such transfer or assignment, a Termination Warrant for the right to purchase less than 10,000 Termination Warrant Shares.

        4.2 Transfer Procedure. Subject to the provisions of Section 4.1 hereof, the Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "Transferee"), and surrendering this Warrant to the Company for reissuance to the Transferee and, in the event of a transfer or assignment of this Warrant in part, the Holder. (Each of the Persons in whose name any such new Warrant may be issued is herein referred to as a "Holder").

        4.3 Loss, Theft, Destruction or Mutilation. If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder filing with the Company an affidavit that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand reasonably acceptable indemnity to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.

        4.4 Notices. All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission with confirmation sheet at such address and/or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

        4.5 Waiver. This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        4.6 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to the principles thereof relating to the conflict of laws. Any action to enforce the terms of this Warrant shall be exclusively heard in the state and federal courts situate in the county and state of New York, in the United States of America.

        4.7 Signature. In the event that any signature on this Warrant is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same, with the same force and effect as if such facsimile signature page were an original thereof.

        4.8 Legal Fees. In the event that the Company or any Holder commences a legal action to enforce its rights under this Warrant, the non-prevailing party to such action or proceeding shall pay all reasonable costs and expenses (including reasonable attorney's fees) incurred in enforcing such rights.

        4.9 Attorney-in-Fact. To effectuate the terms and provisions of this Termination Warrant and of the Purchase Agreement with respect to this Termination Warrant, the Company hereby agrees to grant a power of attorney substantially in the form of by Exhibit K to the Purchase Agreement (the "Power of Attorney"). All acts done under such power of attorney are hereby ratified and approved and neither the attorney-in-fact named therein (the "Attorney-in-Fact") nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is acting within the scope of the Power of Attorney and within the scope of, and in accordance with, this Warrant, the Purchase Agreement, and/or the Escrow Agreement. The Power of Attorney, being coupled with an interest, shall be irrevocable while any portion of this Warrant remains unexercised or any provision of the Purchase Agreement or the Escrow Agreement remains unsatisfied. In addition, the Company shall deliver to the Attorney-in-Fact a copy of resolutions duly adopted by the

Board of Directors of the Company, as certified by the President of the Company, authorizing future issuances of shares of Common Stock if required, upon the exercise of this Warrant.

Dated: __________, 2001


ASIA FIBER HOLDINGS LIMITED


By: ______________________________
    Name:
    Title:




Attest:


__________________________________
Name:
Title:

                                   APPENDIX I

                               NOTICE OF EXERCISE

1. The undersigned hereby elects (please check the appropriate box and fill in the blank spaces):

        [ ] to purchase ______ shares of Common Stock, par value $.01 per share, of Asia Fiber Holdings Limited at $.01 per share for a total of $_________ and pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price of such Termination Warrant Shares in full; or

        [ ] to purchase _______ shares of Common Stock, par value $.01 per share, of Asia Fiber Holdings Limited pursuant to the cashless exercise provision under Section 2.2 (b) of the attached Warrant, and tenders herewith the number of Termination Warrant Shares to purchase such Termination Warrant Shares based on the average closing bid price of the Common Stock for the ten Trading Days prior to the date hereof of $_______ per share.

2. Please issue a certificate or certificates representing said Termination Warrant Shares in the name of the undersigned or in such other name as is specified below:

Dated: __________________________           By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________

                                   APPENDIX II

                               EXERCISE PROCEDURE

        1. At any time and from time to time during the term of this Agreement, the Holder may deliver to the Escrow Agent written notice (a "Notice of Exercise") that it has elected to exercise the Warrant registered in the name of such Holder in whole or in part in accordance with the terms of the Warrant, and the Notice of Exercise shall be in the form annexed as APPENDIX I to the Warrant. A fee of $350 shall accompany every Notice of Exercise delivered to the Escrow Agent;

        2. The Holder shall send by fax the executed Notice of Exercise to the Escrow Agent by 4:00 p.m. New York Time on the Exercise Date. The Escrow Agent shall send the Notice of Exercise by facsimile to the Company by the end of the Business Day on the Exercise Date;

        3. The Company shall have two (2) Business Days from transmission of the Notice of Exercise by the Escrow Agent to object only to the calculation of the number of Warrant Escrow Shares to be released. If the Company fails to object to the calculation of the number of Warrant Escrow Shares to be released within said time, then the Company shall be deemed to have waived any objections to said calculation and to have directed Escrow Agent to release same. The Company's only basis for any objection hereunder shall be to the calculation of the number of Warrant Escrow Shares to be released. In the event of such an objection, the parties shall have one (1) Business Day to agree on the number of Warrant Escrow Shares to be released pursuant to said Exercise. In the event that the parties cannot agree on the number of Warrant Escrow Shares to be released in said time, then the Company shall commence a legal action in the appropriate state or federal court in the state and county of New York, within five (5) Business Days of the transmittal of the Notice of Exercise by the Escrow Agent to the Company. If the Company does not commence such legal action within said five (5) Business Days, the Escrow Agent shall release the number of shares stated in the Notice of Exercise to the Holder and the Company's objection shall be deemed withdrawn and waived with prejudice. If the Escrow Agent does not receive said objection notice within the time period set forth above from the Company, the Escrow Agent shall release from escrow and deliver to the Holder certificates or instruments representing the number of Warrant Escrow Shares issuable to the Holder in accordance with such exercise on the second Business Day from the transmittal to the Company of the Notice of Exercise. In the event that the certificates evidencing the Warrant Escrow Shares held by the Escrow Agent are not in denominations appropriate for such delivery to the Holder, the Escrow Agent shall request the Company to cause its transfer agent and registrar to reissue certificates in smaller denominations. The Escrow Agent shall, however, immediately release to the requesting Holder certificates representing such lesser number of shares as the denominations in its possession will allow that is closest to but no more than the actual number to be released to such Holder. Upon receipt of the reissued shares in lesser denominations from the Company's transfer agent, the Escrow Agent shall release to such Holder the balance of the shares due to such Holder;

        4. The Holder shall send the original Warrant, Notice of Exercise and Exercise Price to the Escrow Agent via FedEx or other commercial overnight courier, along with a fee of $350, instructions regarding names and amount of certificates for the issuance of the Warrant Shares, and, if exercise is not in full, instructions as to the re-issuance of the balance of the Warrant; provided, however, that if the Escrow Agent is holding the Warrant, then the Notice of Exercise may be faxed and the fee and the Exercise Price may be transmitted via wire transfer to the Escrow Agent. The Escrow Agent shall deliver the foregoing to the Company within two (2) Business Days of the Escrow Agent's receipt thereof; provided, however, that the Escrow Agent shall wire the Exercise Price to the Company pursuant to wire transfer instructions provided to the Escrow Agent by the Company. In the event that the Escrow Agent has custody of the Warrant, the Escrow Agent shall notify the Company and the Holder in writing of the balance of the Warrant remaining and the Company and the Holder shall acknowledge such notice in writing, in lieu of issuance of a new Warrant for the balance;

        5. If the Company will be issuing a new Warrant, it will send such new Warrant to the Escrow Agent by overnight courier within five (5) Business Days of its receipt of the original Warrant, Notice of Exercise and Exercise Price. The Escrow Agent shall send the Warrant Shares to the Holder in accordance with Holder's instructions within two (2) Business Days of receipt of the Notice of Exercise and will send the new Warrant (if any) to the Holder upon receipt; and

        6. The Escrow Agent agrees to notify the Company in writing by facsimile each time the Escrow Agent releases Warrant Escrow Shares to the Holder. Until any such release and notification are given to the Company, the Warrant Escrow Shares shall not be deemed to be validly issued and outstanding shares of capital stock of the Company. Such notification shall be given when the Escrow Agent delivers the Notice of Exercise to the Company.

                                    EXHIBIT I

                     SPECIAL WARRANT SHARES ESCROW AGREEMENT

            SPECIAL WARRANT SHARES ESCROW AGREEMENT (this "Agreement"), dated as of December 19, 2000, by and among ASIA FIBER HOLDINGS LIMITED, a Delaware corporation with its principal place of business at Room 2105, 21/F West Tower, Shun Tak Centre, 200 Connaught Rd., Sheung Wan, Hong Kong (the "Company"); Kaplan Gottbetter & Levenson, LLP with its principal place of business at 630 Third Avenue, New York, NY 10017 (the "Escrow Agent"); and GEM Global Yield Fund Limited, a company with offices at Hunkins Waterfront Plaza, P.O. Box 556, Main Street, Nevis, West Indies ( the "Purchaser").

                                    RECITALS

            A. Simultaneously with the execution of this Agreement, the Purchaser and the Company entered into a Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), which Purchase Agreement is incorporated herein by reference, and pursuant to which the Company is issuing a certain warrant (the "Termination Warrant") and the Termination Warrant Escrow Shares as of the date hereof, and the Company has granted the Escrow Agent a power of attorney (the "Special Power of Attorney");

            B. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the exercise of the Termination Warrant;

            C. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

            NOW, THEREFORE, IT IS AGREED:

            1. PROCEDURE FOR ESCROW. The procedures of the escrow shall be governed by Appendix II to the Termination Warrant (the "Appendix");

            2. TERMS OF ESCROW. The terms of the escrow shall be governed by
Article 2 of the Purchase Agreement and Article 2 of the Termination Warrant and the Appendices thereto.

            3. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

                (a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct in violation of this Agreement or gross negligence in its performance hereunder.

                (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel.

                (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchaser and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchaser, the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by the Purchasers and the Company and agreed to in writing by the Escrow Agent.

                (d) If the Escrow Agent at any time becomes uncertain as to its duties or rights hereunder or receives instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) held in escrow hereunder or taking certain action until the Escrow Agent is directed otherwise in writing jointly by the Purchaser and the Company or by a final judgment of a court of competent jurisdiction.

                (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

                (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration.

                (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Termination Warrant and the Termination Warrant Shares (to the extent that the same is delivered to it (collectively, the "Consideration"), the Escrow Agent may do so by delivering the same to another Person that agrees to act as the escrow agent and whose substitution for the Escrow Agent is agreed to in writing by the Purchaser and the Company. If no such escrow agent is selected within three (3) days after the Escrow Agent gives notice to the Purchaser and the Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the county and state of New York. The fee of any court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement, and each of the Company and the Purchaser shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below.

                (h) This Agreement shall not create any fiduciary duty on the part of the Escrow Agent to the Purchaser or the Company, nor disqualify the Escrow Agent from acting as counsel to either party hereto in any dispute with the other, including any dispute with respect to the Consideration; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the state of New York or of the United States located in the county and state of New York, deposit the consideration with such court.

                (i) The parties acknowledge and agree that the Escrow Agent is counsel to the Purchaser. The parties hereby accept, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder.

                (j) Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

            4. INDEMNIFICATION.

                (a) The Purchaser hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                (b) The Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and any amounts paid in settlement) resulting from claims asserted by the Purchaser against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                (c) The Purchaser and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement, the Termination Warrants and the Special Power of Attorney, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent under this Agreement;

                (d) In the event of any legal action or proceeding involving any of the parties to this Agreement, which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder or any of its terms, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent;

            5. MISCELLANEOUS.

                (a) All notices, including, without limitation, Notices of Exercise, objections, requests, demands and other communications sent to any Person hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the facsimile number for such Person set forth below or such other facsimile numbers as such Person may designate by notice given pursuant to the terms of this Section 5 and (y) the sender has confirmation of transmission:

            (i)     If to the Company:         Asia Fiber Holdings Limited
                                               Room 2105, 21/F, West Tower
                                               Shun Tak Centre
                                               200 Connaught Rd.
                                               Sheung Wan, Hong Kong
                                               Attn: Mr. Ching Lung Po, CEO
                                               Tel:
                                               Fax:

                    With copies to:            Loeb & Loeb LLP
                                               10100 Santa Monica Blvd.
                                               Suite 2200
                                               Los Angeles, California 90067
                                               Attn:  David Ficksman, Esq.
                                               Tel:  (310) 282-2350
                                               Fax:  (310) 282-2192

            (ii)    If to the Purchaser:       To the fax number set forth in
                                               Schedule 1 to the Purchase
                                               Agreement.

                    With copies to:            Kaplan Gottbetter & Levenson, LLP
                                               630 Third Avenue, 5th Floor
                                               New York, New York 10017-6705
                                               Attn: Adam S. Gottbetter, Esq.
                                               Tel:  (212) 983-6900
                                               Fax:  (212) 983-9210

            (iii)   If to the Escrow Agent:    Kaplan Gottbetter & Levenson, LLP
                                               630 Third Avenue, 5th Floor
                                               New York, New York 10017-6705
                                               Attn:  Adam S. Gottbetter, Esq.
                                               Tel:  (212) 983-6900
                                               Fax:  (212) 983-9210


                (b) This Agreement has been prepared, negotiated and delivered in the state of New York and shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws;

                (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.;

                (d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

            6. TERMINATION OF ESCROW. The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of:(i) the first to occur of the expiration date of the Termination Warrant and earlier exercise of the Termination Warrant in full; and (ii) the written agreement of the parties to terminate this Agreement. Upon the termination of this Escrow Agreement, the Escrow Agent shall return any Termination Warrant Escrow Shares then remaining in its possession to the Company or otherwise as instructed in writing by all parties.

                           [ SIGNATURE PAGE FOLLOWS ]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

Escrow Agent:                   The Company:

KAPLAN GOTTBETTER &                       ASIA FIBER HOLDINGS LIMITED
    LEVENSON, LLP


By: _________________________             By: ____________________________
    Name:                                     Name:
    Title:                                    Title:


                                          Purchaser:

                                          GEM GLOBAL YIELD FUND LIMITED



                                          By: ____________________________
                                              Name:
                                              Title:

                                    EXHIBIT J

                      SPECIAL REGISTRATION RIGHTS AGREEMENT

        This Special Registration Rights Agreement (this "Agreement") dated as of______, 2001, by and between ASIA FIBER HOLDINGS LIMITED, a Delaware corporation with its principal place of business at Room 2105, 21/F West Tower, Shun Tak Centre, 200 Connaught Rd., Sheung Wan, Hong Kong (the "Company"), and GEM Global Yield Fund Limited, a company with offices at Hunkins Waterfront Plaza, P.O. Box 556, Main Street, Nevis, West Indies (the "Purchaser").

        Simultaneously with the execution and delivery of this Agreement, the Purchaser and the Company have entered into a Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), which Purchase Agreement is incorporated herein by reference, and pursuant to which the Purchaser has agreed to purchase shares of preferred stock (the "Shares") and a certain warrant (the "Warrant") of the Company, and the Company has agreed to issue a certain other warrant (the "Termination Warrant") to the Purchaser upon termination of the Purchase Agreement as more particularly provided therein.

        The Company and the Holder hereby agree as follows:

        1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition only, the term "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

        "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close between the hours of 9:30 a.m. and 5:00 p.m. New York Time.

        "Commission" means the United States Securities and Exchange Commission.

        "Common Stock" means the Company's common stock, par value $.01 per share.

        "Event" shall have the meaning set forth in Section 7 hereof.

        "Event Date" shall have the meaning set forth in Section 7 hereof.

        "Escrow Agent" means Kaplan Gottbetter & Levenson, LLP.

        "Escrow Agreement" means the Special Warrant Shares Escrow Agreement, by and among the Company, the Escrow Agent and the Purchaser, dated as of the date hereof, which Agreement is incorporated herein by reference.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Holder" or "Holders" means the Purchaser and any other holder or holders, as the case may be, from time to time of Registrable Securities.

        "Indemnified Party" shall have the meaning set forth in Section 6(c) hereof.

        "Indemnifying Party" shall have the meaning set forth in Section 6(c) hereof.

        "Inspectors" shall have the meaning set forth in Section 5(a)(viii) hereof.

        "Losses" shall have the meaning set forth in Section 6(a) hereof.

        "New York Courts" shall have the meaning set forth in Section 10(e) hereof.

        "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

        "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

        "Registrable Securities" means the Termination Warrant Shares, including, without limitation, the Termination Warrant Escrow Shares, and any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Termination Warrant Shares or Termination Warrant Escrow Shares, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the seller's rights under this Agreement are not assigned.

        "Registration" shall have the meaning set forth in Section 3(a) hereof.

        "Registration Expenses" means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

        "Registration Statement" means each registration statement, contemplated by Section 3(a) hereof, including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

        "Rule 144A" means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as rule 144A.

        "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Selling Holders" means each Holder any of whose Registrable Securities are being registered pursuant to a Registration Statement.

        "Special Power of Attorney" means that certain power of attorney, dated the date hereof, given by the Company to the Escrow Agent.

        "Termination Warrant Escrow Shares" means the shares of Common Stock issued by the Company and deposited with the Escrow Agent pursuant to the Escrow Agreement on the date hereof.

        "Termination Warrant Shares" means the shares of Common Stock for which the Warrants are exercisable.

        "Termination Warrant" means the common stock purchase warrant of the Company issued in accordance with the terms of Section 2.1 of the Purchase Agreement.

        "Underwritten Registration" or "Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for sale to the public pursuant to an effective registration statement.

        2. Restrictions on Transfer.

            (a) Each Holder agrees not to offer, sell, transfer, pledge, assign, hypothecate or otherwise dispose of all or any portion of its Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Agreement and;

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) Such Holder shall have (A) notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

            (b) Each certificate representing Registrable Securities shall bear the following legend:

            THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE "BLUE SKY" OR SECURITIES LAWS ("STATE LAWS"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL (i) REGISTERED UNDER THE ACT AND APPLICABLE STATE LAWS OR (ii) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

            (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend;

            (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        3. "Piggy-back" Registrations.

            (a) If the Company decides to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act (a "Registration") on a form that is suitable for an offering of shares of Common Stock by the Company or by third parties and that is not a registration solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable (such form, a "Registration Statement"), the Company shall give written notice to the Holders and the Escrow Agent of its intention to effect such a Registration. Subject to
Section 3(b) below, the Company shall use all reasonable efforts to effect Registration under the Securities Act of all Registrable Securities that the Holders request be included in such Registration by a written notice delivered to the Company within fifteen (15) days after the notice given by the Company. Each of the Holders agrees that any Registrable Securities which such Holder requests to be included in a Registration pursuant to this Section 3 shall be included by the Company on the same form of Registration Statement as selected for the Registration;

            (b) If a Registration involves an underwritten offering, the Company shall not be required to register securities in excess of the amount that the principal underwriter reasonably and in good faith recommends in writing for inclusion in such offering (a "Cutback"), a copy of which recommendation, and supporting reasoning, shall be delivered to each Holder. If such a Cutback occurs, the number of shares that are entitled to be included in the Registration and underwriting shall be allocated in the following manner: (i) first, to the Company for any securities it proposes to sell for its own account, (ii) second, to any Person with demand registration rights requiring such registration, and (iii) third, to the Holders and other holders of Company securities with piggy-back registration rights requesting inclusion in the Registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration;

            (c) If the Registration of which the Company gives notice is for an underwritten public offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a). In such event, the right of any Holder to have its Registrable Securities included in the Registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and its other security holders with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriters or the managing underwriter selected by the Company;

            (d) If the Company elects to terminate any Registration after a Registration Statement for such Registration shall have been filed, the Company will have no obligation to register the Registrable

Securities that the Holders sought to have included in such Registration. The Company shall bear all Registration Expenses of the Holders in connection with any Registration.

        4. Representations and Warranties

            (a) The Company hereby makes the following representations and warranties to the Purchaser:

                (i) The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement, the Termination Warrant, the Escrow Agreement and the Special Power of Attorney and to consummate the transactions contemplated hereby and thereby and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Termination Warrant, the Escrow Agreement and the Special Power of Attorney by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement, the Termination Warrant, the Escrow Agreement and the Special Power of Attorney have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application;

                (ii) The Termination Warrant has been validly issued and is fully paid and non-assessable. The Termination Warrant Escrow Shares are validly issued, and when the exercise price thereof is paid pursuant to the terms of the Termination Warrant, the Termination Warrant Escrow Shares will be fully paid and non-assessable. The Termination Warrant Shares have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided in, and against payment in accordance with, the terms of the Termination Warrant, they shall be the valid and binding obligations of the Company enforceable in accordance with their respective terms;

                (iii) The Company has and at all times while the Termination Warrant is outstanding has and will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement, the Termination Warrant and the Escrow Agreement;

                (iv) The execution, delivery and performance of this Agreement, the Termination Warrant, the Escrow Agreement and the Power of Attorney by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (I) conflict with or violate any provision of its or any Subsidiary's articles of incorporation, resolutions or bylaws or (ii) require the consent of any third party, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject

(including federal and state securities laws and regulations), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement);

                (v) Neither the Company nor any Subsidiary is required to obtain any consent, permit, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, the Termination Warrant, the Escrow Agreement or the Power of Attorney;

                (vi) Neither the Company nor any Subsidiary (I) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement;

            (b) The Purchaser hereby represents and warrants to the Company as follows:

                (i) Such Purchaser is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                (ii) Such Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and under the Escrow Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Escrow Agreement have been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement and the Escrow Agreement have been duly executed and delivered by such Purchaser or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms; except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium laws and remedies or by other equitable principles of general application or similar laws relating to or affecting generally the enforcement of creditors' rights.

                (iii) Such Purchaser is acquiring the Termination Warrant for its own account for investment purposes only and without a view toward the resale or distribution thereof, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Termination Warrant or Warrant Shares in compliance with applicable federal and state securities laws.

                (iv) At the time such Purchaser was offered the Termination Warrant, it was, and at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                (v) Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Termination Warrant, and has so evaluated the merits and risks of such investment.

                (vi) Such Purchaser is able to bear the economic risk of an investment in the Termination Warrant and, at the present time, is able to afford a complete loss of such investment.

                (vii) Such Purchaser acknowledges receipt of the Disclosure Documents (as defined in the Purchase Agreement) and further acknowledges that it has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Termination Warrant and the merits and risks of investing in therein; (B) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Termination Warrant; and (C) the opportunity to obtain such additional information which the Company possesses or can acquire which is necessary to make an informed investment decision with respect to the Termination Warrant.

                (viii) Such Purchaser understands and acknowledges that (A) the Termination Warrant is being offered and sold, and that the Termination Warrant Shares are being offered, to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (B) the availability of such exemption, depends in part upon, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations, and such Purchaser hereby consents to such reliance.

        5. Procedures for Registration.

            (a) Whenever the Company is required to register Registrable Securities under this Agreement, it agrees to do the following at its sole cost and expense:

                (i) advise the underwriter(s), if any, and the Selling Holders promptly and, if requested by such Persons, to confirm such advice in writing:
(A) when the prospectus, or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the prospectus or for additional information relating thereto; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for qualification, offering or sale in any jurisdiction, or the initiation of any Proceeding for any of the preceding purposes; and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading. If, at any time, the Commission issues any stop order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority issues an order suspending the qualification or exemption from qualification of any Registrable Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                (ii) if requested by any Selling Holder or the underwriter(s), if any, incorporate in the Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holder and the underwriter(s), if any, may reasonably request to have included therein, with respect to the number of Registrable Securities, if any, being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and the Company shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                (iii) furnish to the Selling Holders and each of the underwriter(s), if any, without charge, before filing with the Commission, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including the prospectus and all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                (iv) consult with the Selling Holders and the underwriter(s), if any, prior to the filing of such Registration Statement or prospectus;

                (v) deliver to each of the Selling Holders and underwriter(s), if any, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request, the Company hereby consenting to the use of the prospectus and any amendment or supplement thereto by each of the Selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of any Registrable Securities covered by the prospectus or any amendment or supplement thereto;

                (vi) use its best efforts, prior to any public offering of Registrable Securities, to register or qualify the Registrable Securities under the securities or blue sky laws of such jurisdictions as the Holder or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                (vii) cooperate with the Selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities covered by a Registration Statement and not bearing any restrictive legends, except as required by law, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request prior to any sale of Registrable Securities made by the underwriter(s), if any;

                (viii) in connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company shall give Selling Holders, their underwriters, if any, and one counsel or firm of counsel and one accountant or firm of accountants representing all Selling Holders the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

                (ix) make available for inspection by the Selling Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

                (x) notify each seller of Registrable Securities covered by a Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes and untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to be an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of any Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                (xi) keep such registration effective for a period of one hundred eighty (180) days or until the Selling Holders have completed the distribution described in any Registration Statement relating thereto, whichever first occurs; provided, however, that (A) such 180-day period shall be extended for a period of time equal to the longer of (1) the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company and (2) the period ending on the date on which Rule 144(k) first becomes available for transfers of Registrable Securities and (B) in the case of any Registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, however in no event longer than one year from the Effective Date of the Registration Statement and provided that Rule 145 permits an offering on a continuous or delayed basis;

                (xii) cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                (xiii) provide a transfer agent and registrar for all Registrable Securities registered pursuant to a Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration Statement;

                (xiv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; and

                (xv) at such time as a Registration Statement covering a resale of any Registrable Securities has been declared effective by the Commission, cause its counsel to deliver to the transfer agent for the Common Stock an opinion, subject to the making by Selling Holders of such representations and warranties to Company counsel as it may reasonably require, certifying that such Registrable Securities may be sold by the Selling Holders pursuant to such Registration Statement with the purchasers thereof receiving share certificates without restrictive legend, which opinion shall remain effective so long as such Registration Statement remains in full force and effect;

            (b) Each Selling Holder shall, upon receipt of notice from the Company of the occurrence of any event of the kind described in Section 4(a)(i), forthwith discontinue disposition of Registrable Securities following the effective date of a Registration Statement covering Registrable Securities until such Holder's receipt of copies of the prospectus supplement and/or post-effective amendment or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Registration Statement.

            (c) Each Holder covenants and agrees that (i) it will not offer or sell any Registrable Securities being registered pursuant to any Registration Statement until such Holder shall have received copies of the related prospectus and notice from the Company that such Registration Statement has become effective and (ii) such Holder and its officers, directors and Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to any Registration Statement.

        6. Indemnification.

            (a) Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by the Holders in connection with the offer or sale of Registrable Securities), brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act) and the officers, directors, agents and employees of each such controlling Person, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in such Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, except solely to the extent that (I) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, which information was relied on by the Company for use therein or
(ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) Indemnification by Holders. In connection with each Registration Statement, each Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related prospectus and agrees, severally and not jointly, to indemnify and hold harmless the Company, their directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in such Registration Statement, such prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading solely to the extent that (I) such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such prospectus and such information was relied upon by the Company for use in such Registration Statement, such prospectus or such form of prospectus, or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in such Registration Statement or such prospectus and such information was relied upon by the Company for use in such Registration Statement, such prospectus or such form of prospectus; provided, however, that anything contained herein to the contrary notwithstanding, no Holder shall be liable for any claims hereunder in an amount in excess of the net proceeds received by such Holder from the sale of its Registrable Securities pursuant to a Registration Statement. In addition, the foregoing shall not inure to the benefit of any Holder if a copy of such prospectus (as then amended or supplemented) was furnished by the Company to such Holder and was not sent or given by or on behalf of such Holder to such Holder's purchaser of Registrable Securities if required by law to have been so delivered.

            (c) Conduct of Indemnification Proceedings. If any Proceeding is brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

        An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (I) the Indemnifying Party has agreed to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed to assume promptly the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but shall retain the right to control the overall Proceedings out of which the claim arose, and counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

        All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days after the Indemnified Party gives written notice thereof to the Indemnifying Party.

            (d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) of this Agreement is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above in this paragraph is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying
Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c) hereof, any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of its Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e) The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Holder or any Person controlling Holder, the Company, its directors or officers or any Person controlling the Company.

            (f) No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding.

            (g) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

        7. Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information for as long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

        8. Rule 144A. The Company agrees that, upon the request of a Holder or any prospective purchaser of Registrable Securities designated by a Holder, the Company shall promptly provide (but in any case within fifteen (15) days of a request) to such Holder or potential purchaser, the following information:

            (a) a brief statement of the nature of the business of the Company and any subsidiaries and the products and services each of them offers;

            (b) the most recent consolidated balance sheets and profit and losses and retained earnings statements, and similar financial statements of the Company for the two (2) most recent fiscal years (such financial information shall be audited, to the extent reasonably available); and

            (c) such other information about the Company, any subsidiaries, and their business, financial condition and results of operations as such Holder or purchaser of such Registrable Securities shall request in order to comply with Rule 144A, as amended, and in connection therewith the anti-fraud provisions of the federal and state securities laws.

        The Company hereby represents and warrants to the Holders and any prospective purchaser of Registrable Securities from a Holder that the information provided by the Company pursuant to this Section 8 will, as of the dates of such information, not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

        9. Consent to be Bound; Assignability of Registration Rights. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement. Subject to the foregoing sentence, the registration rights set forth in this Agreement are assignable to each assignee of Registrable Securities conveyed in accordance herewith who agrees in writing to be bound by the terms and conditions of this Agreement.

        10. Miscellaneous.

            (a) No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by the Company and all of the Persons who are then Holders of Registrable Securities;

            (b) The Company and the Holders agree that the rights created by this Agreement are unique, and that the loss of any such right is not susceptible to monetary quantification. Consequently, the parties agree that an action for specific performance (including for temporary and/or permanent injunctive relief) of the obligations created by this Agreement is a proper remedy for the breach of the provisions of this Agreement, without the necessity of proving actual damages. If the parties hereto are forced to institute legal proceedings to enforce their rights in accordance with the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable expenses, including attorneys' fees, in connection with any such action;

            (c) Except as otherwise specifically provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be deemed duly given to the Person for whom intended (i) upon receipt when personally delivered, (ii) one (1) day after being sent by a nationally recognized overnight courier for next day delivery or telecopy providing confirmation or receipt of delivery, or (iii) three (3) days after being sent by certified or registered mail, postage and certified or registered mail fees prepaid, return receipt requested, if sent to such Person at the address for such Person indicated below or to such other address as may be designated by such Person in writing sent by such Person in the manner required by this Section:

            If to the Company:        Asia Fiber Holdings Limited
                                      Room 2105, 21/F, West Tower
                                      Shun Tak Centre
                                      200 Connaught Rd.
                                      Sheung Wan, Hong Kong
                                      Attn: Mr. Ching Lung Po, CEO
                                      Tel:
                                      Fax:

            With copies to:           Loeb & Loeb LLP
                                       10100 Santa Monica Blvd.
                                       Suite 2200
                                       Los Angeles, California  90067
                                       Attn:  David Ficksman, Esq.
                                       Tel:  (310) 282-2350
                                       Fax:  (310) 282-2192

            If to the Holders:        To the address of each such Holder as it
                                      appears in the stock transfer records of the Company

            With copies to:           Kaplan Gottbetter & Levenson, LLP
                                      630 Third Avenue
                                      New York, NY 10017-6705
                                      Attn:  Adam S. Gottbetter, Esq.
                                      Tel:  (212) 983-6900
                                      Fax:  (212) 983-9210

            (d) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof;

            (e) This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles thereof relating to the conflict of laws. Each of the Company and each Holder hereby irrevocably submits to the jurisdiction of any New York state court or any federal court sitting in the city and county of New York (collectively, the "New York Courts") in respect of any Proceeding arising out of or relating to this Agreement and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the New York Courts. Each of the Company and each Holder irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in any New York Court and any claim that any such Proceeding brought in any New York Court has been brought in an inconvenient forum;

            (f) The remedies provided herein are cumulative and not exclusive of one another or of any remedies provided by law;

            (g) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                         [Signatures on following page]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            Company:

                                            ASIA FIBER HOLDINGS LIMITED



                                            By: ________________________________
                                                Name:
                                                Title:


                                            Holder:

                                            GEM GLOBAL YIELD FUND LIMITED


                                            By: ________________________________
                                                Name:
                                                Title:

                                    EXHIBIT K

FORM 26/33-DPOA/S-97
Power of Attorney; Statutory Short Form, Revised 1/1/97 - (with Affidavit of Effectiveness (C)

              CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT -
                 THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY

                        DURABLE GENERAL POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM
               THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE
                    SHOULD YOU BECOME DISABLED OR INCOMPETENT

CAUTION: THIS IS AN IMPORTANT DOCUMENT IT GIVES THE PERSON WHOM YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY DURING YOUR LIFETIME WHICH MAY INCLUDE POWERS TO MORTGAGE, SELL, OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL CONTINUE TO EXIST EVEN AFTER YOU BECOME DISABLED OR INCOMPETENT. THESE POWERS ARE EXPLAINED MORE FULLY IN NEW YORK GENERAL OBLIGATIONS LAW, ARTICLE 5, TITLE 15, SECTION 5-1502A THROUGH 5-1503 WHICH EXPRESSLY PERMIT THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY.

THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS. YOU MAY EXECUTE A HEALTH CARE PROXY TO DO THIS.

(IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.)

THIS is intended to constitute a DURABLE GENERAL POWER OF ATTORNEY pursuant to
Article 5, Title 15 of the New York General Obligations Law:

ASIA FIBER HOLDINGS LIMITED

does hereby appoint:                              (insert your name and address)
                    ---------------------------   ------------------------------
                     (If 1 person is to be appointed agent,
                insert the name and address of your agent above)

        Adam S. Gottbetter residing at 630 Third Avenue, 5th Floor, New York, NY 10017-6705

        Steven M. Kaplan residing at 630 Third Avenue, 5th Floor,
        New York, NY 10017-6705

        Paul R. Levenson residing at 630 Third Avenue, 5th Floor,
        New York, NY 10017-6705

                (If 2 or more persons are to be appointed agents
                 by you insert their names and addresses above.)

my attorney(s)-in-fact TO ACT (If more than one agent is designated, CHOOSE ONE of the following two choices by putting your initials in ONE of the blank spaces to the left of your choice;)

                      (x) Each agent may SEPARATELY act.
                      ( ) All agents must act TOGETHER.
                (If neither blank space is initialed, the agents
                        will be required to act TOGETHER)

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:

(DIRECTIONS: INITIAL IN THE BLANK SPACE TO THE LEFT OF YOUR CHOICE ANY ONE OR MORE OF THE FOLLOWING LETTERED SUBDIVISIONS AS TO WHICH YOU WANT TO GIVE YOUR AGENT AUTHORITY. IF THE BLANK SPACE TO THE LEFT OF ANY PARTICULAR LETTERED SUBDIVISION IS NOT INITIALED, NO AUTHORITY WILL BE GRANTED FOR MATTERS THAT ARE INCLUDED IN THAT SUBDIVISION. ALTERNATIVELY, THE LETTER CORRESPONDING TO EACH POWER YOU WISH TO GRANT MAY BE WRITTEN OR TYPED ON THE BLANK LINE IN SUBDIVISION "(Q)", AND YOU MAY THEN PUT YOUR INITIALS IN THE BLANK SPACE TO THE LEFT OF SUBDIVISION "(Q)" IN ORDER TO GRANT EACH OF THE POWERS SO INDICATED)


00045857.5 / 0112-073

(   )   (A)    real estate transactions;
(   )   (B)    chattel and goods transactions;
(   )   (C)    bond, share and commodity transactions;
(   )   (D)    banking transactions;
(   )   (E)    business operating transactions;
(   )   (F)    insurance transactions;
(   )   (G)    estate transactions;
(   )   (H)    claims and litigation;
(   )   (I)    personal relationships and affairs;
(   )   (J)    benefits from military service;
(   )   (K)    records, reports and statements;
(   )   (L)    retirement benefit transactions;
(   )   (M)    making gifts to my spouse, children and more remote descendants, and parents, not to exceed in the aggregate $10,000 to each of such persons in any year;
(   )   (N)    tax matters;
(   )   (O)    all other matters;
(   )   (P)    full and unqualified authority to my attorney(s)-in-fact to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;
( x )   (Q)    each of the matters identified by the following letters:  C and E

(Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of Section 5-1503 of the New York General Obligations Law.)

--------------------------------------------------------------------------------
                                SEE ATTACHMENT A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Special Additional Provisions: The powers granted under (A) through (C) above shall include the sale of a cooperative housing unit and are enlarged so that all fixtures and articles of personal property which at the time of such transaction are or which may thereafter be attached to or used in connection with the real or personal property may be included in the agreements or other instruments to be executed and delivered in connection with any transactions and which may be described in said instruments with more particularity. This Power of Attorney is not subject to question because an instrument executed hereunder fails to recite or recites only nominal consideration paid therefore and any person dealing with the subject matter of such instrument may do so as if full consideration had been expressed therein.

THIS DURABLE POWER OF ATTORNEY SHALL NOT BE AFFECTED BY MY SUBSEQUENT DISABILITY OR INCOMPETENCE.
If every agent named above is unable or unwilling to serve, I appoint residing at

(insert name and address of successor)
to be my agent for all purposes hereunder.                               JUD 134

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND FOR MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS DURABLE GENERAL POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY TIME.

IN WITNESS WHEREOF I have hereunto signed my name this        day of      , 2001

                           ASIA FIBER HOLDINGS LIMITED

             (YOU SIGN HERE:) By:                                      President

                                        (Signature of principal)

        The statute requires that this instrument be acknowledged by the principal. No express provision is made for proof by subscribing witness.

STATE OF               COUNTY OF                     ) SS.:

On the   day of                           , 20      ,
before me personally came
--------------------------------------------------------------------------------

to be known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.

STATE OF               COUNTY OF                     ) SS.:

On the   day of                           , 20      ,
before me personally came
--------------------------------------------------------------------------------

to be known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.


--------------------------------------------------------------------------------
                          AFFIDAVIT OF EFFECTIVENESS(C)
--------------------------------------------------------------------------------
STATE OF               COUNTY OF          ) SS.:                   , residing at

                                                being duly sworn does depose and
say that I am the Attorney-in-Fact under the above Power of Attorney. That said Power of Attorney is a valid and subsisting Power which has not been revoked by the death of the principal(s) or otherwise; that I have no actual knowledge of a revocation of the foregoing Power; and, I warrant and represent that I have full and unqualified authority to execute the [Deed, Mortgage, etc.] knowing that , will rely upon the representations made herein as inducement to accept such instrument(s) and this Power of Attorney as evidence of my authority to act.

ATTORNEY IN FACT

SWORN AND SUBSCRIBED TO BEFORE ME THIS      DAY OF                     , 2001

     (NOTARY AFFIX STAMP AT RIGHT)
   DURABLE GENERAL POWER OF ATTORNEY
     REVISED STATUTORY SHORT FORM
TITLE NO.
-----------------------------------------
                 [LOGO]

DISTRICT
SECTION
BLOCK
LOT
COUNTY OR TOWN
                     RECORDED AT THE REQUEST OF
                         RETURN BY MAIL TO:
------------------------------------------------







------------------------------------------------

--------------------------------------------------------------------------------
RESERVED FOR RECORDING OFFICE USE








--------------------------------------------------------------------------------

                            DURABLE POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM

                              DATED________, 2001,

                   BY ASIA FIBER HOLDINGS LIMITED ("DESIGNOR")

                                  ATTACHMENT A

        The attached power of attorney is limited by and subject to the terms and conditions of the Convertible Preferred Stock Purchase Agreement by and between Asia Fiber Holdings Limited (the "Company"), and GEM Global Yield Fund Limited (the "Purchaser") dated ________, 2001 (the "Purchase Agreement"), the Special Registration Rights Agreement by and between the Company and the Purchaser dated ________, 2001 (the "Registration Rights Agreement"), the Special Warrant Shares Escrow Agreement by and among the Company, Kaplan Gottbetter & Levenson, LLP, and the Purchaser dated _______, 2001 (the "Escrow Agreement"), and, to be issued in accordance with the Purchase Agreement, a common stock purchase warrant expiring on _________, 2004 for the Termination Warrant Shares (as defined in the Purchase Agreement)(the "Termination Warrant"), and such power of attorney can only be acted upon to enforce the rights of the Purchaser and its successors and assigns under Section 4.9 of the Termination Warrant, and to grant the appointed agents the power to issue the opinions of counsel in substantially the same form as the opinions contained in Exhibit L to the Purchase Agreement, all including, but not limited to, the issuance and delivery of the Termination Warrant Shares, removing stop transfer orders and restrictions, and replenishing the Termination Warrant Escrow Shares (as defined in the Purchase Agreement) under the aforementioned documents. under the aforementioned documents.

        This power of attorney shall expire upon the earlier to occur of (a) the Closing and (b) full and complete satisfaction of all of the Company's obligations under the Registration Rights Agreement, the Escrow Agreement, and the Termination Warrant.

        IN WITNESS WHEREOF I have hereunto signed my name this ___ day of ______, 2001.

                                                    ASIA FIBER HOLDINGS LIMITED


                                                    By: ________________________
_______________________________________________
Signed and sworn to before me on         , 2001

_______________________________________
            Notary Public

                                   EXHIBIT L

__________, 2001

To the Purchaser Listed in Schedule 1 to the "Purchase Agreement"

        RE: ASIA FIBER HOLDINGS LIMITED

Ladies and Gentlemen:

        We have acted as counsel to Asia Fiber Holdings Limited, a Delaware corporation (the "Company"), in connection with the Convertible Preferred Stock Purchase Agreement, dated as of______, 2001, between you and the Company (the "Purchase Agreement"), and the transactions contemplated thereby. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement. The Purchase Agreement, the Termination Warrant, the Special Registration Rights Agreement, the Special Escrow Agreement and the Special Power of Attorney are hereinafter referred to collectively as the "Operative Documents."

        In addition to the Operative Documents, we have examined such other documents, records and legal matters as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, the Company's certificate of incorporation, as in effect on the date hereof (the "Certificate of Incorporation") and the Company's by-laws, as in effect on the date hereof (the "By-Laws"). We have also relied on certain certificates furnished by officers of the Company as of the date hereof. We have, without any independent verification, relied upon and assumed the accuracy of such certificates as to factual matters and have not attempted to verify independently the statements contained therein; however, nothing has come to our attention that would cause us to question the accuracy of such statements.

        We have also relied, without independent verification, on the representations and warranties as to factual matters of the Company and the Purchaser contained in the Purchase Agreement and on certificates of governmental officials. In all such examinations, we have assumed: (i) the genuineness of signatures of all persons other than the signatures of persons signing on behalf of the Company; (ii) the authenticity of all documents submitted to us as originals; (iii) the validity of all applicable laws, statutes, ordinances, rules and regulations, and the proper indexing and accuracy of all records and documents which are public records; and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

        Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

        (a) Each of the Company and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. To our knowledge, the Company has no subsidiaries other than the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate have a material adverse effect.

        (b) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Operative Documents, and to otherwise to carry out its obligations thereunder. The execution and delivery of each of the Operative Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Operative Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        (c) The Company has duly authorized and reserved for issuance such number of shares of its common stock, par value $.01 per share (the "Common Stock"), as are issuable upon exercise of the Termination Warrant (the "Termination Warrant Shares"), assuming exercise of the Termination Warrant as of the date hereof, to the extent that the number of Termination Warrant Shares may exceed the number of Termination Warrant Escrow Shares (such excess shares, the "Termination Warrant Excess Shares"). The Termination Warrant is validly issued, fully paid and non-assessable. The Termination Warrant Escrow Shares are validly issued, and when the exercise price thereof is paid pursuant to the terms of the Termination Warrant, will be fully paid and non-assessable.

        (d) The Termination Warrant Excess Shares, when issued and the exercise price thereof is paid pursuant to the terms of the Termination Warrant, will be validly issued, fully paid and non-assessable.

        (e) No shares of the Common Stock are entitled to preemptive or similar rights. To our knowledge, except as specifically disclosed in Schedule 3.1(c) to the Purchase Agreement, there are no outstanding options, warrants, script rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares, the Warrant and the Termination Warrant, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as otherwise provided in the Purchase Agreement.

        (f) To our knowledge, other than the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court of other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Operative Documents.

        (g) The execution and delivery of the Operative Documents by the Company and its performance of and compliance with the terms of the Operative Documents including, without limitation, the issuance of the Termination Warrant and the Termination Warrant Escrow Shares, do not violate any provision of the Certificate of Incorporation or the By-Laws or, to our knowledge, any provision of any applicable federal or state law, rule or regulation. To our knowledge, except as disclosed in Schedule 3.1(e) to the Purchase Agreement, the execution, delivery and performance of and compliance with the Operative Documents and the issuance of the Termination Warrant and the Termination Warrant Escrow Shares have not resulted, and will not result, in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), any contract, agreement, instrument, judgment or decree binding upon the Company or any Subsidiary and known to us which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company. To the best of our knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority the result of which would have a material adverse effect on the business of the Company.

        (h) To our knowledge, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (collectively, the "Disclosure Documents") on a timely basis, or has received a valid extension of such time of filing, except as otherwise described in the Disclosure Schedule to the Purchase Agreement. To the best of our knowledge, as of their respective dates, the Disclosure Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        (i) Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement and of the Purchasers set forth in Section 4(b) of the Special Registration Rights Agreement, the offer, issuance and sale of the Termination Warrant, and the offer and issuance of the Termination Warrant Shares pursuant to the Purchase Agreement and the Termination Warrant are exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof.

        These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

        The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

            (a) We have assumed that the Purchaser subscribing to the Operative Documents has the legal right, capacity and power to enter into and perform all of its obligations under each of the Operative Documents. Furthermore, we have assumed the due authorization by the Purchaser of all requisite action and the due execution and delivery of the Operative Documents by the Purchaser, and that the Operative Documents are the valid and binding agreements of the Purchaser enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (b) Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of creditors laws and similar laws or judicially developed doctrines, and (ii) general principles of equity, whether applied by a court of law or equity.

            (c) We disclaim any opinion as to (i) the validity or enforceability under federal securities laws of any indemnification and contribution provisions of the Special Registration Rights Agreement or any other documents, (ii) any provisions in any documents which purport to waive any procedural due process rights, and (iii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.

            (d) Enforcement of your rights and remedies may be limited by laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness), and in this regard we have assumed that you will exercise your rights and remedies under the Operative Documents, to the extent required by such laws and judicial decisions, in good faith and under circumstances and a manner which are commercially reasonable.

            (e) Requirements set forth in any of the Operative Documents to the effect that any provision thereof may be waived only in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by practice or course of conduct modifying such requirements has been or may be created.

            (f) We express no opinion as to the enforceability of any remedies provided for under any of the Operative Documents to the extent such remedies would have the effect of compensating the party entitled to the benefit of such remedies in amounts in excess of the actual loss suffered by such party.

            (g) Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual current knowledge of partners and associates of Loeb & Loeb LLP who have had substantive involvement in the representation of the Company in connection with this transaction. We have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court files or indices) and no inferences as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

            (h) Our opinions are limited to the matters expressly set forth herein and to laws and facts existing on the date hereof an no opinion is to be implied or inferred beyond the matters expressly so stated.

            (i) Our examination of law relevant to the matters covered by this opinion is limited to the laws of the state of New York, the General Corporation Law of the state of Delaware and the federal law of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the states of New York or Delaware or federal law of the United States, we have assumed that the law of such other jurisdiction is identical to New York or Delaware law. We express no opinion as to the effect on the transactions described herein, in the Operative Documents or the other agreements and materials referred to herein, of the laws of any jurisdiction other than the states of New York or Delaware and the federal law of the United States. As members of the bar of the state of New York, we do not purport to be experts on the law of any other state of the United States or the jurisdiction of any foreign country.

            (j) In furnishing the opinion regarding the valid existence and good standing of the Company and its Subsidiaries and the Company's and its Subsidiaries' qualification to do business, we have relied solely upon the good standing certificates attached to this letter.

        This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                                                         Very truly yours,

                                                         Loeb & Loeb LLP



                                                         By:____________________